Filed Pursuant to Rule 424(b)5
Registration No. 333-122578

SUPPLEMENT dated June 29, 2004
(To Prospectus Supplement dated June 27, 2004
to Prospectus dated February 23, 2005)

$546,600,000 (Approximate)

First NLC Trust 2005-2
Mortgage-Backed Certificates, Series 2005-2

FBR Securitization, Inc.
Depositor

1. With respect to the third paragraph of the risk factor entitled “Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates” on page S-11 of the Prospectus Supplement, the following is added as the third sentence:

The originator also will be required to purchase from the trust any mortgage loan for which the related borrower does not make the first scheduled monthly payment due after the mortgage loan was sold to the trust unless the originator substitutes such mortgage loan.

2. With respect to the paragraph of “The Trust—Conveyance of Subsequent Mortgage Loans and Pre-Funding Account” on page S-41 of the Prospectus Supplement that begins “Pursuant to the terms of the Pooling and Servicing Agreement . . .”, the following is added as the final sentence:

The Originator, under the terms of the Pooling and Servicing Agreement, also will be required to purchase any Mortgage Loan for which the related borrower fails to make the first Scheduled Monthly Payment due after the Mortgage Loan was sold to the Trust and such payment is not received by the following Due Date. Such Mortgage Loan will be purchased by the Originator by the third Business Day following the second Due Date after the sale of the Mortgage Loan to the Trust at the Repurchase Price. The Originator may effect a substitution as described below in lieu of repurchasing such a Mortgage Loan.

3. With respect to the discussion of the transfer of Subsequent Mortgage Loans in “The Trust—Conveyance of Subsequent Mortgage Loans and Pre-Funding Account” on pages S-42 and S-43 of the Prospectus Supplement, the following paragraph is inserted before the final paragraph:

     With respect to all or a portion of the Subsequent Mortgage Loans, a subsequent transfer agreement may provide that a part or all of the documents

1

required to be delivered to the Trust under the Pooling and Servicing Agreement with respect to each Subsequent Mortgage Loan may be delivered after the applicable date of sale. Pursuant to the Pooling and Servicing Agreement, the Trustee will be authorized to make arrangements with the Depositor and the applicable Seller to ensure the delivery of the required documents, including the deposit of payment due to the Depositor or the applicable Seller into an escrow account or other similar arrangements. Any such arrangement will require the unconditional repurchase by the Depositor and the applicable Seller of any mortgage loan identified as a Subsequent Mortgage Loan in the applicable subsequent transfer agreement upon the failure of the Depositor or the applicable Seller to deliver, or cause to be delivered, the required documents on or before the seventh Business Day after the date of the subsequent transfer agreement.

4. With respect to the section entitled “The Pooling and Servicing Agreement,” on page S-64 of the Prospectus Supplement after the provision entitled “Optional Purchase of Defaulted Loans,” the following provision is added:

Purchase of Mortgage Loans with a First-Pay Default

The Originator is obligated, under the Pooling and Servicing Agreement, to purchase any Mortgage Loan for which the borrower fails to timely does not make the first Scheduled Monthly Payment due after such Mortgage Loan is sold to the Trust and such Scheduled Monthly Payment is not received by the following Due Date. Under the terms of the Pooling and Servicing Agreement, the Originator will purchase such Mortgage Loan from the Trust at the Repurchase Price for such Mortgage Loan by the third Business Day after the second Due Date following the sale of such Mortgage Loan to the Trust. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of those Mortgage Loans. In lieu of repurchasing the applicable Mortgage Loan, the Originator may substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan.

     Capitalized terms used but not defined herein have the meanings assigned them in the accompanying prospectus supplement.

2

Filed Pursuant to Rule 424(b)5
Registration No. 333-122578

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 23, 2005)

$546,600,000 (Approximate)

First NLC Trust 2005-2

Mortgage-Backed Certificates, Series 2005-2

FBR Securitization, Inc.,

Depositor

First NLC Financial Services, LLC,

Originator

Litton Loan Servicing LP,

Servicer

Consider carefully the risk factors beginning on page S-7 of this prospectus supplement and page 8 in the accompanying prospectus.

The certificates will represent obligations of the trust only and will not represent interests in or obligations of FBR Securitization, Inc., any of its affiliates or any other entity. Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any other person.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following classes of certificates are offered by this prospectus supplement and the accompanying prospectus:

	Initial
	Certificate			Proceeds
	Principal	Price to	Underwriting	to the
Class	Balance(1)	Public	Discount	Depositor(2)
AV-1	$187,750,000	100.0000%	0.2500%	99.7500%
AV-2	239,730,000	100.0000	0.2500	99.7500
AV-3	15,320,000	100.0000	0.2500	99.7500
M-1	24,300,000	100.0000	0.2500	99.7500
M-2	23,100,000	100.0000	0.2500	99.7500
M-3	14,100,000	100.0000	0.2500	99.7500
M-4	12,000,000	100.0000	0.2500	99.7500
M-5	10,800,000	100.0000	0.2500	99.7500
M-6	10,500,000	100.0000	0.2500	99.7500
M-7	9,000,000	100.0000	0.2500	99.7500

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Before deducting expenses payable by the Depositor estimated to be $950,000.

     This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the above table and not to the other classes of certificates that will be issued by the trust as described in this prospectus supplement.

     The assets of the trust primarily will consist of a pool of residential, conventional, first lien, fixed and adjustable rate, fully amortizing mortgage loans. The trust also will hold cash for the purchase of additional mortgage loans on or before July 29, 2005.

     Delivery of the offered certificates will be made only in book-entry facilities of the Depository Trust Company and, upon request, through Clearstream Banking Luxembourg and the Euroclear System on or about June 29, 2005. The first monthly distribution date will be July 25, 2005.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Friedman Billings Ramsey

Merrill Lynch & Co.

The date of this prospectus supplement is June 27, 2005.

Important notice about information presented in this

prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We have filed preliminary information regarding the trust’s assets and your certificates with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all such preliminary information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the front of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the sellers, the servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

     Defined terms used but not defined in this prospectus supplement will have the meanings set forth in the prospectus. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-i

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-ii

TABLE OF CONTENTS

PROSPECTUS

S-iii

First NLC Trust 2005-2

Mortgage-Backed Certificates,
Series 2005-2

     First NLC Trust 2005-2 Mortgage-Backed Certificates, Series 2005-2, consist of the classes of certificates listed in the table below.

	Initial		Final
	Certificate		Scheduled	Anticipated
	Principal	Pass-Through	Distribution	Ratings	CUSIP
Class	Balance(1)	Rate(2)(3)	Date(4)	(S&P/Moody’s)	Number
Offered Certificates
AV-1	$187,750,000	LIBOR + 0.11%	September 2035	AAA/Aaa	32113JAS4
AV-2	239,730,000	LIBOR + 0.30%	September 2035	AAA/Aaa	32113JAT2
AV-3	15,320,000	LIBOR + 0.40%	September 2035	AAA/Aaa	32113JAU9
M-1	24,300,000	LIBOR + 0.48%	September 2035	AA+/Aa1	32113JAV7
M-2	23,100,000	LIBOR + 0.52%	September 2035	AA+/Aa2	32113JAW5
M-3	14,100,000	LIBOR + 0.54%	September 2035	AA/Aa3	32113JAX3
M-4	12,000,000	LIBOR + 0.66%	September 2035	AA/A1	32113JAY1
M-5	10,800,000	LIBOR + 0.68%	September 2035	AA-/A2	32113JAZ8
M-6	10,500,000	LIBOR + 0.75%	September 2035	A+/A3	32113JBA2
M-7	9,000,000	LIBOR + 1.25%	September 2035	A/Baa1	32113JBB0

Non-Offered Certificates
M-8	8,400,000	LIBOR + 1.35%	September 2035	N/A	N/A
M-9	8,100,000	LIBOR + 1.80%	September 2035	N/A	N/A
M-10	15,000,000	LIBOR + 2.75%	September 2035	N/A	N/A
M-11	8,100,000	LIBOR + 2.75%	September 2035	N/A	N/A
C	(5)	(5)		N/A	N/A
P	100	(5)		N/A	N/A
R	(5)	(5)		N/A	N/A
RX	(5)	(5)		N/A	N/A

(1)	The initial certificate principal balances shown above are approximate amounts and subject to a permitted variance of plus or minus 5%.

(2)	The pass-through rate for each class of certificates, excluding class C, P, R and RX certificates, is the least of (a) one-month LIBOR plus the applicable margin, (b) the net WAC rate, and (c) a fixed rate cap of 14.00% per annum. The pass-through rate is subject to adjustment.

(3)	On the margin stepup date, the margin for each class of the class A certificates will increase to 2 times the applicable margin shown above and the margin for each class of class M certificates will increase to 1.5 times the applicable margin shown above.

(4)	Assumes the distribution date following the latest possible maturity date for any mortgage loan plus one month.

(5)	The balances and pass-through rates, if any, of class C, P, R and RX certificates are described in the pooling and servicing agreement.

S-iv

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction. Accordingly, what actually occurs may be very different from the projections included in this prospectus supplement.

•	Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans in relation to all of the mortgage loans as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement under “Description of the Mortgage Pool—General” how the scheduled principal balance of a mortgage loan is determined.

Issuer and Trust

     First NLC Trust 2005-2.

Depositor

     FBR Securitization, Inc.

Sellers

     First NLC Financial Services, LLC and NLC Finance II, LLC, as the sellers, will sell the mortgage loans to the depositor.

Originator

     All of the mortgage loans were originated by First NLC Financial Services, LLC. The originator will make representations in respect of the mortgage loans sold to the trust. See “Description of the Mortgage Pool” in this prospectus supplement.

Servicer

     Litton Loan Servicing LP will service the mortgage loans from and after the servicing transfer date, expected to occur on or before September 1, 2005. From the closing date and until the servicing transfer date, Ocwen Federal Bank FSB will service the mortgage loans. See “The Servicer” in this prospectus supplement for additional information.

Trustee

     JPMorgan Chase Bank, National Association. See “The Trustee” in this prospectus supplement for additional information.

Cap Provider

     The Bank of New York. See “The Trust—The Cap Agreement” in this prospectus supplement.

Closing Date

     On or about June 29, 2005.

Cut-off Date

     For each mortgage loan sold to the trust on the closing date, the later of (a) June 1, 2005 and (b) the origination date of such mortgage loan.

Distribution Date

     The 25th day of each month beginning in July 2005. If the 25th day is not a business day, then the distribution date will be the next business day.

The Offered Certificates

     On the closing date, the trust will issue three classes of class A certificates, eleven classes of class M certificates, and one class each of class C, P, R and RX certificates pursuant to the pooling and servicing agreement. The certificates will represent the entire ownership interest in a trust composed of first lien, adjustable and fixed rate residential mortgage loans. Only the class AV-1, AV-2, AV-3, M-1, M-2, M-3, M-4, M-5, M-6 and M-7 certificates are being offered by this prospectus supplement and are referred to herein as the “offered certificates.” The offered certificates will have an initial aggregate certificate principal balance of approximately $546,600,000. Any difference between the aggregate certificate principal balance of the offered certificates on the date they are issued and the approximate certificate principal balance of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

     The offered certificates will be issued in book-entry form and will have the initial certificate principal balances and other features set forth in the table on page S-iv. The offered certificates will be issued in authorized minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

     See “Description of the Offered Certificates—General” in this prospectus supplement.

Other Certificates

     In addition to the offered certificates, the trust will issue four additional classes of the class M certificates, the class C certificates, the class P certificates, the class R certificates and the class RX certificates. These certificates are not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to such certificates is provided only to permit a better understanding of the offered certificates.

     See “Description of the Offered Certificates” in this prospectus supplement.

Interest Distributions

     On each distribution date, holders of the offered certificates will be entitled to receive interest accrued on the offered certificates during the related interest accrual period and any interest due that was not received on prior distribution dates. Interest will accrue on each class of offered certificates at the pass-through rate for that class as described in this prospectus supplement. The pass-through rate for each class of offered certificates is set forth on page S-iv of this prospectus supplement.

     The pass-through rates on the offered certificates will be subject to a weighted average adjusted net mortgage rate. For any distribution date, this rate limits the pass-through rates of the offered certificates by the weighted average adjusted net mortgage rate of the mortgage loans for the related interest accrual period. Any shortfalls arising from the application of the weighted average adjusted net mortgage rate will be payable to holders of the offered certificates on a pro-rata basis, based upon entitlement of each such class, from excess cash flow and, to a limited extent, the cap payments, if any.

     On each distribution date, the interest collections on the mortgage loans remaining after the payment of certain administrative fees and expenses of the trust will be applied to pay interest on the certificates and the excess, if any, will be applied as excess cash flow in the manner described in this prospectus supplement.

     See “Description of the Offered Certificates—Priority of Distributions” in this prospectus supplement.

Principal Distributions

     Principal payments on the offered certificates will generally reflect principal collections on the mortgage loans held by the trust. Principal payments on the offered certificates may include a portion of interest collections on the mortgage loans, after they have been applied to pay certain administrative fees and expenses of the trust and interest due on the offered certificates, to the extent necessary to improve or maintain overcollateralization at the required level as described under “Description of the Offered Certificates—Credit Enhancement” in this prospectus supplement.

     See “Description of the Offered Certificates—Priority of Distributions” in this prospectus supplement.

Limited Recourse

     The only source of cash available to make interest and principal distributions on the certificates will be the mortgage loans in the trust and, to a limited extent, payments received by the trust under the cap agreement. The trust will have no source of cash other than collections and recoveries on the mortgage loans and certain payments under the cap agreement. No other entity will be required or expected to make any payments on the certificates.

Credit Enhancement

     Credit enhancement is intended to reduce the loss caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the offered certificates includes subordination, excess cash flow, overcollateralization and realized loss allocation.

     See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement” in this prospectus supplement.

     Subordination

     The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions.

     See “Description of the Offered Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

     Excess Cash Flow

     Collections of principal and interest on the mortgage loans in the trust are expected to exceed the amount needed to make payments of certain administrative fees and expenses of the trust and distributions of principal and interest on the certificates, however, no assurance is given in this regard. Any “excess cash flow” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and maintain overcollateralization at the required levels as and to the extent described in this prospectus supplement.

     See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement—Excess Cash Flow” in this prospectus supplement.

     Overcollateralization

     The overcollateralization amount is the excess, if any, of the aggregate scheduled principal balance of the mortgage loans and any amount in the pre-funding account over the aggregate certificate principal balance of the certificates. On the closing date, the aggregate scheduled principal balance of the closing date mortgage loans and the amount in the pre-funding account is expected to exceed the aggregate certificate principal balance of the certificates by approximately $13,800,000, which represents approximately 2.30% of the aggregate scheduled principal balance of the mortgage loans and the amount in the pre-funding account as of the closing date. This excess is referred to in this prospectus supplement as “overcollateralization.” After the closing date, to the extent described in this prospectus supplement, a portion of the excess cash flow may be distributed as principal on the certificates, which may (a) reduce the aggregate certificate principal balance of the certificates at a faster rate than the aggregate scheduled principal balance of the mortgage loans is being reduced and (b) achieve and maintain the required level of overcollateralization. We cannot assure you, however, that sufficient excess cash flow will be generated by the mortgage loans to maintain the required level of overcollateralization.

     See “Risk Factors—Risks Related to the Certificates” and “Description of the Offered Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

     Allocation of Realized Losses

     As described in this prospectus supplement, amounts representing realized losses on the mortgage loans (to the extent that such losses exceed excess cash flow and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the certificate principal balances of the class M certificates sequentially in reverse numeric order until the certificate principal balance of the applicable class of certificates has been reduced to zero. If a realized loss has been allocated to reduce the certificate principal balance of a class of class M certificates, such certificate principal balance will not be reinstated (except in the case of subsequent recoveries) and it is unlikely that holders of such class of certificates will receive any payment in respect of that reduction.

     See “Description of the Offered Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.

The Mortgage Loans

     General

     On the closing date, the mortgage loans in the trust will consist primarily of approximately 2,363 mortgage loans with an aggregate scheduled principal balance of $454,411,966.03 as of the cut-off date. The fixed and adjustable rate mortgage loans will be secured by first lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     Approximately 91.12% of the identified mortgage loans by their scheduled principal balance as of the cut-off date are hybrid mortgage loans. The hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period of two, three or five years following origination.

     Approximately 39.82% of the identified mortgage loans by their scheduled principal balance as of the cut-off date require monthly payments of interest, but not principal, for a fixed period of five years following origination.

     Approximately 99.14% of the identified mortgage loans by their scheduled principal balance as of the cut-off date have original terms to stated maturity of approximately 30 years.

     The mortgage loans in the trust will not be insured or guaranteed by any government agency.

     See “Description of the Mortgage Pool” in this prospectus supplement.

     Statistical Mortgage Loan Data

     The information presented with respect to the mortgage loans in this prospectus supplement is derived solely from mortgage loans that have been identified for inclusion in the trust as of the date of this prospectus supplement. We refer to such loans as the “identified mortgage loans.” Accordingly, statistical data included in this prospectus supplement reflects only a portion of loans to be included in the trust. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date. The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans.

     See “Description of the Mortgage Pool” in this prospectus supplement.

Pre-Funding Account

     The trust may purchase subsequent mortgage loans on or before July 29, 2005 for inclusion in the mortgage loan pool. At closing, the trustee will hold in trust from the proceeds of the sale of the certificates approximately $145,588,034, which may be applied to the purchase of subsequent mortgage loans. If those funds are not completely used by July 29, 2005, any remaining pre-funded amounts will be administered as principal distributions on the certificates. The distribution will be made on the distribution date immediately following the end of the pre-funding period.

Optional Termination

     The servicer (or an affiliate) may terminate the trust by purchasing the mortgage loans and REO properties in the trust fund on any distribution date following the month in which the sum of the aggregate scheduled principal balance of the mortgage loans and REO properties and any amount on deposit in the pre-funding account equals 10% or less of the sum of the aggregate scheduled principal balance of the closing date mortgage loans as of the cut-off date and the pre-funded amount as of the closing date.

     If the mortgage loans are purchased by the servicer, the certificateholders will receive distributions of accrued interest and principal in an amount not to exceed the certificate principal balance.

     See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Cap Agreement

     The trust will have the benefit of a cap agreement that will be entered into on the closing date. The cap agreement is intended primarily to make funds available to pay any net WAC cap carryover amount on the certificates on certain distribution dates occurring from August 2005 to July 2011 to the extent not paid by excess cash flow. On each such distribution date, the cap provider will be obligated to make a payment to the issuer equal to the product of (a) the amount, if any, by which one-month LIBOR (up to a maximum of 13.00%) exceeds the strike rate for such distribution date, (b) the lesser of (i) the notional balance for such distribution date and (ii) the aggregate certificate principal balance of the certificates prior to any distributions of principal on such distribution date, and (c) the quotient of (i) the number of days in the related interest accrual period divided by (ii) 360. See “The Trust—Cap Agreement” in this prospectus supplement.

Advances

     The servicer, pursuant to the terms of the pooling and servicing agreement, will make advances in respect of scheduled monthly payments of principal and interest on a mortgage loan unless the servicer deems such advances as nonrecoverable from expected proceeds of the mortgage loan. The servicer will only advance payments of interest on REO properties. The servicer will also make certain servicing advances with respect to payments of taxes and other servicing items.

Tax Status

     Elections will be made to designate portions of the trust as one or more “real estate mortgage investment conduits” or REMICs for federal income tax purposes. The class R and

RX certificates will be designated as the sole class of “residual interest” in each of the related REMICs.

     See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

     If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar provisions of applicable federal, state or local law, you should consult with counsel as to whether you can buy or hold an offered certificate.

     See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Legal Investment Considerations

     After the funds on deposit in the pre-funding account have been reduced to zero, the class A, M-1, M-2, M-3 and M-4 certificates offered by this prospectus supplement will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The remaining offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

     Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the certificates.

     See “Legal Investment Considerations” in this prospectus supplement and in the accompanying prospectus.

Ratings of the Certificates

     It is a condition of the issuance of the certificates that they initially be assigned ratings by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. These ratings are set forth on page S-iv of this prospectus supplement.

•	These ratings are not recommendations to buy, sell or hold the certificates. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

•	These ratings do not address the possibility that, as a result of principal prepayments, the yields on the certificates may be lower than anticipated.

     See “Ratings” in this prospectus supplement.

Listing

     The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

RISK FACTORS

     An investment in the offered certificates issued pursuant to this prospectus supplement involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Offered Certificates

     Certificateholders will have recourse only to mortgage loans underlying the certificates and payments under cap agreement.

     The mortgage loans and the related cash proceeds underlying the certificates and the cap agreement will be the only source of payments on the certificates. The certificates will not be insured or guaranteed by any governmental entity or by the depositor, the sellers, the originator, the servicer, the trustee or any affiliate of the foregoing or by any other person. No certificateholders will have recourse to the issuer or the depositor in the event of a default on the certificates, and each certificateholder will be deemed to have agreed by the acceptance of its certificate not to file a bankruptcy petition or commence similar proceedings in respect of the issuer or the depositor.

     It may be difficult to resell the offered certificates.

     There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the certificates will develop. Consequently, you may not be able to sell your certificates readily or at a price that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to experience the same in the future. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risks.

     The credit enhancement may be inadequate to avoid a loss on the offered certificates.

     The offered certificates are not insured by any financial guaranty insurance policy. The excess cash flow, overcollateralization, subordination and realized loss allocation features described in this prospectus supplement are limited in nature and may be insufficient to cover all losses on the mortgage loans.

     Excess Cash Flow and Overcollateralization

     We expect that collections of principal and interest on the mortgage loans will exceed the amount needed to pay the fees, expenses and indemnification obligations of the trust and to make distributions of interest and principal on the certificates, at least during certain periods, however, no assurance is given in this regard. Any such excess cash flow generated by the mortgage loans will be used, first, to cover certain interest shortfalls on the class A certificates, second, to achieve or maintain overcollateralization, third, to cover certain interest shortfalls on the class M certificates, fourth, to pay amounts to holders of the class M certificates in respect of realized losses allocated to such certificates, fifth, to cover certain reductions in interest due on the certificates related to the weighted average adjusted net mortgage rate for the current and any prior distribution date, and, sixth, for distribution to the class C, P, R and RX certificates as described in the pooling and servicing agreement.

     On the closing date, the aggregate scheduled principal balance of the closing date mortgage loans as of the cut-off date and the pre-funded amount will exceed the aggregate certificate principal balance of the certificates by approximately $13,800,000. This excess is referred to in this prospectus supplement as “overcollateralization.” Overcollateralization will be available to absorb realized losses on the mortgage loans. We cannot assure you, however, that the mortgage loans will generate enough excess cash flow in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess cash flow that the mortgage loans will generate:

•	Prepayments. Every time a mortgage loan is prepaid, aggregate excess cash flow after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect of this reduction on the offered certificates will be influenced by the amount of prepaid mortgage loans and their characteristics. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess cash flow.

•	Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess cash flow will be reduced by the amount necessary to compensate for any shortfalls in cash available to distribute to certificateholders. Every time a mortgage loan is liquidated or written off, excess cash flow is reduced because such mortgage loan will no longer be outstanding and generating interest.

•	Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to make distributions of interest to the certificateholders, and less cash will be available as excess cash flow to cover realized losses and to restore and maintain required levels of overcollateralization.

•	Extraordinary Expenses. The servicer and the trustee will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to certificateholders. Payment of disproportionately high expenses to the servicer and the trustee would have a negative effect on excess cash flow any may result in the inability to make distributions in full on the offered certificates.

     See “Description of the Offered Certificates—Credit Enhancement—Excess Cash Flow” and "—Overcollateralization” in this prospectus supplement.

     Subordination

     If overcollateralization and applicable subordination is insufficient to absorb realized losses on the mortgage loans, then certificateholders will likely incur losses and may never receive all of their interest and principal distributions. You should consider that if realized losses on the mortgage loans exceed excess cash flow, any overcollateralization that has been created and the aggregate certificate principal balance of the classes of certificates subordinate to your class, the certificate principal balance of your certificate will be reduced proportionately with the principal balances of the other certificates of your class by the amount of that excess.

     If overcollateralization is maintained at the required amount and collections of interest and principal on the mortgage loans are in excess of the amount needed to make full distributions of interest and principal on the certificates and the fees and expenses of the trust, then excess cash flow will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of realized losses, as and to the extent described in this prospectus supplement. These payments will be made in order of seniority. We cannot assure you, however, that any excess cash flow will be generated and, in any event, no interest will be paid to you on the amount by which the certificate principal balance of your certificates was reduced because of the application of realized losses.

     See “Description of the Offered Certificates—Credit Enhancement—Subordination” and "—Application of Realized Losses” in this prospectus supplement.

     The pass-through rates on the offered certificates may be capped depending on movements of the indices on the mortgage loans.

     All of the adjustable rate mortgage loans have interest rates that adjust at different times or adjust based on an index other than the one-month LIBOR index that is used to determine the pass-through rates on the offered certificates. In a rising interest rate environment, the interest rates on the offered certificates may rise before the interest rates on the adjustable rate mortgage loans. One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the mortgage interest rates are based. One-month LIBOR could rise while the other indices are stable or are falling. Even if the other indices move in the same direction, one-month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

     In addition, in any of these interest rate environments, the pass-through rates on the offered certificates may be limited by the weighted average adjusted net mortgage rate described in this prospectus supplement. Any shortfalls arising from the application of the weighted average adjusted net mortgage rate, which are referred to in this prospectus supplement as “net WAC cap carryover amounts,” will be carried over as described in this prospectus supplement with accrued interest at the then-applicable pass-through rate (computed without regard to the weighted average adjusted net mortgage rate) and paid to the extent of excess cash flow available therefor on later distribution dates.

     To offset the effect of net WAC cap carryover amounts arising in such interest rate environments, the trust will enter into a cap agreement to provide limited protection to the certificates against such shortfalls. However, we can give you no assurance that amounts, if any, received under the cap agreement will be adequate to protect the certificates against such net WAC cap carryover amounts because (a) the cap agreement provides payments for a specified range of increases in one-month LIBOR and only covers the mortgage loans for a specified period of time and (b) the amount paid under the cap agreement will be calculated based on a notional amount that may be less than the actual aggregate scheduled principal balance of the mortgage loans. In addition, the cap agreement will terminate in July 2011 and the trust will not receive any further payments under the cap agreement thereafter.

     An investment in the offered certificates may not be appropriate for some investors.

     The offered certificates are complex securities and are not suitable investments for all investors. You should possess, either alone or together with an investment adviser, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, interest rate, liquidity and market risks associated with the offered certificates.

     Certain classes of offered certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell.

     Until the end of the pre-funding period, the class A, M-1, M-2, M-3 and M-4 certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class M-5, M-6 and M-7 certificates will not constitute “mortgage related securities” for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those offered certificates, thereby limiting the market for such offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates. See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.

     You may experience delays or reductions of distributions on the offered certificates if the transfer of mortgage loans to the trustee is not considered a sale in the event of bankruptcy.

     The transfer of the mortgage loans by each seller to the depositor and the subsequent transfer of the mortgage loans by the depositor to the trustee, will be structured as a sale for contractual, accounting and tax purposes, rather than a pledge of the mortgage loans to secure indebtedness. Notwithstanding the intent of the parties to consider the transfer of the mortgage loans to the depositor and then to the trust as sales for contractual, accounting and tax purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the mortgage loans as a loan by the depositor to such seller secured by a pledge of the mortgage loans or consolidate the mortgage loans with the assets of the seller. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the mortgage loans to the trustee as a loan by the trustee to the depositor secured by a pledge of the mortgage loans or consolidate the mortgage loans with the assets of the depositor. The risk of such recharacterization may be increased by the sellers’ treatment of their respective transfers of the mortgage loans as secured financings for tax and accounting purposes. In either case, a recharacterization could prevent timely distributions of amounts due on the offered certificates and result in a reduction of payments made on the offered certificates.

     There may exist conflicts of interest between the servicer and the trust.

     It is anticipated that the servicer or an affiliate of the servicer will acquire, directly or indirectly, a significant portion of the non-offered certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

Risks Related to Prepayment and Yield

     Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates.

     The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on the offered certificates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on the offered certificates. We cannot predict the rate at which borrowers will prepay their mortgage loans.

     Borrowers may prepay their mortgage loans in whole or in part at any time. Approximately 78.45% of the identified mortgage loans by their cut-off balance, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from one to three years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

     The timing of payments of principal also may be affected by liquidations of or insurance payments on the mortgage loans. In addition, First NLC Financial Services, LLC, as the originator, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties in respect of the mortgage loans made by it are not cured. In addition, if the servicer releases a mortgage without first having obtained payment in full of the indebtedness secured by such mortgage, the servicer will be required to deposit into the custodial account any amounts due but not received in connection with the release of the applicable mortgage loan. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

     A prepayment or purchase of a mortgage loan usually will result in a payment of principal on the offered certificates. If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     Refinance programs, which may involve soliciting all or some of the borrowers to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs might be conducted by the originator, the servicer, any of their affiliates or a third party.

     The prepayment experience of the mortgage loans may differ significantly from that of other similar mortgage loans.

     See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

     Loan prepayments may result in shortfalls in interest collections and reduce the yield on the offered certificates.

     When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the offered certificates on the related distribution date. The servicer generally is required to cover the shortfall in interest collections attributable to prepayments in full, but only to the extent of half of its servicing fee.

     Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

     If amounts in the pre-funding account are not used to purchase subsequent mortgage loans, you will receive a prepayment on the offered certificates.

     As described further in this prospectus supplement, the depositor will deposit a specified amount in a pre-funding account on the date the offered certificates are issued. The deposited funds may be used only to acquire subsequent mortgage loans for the trust during a specified period after the initial issuance of the offered certificates. Any amounts remaining in the account at the end of the period will be distributed as principal to the holders of the offered certificates. The resulting prepayment could adversely affect the yield to maturity of those certificates.

     Hybrid mortgage loans may experience faster prepayments than fixed rate mortgage loans.

     Approximately 91.12% of the identified mortgage loans by their scheduled principal balance as of the cut-off date are hybrid mortgage loans, all of which have a fixed interest rate for the first two, three or five years after origination and then convert to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

     Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses with respect to these mortgage loans and in lower weighted average lives of the offered certificates.

     Approximately 39.82% of the identified mortgage loans by their scheduled principal balance as of the cut-off date have initial interest-only periods of five years. During this period, the scheduled payments made by the borrowers will be less than they would be if the mortgage loans amortized. In addition, each such mortgage loan’s scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the offered certificates may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related mortgage loan, except in the case of a prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loans not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any realized losses, to the extent not covered by credit enhancement, will be allocated to the certificates in reduction of their respective certificate principal balances as described in this prospectus supplement.

     Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with new mortgage loans, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these mortgage loans.

     The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the trust. If you purchase an offered certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of a mortgage loan as a disincentive to prepayment.

     Overcollateralization will affect the yields to maturity of the offered certificates.

     Overcollateralization will affect the weighted average life of the offered certificates and consequently the yields to maturity of the offered certificates. If the overcollateralization level is reduced below the required level due to realized losses on the mortgage loans, any payments to the certificates to achieve overcollateralization would have the effect of reducing the weighted average lives of the offered certificates. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cash flow as payments of principal on the offered certificates in order to create or maintain the required amount of overcollateralization.

     Lack of uniformity of underwriting standards may adversely affect the yields to maturity on the offered certificates.

     The mortgage loans were (or with respect to subsequent mortgage loans, will be) originated by the originator generally in accordance with underwriting guidelines of the type described in this prospectus supplement and the accompanying prospectus. These mortgage loans may or may not meet the criteria of Fannie Mae’s or Freddie Mac’s guidelines, such as the guidelines’ maximum principal balance, loan-to-value requirements, minimum credit scores or other underwriting criteria. Accordingly, we make no assurance regarding the delinquency, foreclosure and loss experience regarding the mortgage loans.

     Changes in the values of secured properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated in strict accordance with Fannie Mae’s or Freddie Mac’s guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

     Any losses resulting from the lack of uniformity of underwriting standards or a reduction in the values of the mortgaged properties may adversely affect the yield to maturity of the offered certificates. See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans in the mortgage pool and “Underwriting Guidelines” in this prospectus supplement for a general description of the underwriting guidelines used in originating the mortgage loans.

Risks Related to the Mortgage Loans

     Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.

     The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. In addition, no mortgage loan is insured under a primary mortgage insurance policy.

     As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to the mortgage loans in the trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the mortgage loans may adversely affect the value of the offered certificates.

     Any delay in the transfer of servicing to Litton Loan Servicing LP may result in increased delinquencies and losses on the mortgage loans.

     Ocwen Federal Bank FSB will service the mortgage loans initially and then will transfer the servicing of such mortgage loans to Litton Loan Servicing LP. The transfer of servicing is expected to occur on or before September 1, 2005. Any servicing transfer will involve notifying borrowers to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and borrower data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payment, data input error and other problems. Industry experience indicates that the rate and severity of delinquencies, defaults and losses on mortgage loans are likely to temporarily increase, and may increase significantly, during the transition to a new servicer and immediately following the servicing transfer. Any transfer of servicing is expected to increase the rate of delinquencies, defaults and losses on mortgage loans at least until all of the related borrowers are informed of such transfer, the new servicer has received all of the related loan files and records and all relevant data has been entered on the new servicer’s management information systems. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing. In addition, if the transferring servicer becomes bankrupt, a bankruptcy trustee may have the power to prevent or delay the completion of the servicing transfer. Any related delay in servicing may result in increased delinquencies and losses on the mortgage loans. To the extent that any such loss is not otherwise covered by the credit enhancement, holders of the offered certificates will experience a loss on their certificates.

     Geographic concentration of mortgage loans may adversely affect the offered certificates.

     Approximately 34.09%, 18.05%, 11.85% and 5.08% of the identified mortgage loans by their scheduled principal balance as of the cut-off date are secured by properties located in California, Florida, Illinois and Maryland, respectively. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions could have a disproportionate impact on such mortgage loans:

•	weak economic conditions that may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;

•	declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; or

•	a region’s economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

     Natural disasters affect various regions of the United States from time to time, which may result in (a) increased losses on the mortgage loans secured by properties located in those regions, or (b) insurance payments that will constitute prepayments of those mortgage loans.

     For additional information regarding the geographic concentration of the mortgage loans, see the geographic distribution table under “Description of the Mortgage Pool” and Annex A to this prospectus supplement.

     Defaults by borrowers on mortgage loans in the trust are not insured under primary mortgage insurance policies.

     Approximately 33.79% of the identified mortgage loans by their scheduled principal balance as of the cut-off date have Loan-to-Value Ratios greater than 80.00%. None of the mortgage loans with Loan-to-Value Ratios in excess of 80% are, or are expected to be, covered by a primary mortgage insurance policy. We cannot assure you that the applicable credit enhancement will be adequate to cover losses and, as a result, the offered certificates may suffer a loss and the yield to maturity of the offered certificates may be adversely affected.

     If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the scheduled principal balance of the related mortgage loan, you could suffer a loss on the offered certificates.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to certificateholders. Unless covered by an insurance policy, if a mortgaged property fails to provide adequate security for the related mortgage loans, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover or absorb the loss.

     The failure to comply with consumer protection laws may create liabilities on the trust.

     A failure by the originator to comply with federal or state consumer protection laws could create liabilities on behalf of the trust. These liabilities could include a reduction in the amount payable under a mortgage loan, the inability to foreclose on the related mortgaged property, or liability of the trust to a borrower. The originator will represent and warrant that the origination of each mortgage loan materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects the trust’s interest in any mortgage loan would create an obligation on the part of the originator to repurchase or substitute for the mortgage loan unless the breach is cured. The failure of the originator to repurchase or substitute for the defective mortgage loan or pay the liability, however, could expose the trust to losses.

     Effects of recent military action.

     The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations may increase the likelihood that the mortgage rates of the mortgage loans in the trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. These borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. If any mortgage loan in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the offered certificates.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations.

     Usury law in the State of Illinois is uncertain.

     A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential mortgage loans secured by properties in Illinois with interest rates in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent ruling, other courts and regulators had ruled (or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of the Illinois statute.

     Not more than 10.73% of the identified mortgage loans by their scheduled principal balance as of the cut-off date that are adjustable rate mortgage loans are secured by properties in the State of Illinois and have interest ceilings in excess of 8.00% per annum which means these loans may be subject to the Illinois statute. If any of these mortgage loans are found to have been originated in violation of Illinois law, the originator will be required to cure the breach, or repurchase or substitute for the mortgage loan, if the violation materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein, and pay all penalties thereunder.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

     The First NLC Trust 2005-2, Mortgage-Backed Certificates, Series 2005-2 (the “Certificates”) will consist of the Class AV-1, AV-2, AV-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10, M-11, C, P, R and RX Certificates. The Class AV-1, AV-2 and AV-3 Certificates are collectively referred to in this prospectus supplement as the “Class A Certificates.” The Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10 and M-11 Certificates are collectively referred to in this prospectus supplement as the “Class M Certificates.” Only the Class A, M-1, M-2, M-3, M-4, M-5, M-6 and M-7 Certificates (collectively, the “Offered Certificates”) are offered hereby.

     The Certificates will be issued in accordance with the Pooling and Servicing Agreement, dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), by and among FBR Securitization, Inc., as depositor (the “Depositor”), First NLC Financial Services, LLC, as originator (the “Originator”), NLC Finance II, LLC and First NLC Financial Services, LLC, as sellers (each a “Seller” and collectively, the “Sellers”), Litton Loan Servicing LP, as servicer (the “Servicer”), Ocwen Federal Bank FSB, as the interim servicer, and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”).

     The Certificates represent beneficial ownership interests in a trust (the “Trust”), the assets of which (the “Trust Fund”) consist primarily of:

•	a pool (the “Mortgage Pool”) of Mortgage Loans;

•	accounts that are maintained by the Servicer and the Trustee;

•	property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure;

•	the insurance policies covering certain of the Mortgage Loans or the related secured properties;

•	the rights of the trust under the Cap Agreement;

•	the rights of the Depositor under the Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement—Assignment of Mortgage Loans”; and

•	all proceeds of the foregoing.

     Distributions on the Certificates will be made on the 25th day of each calendar month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in July 2005 (each, a “Distribution Date”), to certificateholders of record on the applicable Record Date. The “Record Date” for each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A “Business Day” is any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions in the State of New York or any city in which the corporate trust office of the Trustee or the principal office of the Servicer is located, are authorized or obligated by law or executive order to be closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trustee” in this prospectus supplement.

     The Offered Certificates will be issued in minimum denominations in principal balances of $25,000 and integral multiples of $1.00 in excess thereof.

Book-Entry Registration of the Offered Certificates

     The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose the Offered Certificates are referred to in this prospectus supplement as “Book-Entry Certificates.” Beneficial Owners will hold their Certificates through DTC, Clearstream Banking, société anonyme, or the Euroclear System.

     Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate to the initial Certificate Principal Balance of the related Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a physical certificate representing such person’s interest (a “Definitive Certificate”), except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus. See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Mortgage Loans; Accounts

     On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from the Servicer’s collections from other mortgage loans (each, a “Custodial Account”). On or prior to the Closing Date, the Trustee will establish an account (the “Payment Account”) maintained in trust for the benefit of the certificateholders. On the Business Day prior to the Distribution Date (the “Servicer Remittance Date”), the Servicer will remit amounts for distribution on the Certificates from amounts on deposit in the Custodial Account to the Trustee for deposit in the Payment Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Payment Account, the Trustee will withdraw an amount equal to the Available Distribution Amount to make distributions to the certificateholders.

     Funds credited to the Custodial Account may be invested at the discretion of the Servicer for its own benefit in eligible investments as specified in the Pooling and Servicing Agreement. Similarly, amounts deposited in the Payment Account may be invested at the discretion of the Trustee, as applicable, for its own benefit only in eligible investments as specified in the Pooling and Servicing Agreement or may remain uninvested.

     As described in “The Trust—Conveyance of Subsequent Mortgage Loans and Pre-Funding Account,” on the Closing Date, the Depositor will make deposits of cash into the Pre-Funding Account and Capitalized Interest Account (as defined in the Prospectus) established and maintained by the Trustee for the benefit of the certificateholders. Amounts in the Pre-Funding Account and the Capitalized Interest Account may be invested during the Pre-Funding Period by the Trustee at the written direction of the Depositor only in permitted investments as specified in the Pooling and Servicing Agreement, with any investment earnings on such investments being deposited into the Payment Account. In the absence of any such direction, amounts held in the Pre-Funding Account and the Capitalized Interest Account shall remain uninvested.

     At the end of the Pre-Funding Period, the Pre-Funding Account will be terminated and any amounts remaining therein will be transferred by the Trustee to the Payment Account to be distributed to the holders of the certificates as a prepayment of principal on the immediately following Distribution Date in accordance with the priorities set forth in “—Priority of Distributions.” At the same time, any amounts remaining in the Capitalized Interest Account after the Distribution Date following the end of the Pre-Funding Period will be transferred to the Depositor or its designee. The Pre-Funding Account and the Capitalized Interest Account will not be assets of any REMIC created under the Pooling and Servicing Agreement.

Distributions to Certificateholders

     Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount in the order of priority set forth below.

     Priority of Distributions

     On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

(i)	Available Interest Funds will be distributed in the following order of priority:

(a)	first, to pay unpaid Administrative Expenses, if any;

(b)	second, concurrently to the Holders of each Class of Class A Certificates, pro rata based upon the entitlement of each such Class, its Interest Distribution Amount;

(c)	third, sequentially to the Holders of each Class of Class M Certificates in numeric order, its Interest Distribution Amount; and

(d)	fourth, for distribution as Excess Cash Flow pursuant to clause (iii) below.

(ii)	Available Principal Funds will be distributed in the following order of priority:

(a)	if such Distribution Date is prior to the Stepdown Date or a Trigger Event is in effect on such Distribution Date:

(1)	first, to the Holders of the Class AV-1 Certificates in reduction of their Certificate Principal Balance, until reduced to zero;

(2)	second, to the Holders of the Class AV-2 Certificates in reduction of their Certificate Principal Balance, until reduced to zero;

(3)	third, to the Holders of the Class AV-3 Certificates in reduction of their Certificate Principal Balance, until reduced to zero;

(4)	fourth, to the Holders of each Class of Class M Certificates sequentially in numeric order in reduction of their Certificate Principal Balance, each until reduced to zero; and

(5)	fifth, for distribution as Excess Cash Flow pursuant to clause (iii) below; or

(b)	if such Distribution Date is on or after the Stepdown Date and no Trigger Event is in effect on such Distribution Date:

(1)	first, to the Holders of the Class AV-1 Certificates, the Senior Principal Distribution Amount, in reduction of their Certificate Principal Balance until reduced to zero;

(2)	second, to the Holders of the Class AV-2 Certificates, any remaining Senior Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(3)	third, to the Holders of the Class AV-3 Certificates, any remaining Senior Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(4)	fourth, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(5)	fifth, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(6)	sixth, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(7)	seventh, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(8)	eighth, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(9)	ninth, to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(10)	tenth, to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(11)	eleventh, to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(12)	twelfth, to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(13)	thirteenth, to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero;

(14)	fourteenth, to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, in reduction of their Certificate Principal Balance, until reduced to zero; and

(15)	fifteenth, for distribution as Excess Cash Flow pursuant to clause (iii) below.

(iii)	Excess Cash Flow, if any, will be distributed in the following order of priority:

(a)	first, to the Holders of each Class of Class A Certificates, pro rata based upon the entitlement of each Class, any unpaid amounts due pursuant to clause (i) above;

(b)	second, to fund the Extra Principal Distribution Amount (to be included in Available Principal Funds for distribution pursuant to clause (ii) above);

(c)	third, to the Holders of the Class M Certificates sequentially in numeric order, (1) first, to pay any unpaid amounts due pursuant to clause (i) above, and (2) second, to pay any Applied Loss Amount for such Distribution Date and unpaid Applied Loss Amount from a prior Distribution Date for such Class of Class M Certificates;

(d)	fourth, from amounts otherwise payable to the Class C Certificates, to the Holders of each class of Certificates, pro rata based upon the entitlement of each Class, any unpaid Net WAC Cap Carryover Amount; and

(e)	fifth, to the Holders of the Class C, P, R and RX Certificates as specified in the Pooling and Servicing Agreement.

Definitions Relating to Distributions on the Certificates

     The “Adjusted Net Mortgage Rate” with respect to any Mortgage Loan is the mortgage rate thereof reduced by the related Servicing Fee Rate and the Trustee Fee Rate for such Mortgage Loan.

     The “Administrative Expenses” with respect to any Distribution Date is the sum of (a) all related fees, charges and other amounts payable or reimbursable to the Trustee and to the Servicer under the Pooling and Servicing Agreement, (b) any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed advances due to the Servicer to the extent of and from of any insurance proceeds, Liquidation Proceeds, condemnation proceeds, the proceeds of from the sale of any defaulted Mortgage Loans during the related Prepayment Period, and any partial or full Principal Prepayments, together with any accrued interest thereon, received during the related Prepayment Period, and (c) any related unreimbursed non-recoverable advances due to the Servicer.

     The “Allocable Share” with respect to each class of Certificates and any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Certificate Principal Balance of such class of Certificates and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates.

     The “Available Distribution Amount” with respect to any Distribution Date is the sum of the Available Principal Funds and the Available Interest Funds for such Distribution Date, net of Administrative Expenses and amounts in respect of indemnification.

     The “Available Interest Funds” with respect to any Distribution Date is the sum of:

     (a) the total amount of all cash in respect of interest received on the Mortgage Loans including without limitation:

     (i) all Scheduled Monthly Payments of interest collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any advances in respect thereof;

     (ii) all insurance proceeds, Liquidation Proceeds and condemnation proceeds from the Mortgage Loans, in each case in respect of interest, for such Distribution Date;

     (iii) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans in respect of interest during the related Prepayment Period;

     (iv) all accrued interest on full Principal Prepayments identified as having been received in respect of the Mortgage Loans during the related Prepayment Period;

     (v) any Compensating Interest Payments received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the Mortgage Loans;

     (vi) the aggregate repurchase price in respect of interest of all Mortgage Loans purchased by the Originator from the trust during the related Prepayment Period; and

     (vii) any amounts withdrawn from the Capitalized Interest Account in the amount of the Capitalized Interest Requirement; and

     (b) in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

     The “Available Principal Funds” with respect to each Distribution Date is the excess, if any, of (a) the sum of the Principal Proceeds and the Extra Principal Distribution Amount for such Distribution Date, over (b) the Overcollateralization Release Amount for such Distribution Date.

     The “Average Sixty-Day Delinquency Ratio” is the ratio of the average of the aggregate Scheduled Principal Balance of Mortgage Loans delinquent (including each Mortgage Loan in foreclosure or for which the Mortgagor has filed for bankruptcy after the Closing Date) 60 days or more for the preceding six Due Periods to the average of the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each for such periods.

     The “Capitalized Interest Requirement” as to any Distribution Date to and including the first Distribution Date following the end of the Pre-Funding Period, is an amount equal to the lesser of (a) amounts on deposit in the Capitalized Interest Account and (b) excess of (i) the aggregate Interest Distribution Amount for all classes of Certificates over (ii) the Available Interest Funds (determined exclusive of any amounts withdrawn from the Capitalized Interest Account for such Distribution Date).

     The “Certificate Principal Balance” of any class of Certificates, other than the Class C, R and RX Certificates, on any Distribution Date will equal its initial principal balance as of the Closing Date as reduced by distributions of principal previously made on that class of Certificates and any Applied Loss Amounts previously allocated to that class of Certificates and increased by any Subsequent Recoveries allocated to such class for previous Distribution Date. Each class of Offered Certificates will be issued in the respective approximate initial Certificate Principal Balances specified in the table on page S-iv.

     The “Class M-1 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 55.70% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-2 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A and M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amount for the Class M-1 Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 63.40% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-3 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1 and M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 68.10% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-4 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2 and M-3 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (b) the lesser of (i)

the product of (A) approximately 72.10% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-5 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3 and M-4 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 75.70% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-6 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4 and M-5 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 79.20% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-7 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5 and M-6 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 82.20% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-8 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6 and M-7 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the

Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 85.00% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-9 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6, M-7 and M-8 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 87.70% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-10 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 92.70% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class M-11 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amounts for such Class M Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately 95.40% and (B) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (A) 0.50% and (B) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Class Principal Distribution Amount” with respect to each Distribution Date means each of the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount, the Class M-9 Principal Distribution Amount, the Class M-10 Principal Distribution Amount and the Class M-11 Principal Distribution Amount for such Distribution Date.

     The “Cumulative Realized Losses” are the aggregate Realized Losses incurred in respect of Liquidated Mortgage Loans since the Cut-off Date, as reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date.

     The “Current Interest” for each class of Certificates on any Distribution Date is the amount of interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to that Distribution Date at the applicable Pass-Through Rate.

     The “Due Period” with respect to any Distribution Date and any Mortgage Loan is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs (or the day following the Cut-off Date in respect of the initial Due Period) and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     The “Excess Cash Flow” with respect to any Distribution Date is the sum of (a) any Available Interest Funds remaining after application pursuant to clauses (i)(a) through (c) of “Priority of Distributions” and (b) any Available Principal Funds remaining after application pursuant to either clauses (ii)(a)(1) through (4) or clauses (ii)(b)(1) through (14) of “Priority of Distributions,” as applicable.

     The “Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (a) Available Interest Funds applied to Excess Cash Flow pursuant to clause (i)(d) of “Priority of Distributions” and after application thereof pursuant to clause (iii)(a) of “Priority of Distributions,” and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

     The “Formula Rate” for each class of Certificates is the lesser of (i) One Month LIBOR plus the applicable margin for such Class as set forth on page S-iv and (ii) 14.00%.

     The “Interest Accrual Period” with respect to any Mortgage Loan and any Distribution Date is the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending at the close of business on the calendar day immediately preceding such Distribution Date.

     The “Interest Distribution Amount” on each Distribution Date with respect to each class of Certificates is an amount equal to the excess of (a) the sum of (i) the Current Interest for such class of Certificates for such Distribution Date, (ii) any unpaid Current Interest for such class from a prior Distribution Date (together with any unpaid interest thereon), and (iii) interest accrued during the related Interest Accrual Period on the amount described in clause (ii) above at the Pass-Through Rate applicable to such class of Certificates, over (b) the Allocable Share of Net Prepayment Interest Shortfalls and reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act and similar state laws (any such reduction, a “Relief Act Reduction”) for such class of Certificates.

     The “Margin Stepup Date” is the first Distribution Date on or after the date on which the Optional Termination may be exercised.

     The “Net Prepayment Interest Shortfalls” with respect to any Distribution Date is the amount by which the aggregate Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Distribution Date.

     The “Net WAC Rate” as to any Distribution Date is a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the Due Period for such Distribution Date, calculated on the basis of the actual number of days in the related Interest Accrual Period.

     The “Net WAC Cap Carryover Amount” for each class of Certificates on a Distribution Date is the sum of (i) the excess, if any, of (a) the amount that would have been the Current Interest for such class of Certificates at the Formula Rate over (b) the actual amount of Current Interest distributable for such class of Certificates, (ii) any excess described in clause (i) above for any prior Distribution Date that remains unpaid (together with any unpaid interest thereon), and (iii) interest accrued during the Interest Accrual Period related to such Distribution Date on the amount described in clause (ii) above at the Formula Rate applicable to such class of Certificates.

     The “Overcollateralization Amount” with respect to any Distribution Date is the excess, if any, of the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period, over the aggregate Certificate Principal Balance of all classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

     The “Overcollateralization Deficiency Amount” with respect to any Distribution Date is the excess, if any, of the Target Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date, after giving effect to distributions of the Principal Proceeds, but prior to allocation of the Applied Loss Amount, on such Distribution Date.

     The “Overcollateralization Release Amount” with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect is the lesser of (a) the Principal Proceeds for such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Proceeds is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     The “Pass-Through Rate” with respect to each class of Certificates is the per annum rate, if any, calculated in the manner described on page S-iv.

     The “Prepayment Interest Shortfall” with respect to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date is the amount, if any, by which one month’s interest at the related Adjusted Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     The “Principal Proceeds” with respect to any Distribution Date is the sum of:

     (a) the total amount of all cash in respect of principal received on the Mortgage Loans including without limitation:

     (i) all Scheduled Monthly Payments of principal collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any advances in respect thereof;

     (ii) all insurance proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds from the Mortgage Loans, in each case in respect of principal, for such Distribution Date;

     (iii) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans in respect of principal during the related Prepayment Period;

     (iv) all partial or full Principal Prepayments identified as having been received in respect of the Mortgage Loans during the related Prepayment Period;

     (vi) the aggregate repurchase price of all Mortgage Loans in respect of principal purchased by the Originator from the Trust during the related Prepayment Period; and

     (vii) any amounts remaining in the Pre-Funding Account and transferred to the Payment Account immediately following the termination of the Pre-Funding Period; and

     (b) in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

     The “Senior Enhancement Percentage” with respect to any Distribution Date is a fraction expressed as a percentage equal to (a) the sum of the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date, divided by (b) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period.

     The “Senior Principal Distribution Amount” as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect is the excess of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (1) approximately 47.60% and (2) the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period and (ii) the amount by which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount, each as of the last day of the related Due Period exceeds the product of (1) 0.50% and (2) the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date.

     The “Stepdown Date” is the earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, and (b) the later to occur of (i) the Distribution Date in July 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 52.40%.

     The “Target Overcollateralization Amount” means with respect to (i) any Distribution Date prior to the Stepdown Date, approximately 2.30% of the sum of (x) the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and (y) the Pre-Funded Amount as of the Closing Date, and (ii) for any Distribution Date on or after the Stepdown Date, approximately the lesser of (a) 2.30% of the sum of (i) the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the Pre-Funded Amount as of the Closing Date, and (b) 4.60% of the sum of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans and (ii) the Pre-Funded Amount, each as of the last day of the related Due Period, subject to a floor equal to 0.50% of the sum of (i) the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the Pre-Funded Amount as of the Closing Date; provided, however, if a Trigger Event has occurred and is continuing on the related Distribution Date, the Target Overcollateralization Amount will be the same as the Target Overcollateralization Amount on the preceding Distribution Date. The Target Overcollateralization Amount will be zero when the Certificate Principal Balance of each of the Offered Certificates and the Class M-8, M-9, M-10 and M-11 Certificates is reduced to zero.

     The “Trigger Event” is an event that is in effect on any Distribution Date on or after the Stepdown Date, if either (a) the Average Sixty-Day Delinquency Ratio equals or exceeds 30.50% of the Senior Enhancement Percentage on such Distribution Date or (b) Cumulative Realized Losses as a percentage of the sum of (i) the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the Pre-Funded Amount as of the Closing Date, exceeds the applicable percentages set forth in the table below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
July 2007-June 2008	2.00% for the first month plus an additional 1/12th of 2.00% for each month thereafter
July 2008-June 2009	4.00% for the first month plus an additional 1/12th of 1.50% for each month thereafter
July 2009-June 2010	5.50% for the first month plus an additional 1/12th of 1.00% for each month thereafter
July 2010-June 2011	6.50% for the first month plus an additional 1/12th of 0.75% for each month thereafter
July 2011 and thereafter	7.25%

Determination of LIBOR

     On each LIBOR Determination Date (other than with respect to the Initial Accrual Period), as defined below, the Trustee will determine the London interbank offered rate (“LIBOR”) on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date in the following manner:

(a)	If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places);

(b)	If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The “Reserve Interest Rate” will be either (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks; and

(c)	If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (a) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

     The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rates applicable to the Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated “LIBOR” on the Bloomberg Financial Markets Commodities News.

     If (i) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (c) above and (ii) on the next succeeding LIBOR Determination Date LIBOR will be determined pursuant to such clause (c) above, then the Depositor shall select an alternative interest rate index over which the Depositor has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

     The “LIBOR Business Day” means any day on which banks in London, England and New York, New York are open and conducting transactions in foreign currency and exchange.

     The “LIBOR Determination Date” means the second LIBOR Business Day immediately preceding the commencement of each Interest Accrual Period, except with respect to the initial Interest Accrual Period, when it means the second LIBOR Business Day preceding the Closing Date.

     The “Reference Banks” means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, England, (b) whose quotations appear on the “Bloomberg Screen LIBOR Index Page” (as described in the definition of LIBOR) on the applicable LIBOR Determination Date, and (c) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Depositor on each LIBOR Determination Date. The Reference Banks initially shall be Barclay’s plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIBOR Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Depositor shall use its best efforts to designate alternate Reference Banks.

Credit Enhancement

     Credit enhancement for the Offered Certificates consists of subordination of certain classes of certificates, the priority of application of Realized Losses, excess cash flow and overcollateralization, in each case as described in this prospectus supplement.

     Subordination

     The rights of Holders of certain classes of Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to such rights of holders of each class of Certificates having a higher priority of distribution, as described under “Priority of Distributions” above. The Class AV-1 Certificates are not subordinate to any other classes of Certificates. This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of distribution of the full amount of interest and principal distributable on such classes of Certificates, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     Application of Realized Losses

     During any Prepayment Period, a Realized Loss may occur in respect of a Mortgage Loan in connection with the liquidation of such Mortgage Loan, a Debt Service Reduction or a Deficient Valuation. A “Realized Loss” means:

     (i) for a Mortgage Loan that becomes a Liquidated Mortgage Loan is an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (A) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (B) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (C) the Liquidation Proceeds received during the calendar month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjustable Mortgage Rate and to principal of the Liquidated Mortgage Loan;

     (ii) for a Mortgage Loan which has become the subject of a Debt Service Reduction, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced; and

     (iii) for a Mortgage Loan which has become the subject of a Deficient Valuation and the principal amount due under the related Mortgage Note has been reduced, an amount equal to the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

     A “Debt Service Reduction” with respect to any Mortgage Loan, is a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding. A “Deficient Valuation” with respect to any Mortgage Loan, is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the aggregate Scheduled Principal Balance of the Mortgage Loans, and thus may reduce the Overcollateralization Amount. As described in this prospectus supplement, the Overcollateralization Amount is increased and maintained by application of Excess Cash Flow to make distributions of principal on the Offered Certificates.

     If on any Distribution Date, after giving effect to all distributions on the Certificates on such Distribution Date and the increase of Certificate Principal Balances as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Certificates exceeds the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount for such Distribution Date (such excess, an “Applied Loss Amount”), the Certificate Principal Balances of the Class M Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Certificate Principal Balance to the Class M Certificates in reverse order of their respective numerical Class designations until the respective Certificate Principal Balance of each such Class is reduced to zero.

     “Subsequent Recovery” means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss. If Subsequent Recoveries are received, they will be included as part of the Available Principal Funds for the Distribution Date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this prospectus supplement. In addition, after giving effect to all distributions on a Distribution Date, the unpaid Applied Loss Amount for the Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Applied Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class M Certificates will be increased by the same amount.

     Holders of Class M Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Excess Cash Flow as described in “Description of the Offered Certificates—Distributions to Certificateholders.”

     Excess Cash Flow

     For each Distribution Date, the collection of interest and principal on the Mortgage Loans in the related Due Period and Prepayment Period is expected to exceed the amount needed to distribute monthly principal and interest on the Certificates and to pay the fees, expenses and indemnity of the Servicer and the Trustee, however, no assurance is given in this regard. Such excess cash flow from the Mortgage Loans each month will be available to cover certain shortfalls in interest, absorb Realized Losses on the Mortgage Loans, achieve and maintain overcollateralization at the required levels and cover any Net WAC Cap Carryover Amounts.

     Overcollateralization

     Credit enhancement with respect to the Certificates, other than the Class C, P, R and RX Certificates, will be provided by overcollateralization resulting from the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount exceeding the aggregate Certificate Principal Balance of the Certificates. The initial Overcollateralization Amount is expected to be approximately 2.30% of the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date. The Pooling and Servicing Agreement requires that this Overcollateralization Amount be increased to, and thereafter maintained at, the Target Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of available Excess Cash Flow to accelerate the payment of the Certificate Principal Balances of the Certificates until the Overcollateralization Amount reaches the

Target Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans will reduce the Overcollateralization Amount, and could result in an overcollateralization deficiency.

     The application of available Excess Cash Flow to reduce the aggregate Certificate Principal Balance of the Certificates on any Distribution Date will have the effect of accelerating the amortization of the Certificates relative to the amortization of the Mortgage Loans. Any increase in the applicable Target Overcollateralization Amount may result in an accelerated amortization of the Certificates until such Target Overcollateralization Amount is reached. Conversely, any decrease in the Target Overcollateralization Amount might result in a decelerated amortization of the Certificates.

Final Scheduled Distribution Date

     The “Final Scheduled Distribution Date” for the each of the Offered Certificates has been determined to be the Distribution Date following the month of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date. As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such Class’s Final Scheduled Distribution Date.

Optional Termination

     The Servicer may terminate the Trust by purchasing all Mortgage Loans and REO properties remaining in the Trust on any Distribution Date (any such event, an “Optional Termination”) occurring on or after the Distribution Date on which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans and REO Properties and the Pre-Funded Amount on such Distribution Date is 10% or less of the sum of the aggregate Scheduled Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date. The Trust also may be terminated and the Certificates retired on any Distribution Date upon the Servicer’s determination, based on an opinion of counsel, that the REMIC status of any REMIC has been lost or that a substantial risk exists that this status will be lost for the then current taxable year. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus.

     In the event that the option is exercised, the repurchase will be made at a price generally equal (a) to the outstanding principal balance of each Mortgage Loan and, with respect to REO property, the lesser of the fair market value of each REO property, as determined by the Servicer, and the principal balance of the related Mortgage Loan plus (b) accrued and unpaid interest at the related mortgage rate up to and including the first day of the month in which the termination price is paid, plus (c) the amount of any unreimbursed servicing-related advances made by the Servicer in respect of such Mortgage Loan and any and all amounts owing to the Trustee and the Servicer. Proceeds from the repurchase will be included in the Available Distribution Amount and will be distributed to the certificateholders in accordance with the Pooling and Servicing Agreement.

     Any repurchase of the Mortgage Loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding Certificates.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, to the extent of available funds, to the certificateholders on the Final Distribution Date the amounts due them in accordance with the Pooling and Servicing Agreement. The amount remaining on deposit in the Payment Account, other than amounts retained to meet claims, after all required distributions have been made to the holders of the Certificates will be paid to the Class R and RX certificateholders pro rata, based upon the holders’ respective percentage interests, in accordance with the provisions of the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

     General

     The effective yields to maturity to the holders of the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans and the application of excess cash flow to retire the Certificate Principal Balances of the Offered Certificates. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the Mortgage Loans and resulting Prepayment Interest Shortfalls (to the extent not covered by the Servicer as described in this prospectus supplement) may affect the yields to maturity of the Offered Certificates. Other factors that may affect yields to maturity include the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses and the purchase price for the Offered Certificates.

     If the purchaser of an Offered Certificate offered at a discount from its initial Certificate Principal Balance calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and repurchases of Mortgage Loans will result in payments to holders of the Certificates of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the interest rates on the Offered Certificates beginning with the Interest Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

     As described in this prospectus supplement, approximately 39.82% of the Identified Mortgage Loans by their aggregate Scheduled Principal Balance as of the Cut-off Date do not provide for monthly payments of principal for the first five years following origination. Instead, only monthly payments of interest are due during such period. Borrowers may be disinclined to prepay such loans during such five-year period. In addition, because no principal is due on such loans for their initial five-year period, the Certificate Principal Balances of the Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a twenty-five year, level payment amortization schedule, principal payments on the Offered Certificates are expected to increase correspondingly, and, in any case, may be made at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.

     The Pass-Through Rate is subject to a Net WAC Rate

     The Pass-Through Rate for each class of Certificates and on any Distribution Date is subject to a monthly cap based upon the Net WAC Rate. Therefore, the prepayment of the Mortgage Loans with higher mortgage rates may result in a lower Net WAC Rate for each class of Certificates.

     To the extent interest to be distributed on a Distribution Date to any class of Certificates is determined by reference to the Net WAC Rate, the difference between that Net WAC Rate and the related Formula Rate will create a shortfall that will carry forward with interest thereon. The shortfalls described above will only be payable from any Excess Cash Flow available for that purpose and pursuant to the Cap Agreement as described in this prospectus supplement. These shortfalls may remain unpaid on the date on which the Optional Termination of the Certificates is exercised or, if it is not exercised, on the Final Scheduled Distribution Date.

     Shortfalls caused by the failure of the Cap Provider to make required payments pursuant to the Cap Agreement will only be payable from the Excess Cash Flow and may remain unpaid on the date on which Optional Termination of the Certificates is exercised or, if it is not exercised, on the Final Scheduled Distribution Date.

     Prepayments

     The rate of prepayments on the Mortgage Loans will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans may experience different rates of prepayment. Approximately 91.12% of the Identified Mortgage Loans by their aggregate Scheduled Principal Balance as of the Cut-off Date that are hybrid Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three and five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. See “Description of the Mortgage Pool — Adjustable Rate Mortgage Loans” in this prospectus supplement.

     Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the interest rates (and, therefore, monthly payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.

     The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Prepayment Period. Approximately 78.45% of the Identified Mortgage Loans by their aggregate Scheduled Principal Balance as of the Cut-off Date are subject to Prepayment Premiums during intervals ranging from 1 year to 3 years following origination, as described under “Description of the Mortgage Pool — General” in this prospectus supplement.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Pooling and Servicing Agreement, the Originator will represent and warrant that as of the Closing Date each mortgaged property or other secured property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, the Originator will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date or, in the case of any Subsequent Mortgage Loans, after the date on which such Subsequent Mortgage Loan is sold to the trust, the Originator will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     Overcollateralization

     The yields of the Offered Certificates will be affected by the application of Excess Cash Flow as described in this prospectus supplement and by the amount of overcollateralization. The amount of Excess Cash Flow will be affected by the delinquency, default and prepayment experience of the

Mortgage Loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described in this prospectus supplement.

     The level of excess cash flow available on any Distribution Date will be influenced by, among other things:

•	the overcollateralization level of the Mortgage Loans:

•	the loss experience of the Mortgage Loans; and

•	the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the pass-through rates of the Certificates.

     No assurances can be given as to the amount or timing of excess cash flow distributable on the Certificates.

     Subordination

     As described in this prospectus supplement, a class of Certificates having a more senior class designation will have a preferential right to receive distributions of interest and principal. As a result, the yields of the Offered Certificates that are more subordinate will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior classes of Certificates.

Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average life of a Certificate is determined by (a) multiplying the net reduction, if any, of the applicable Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in (a) above. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of Excess Cash Flow applied in reduction of the Certificate Principal Balances of the Offered Certificates.

     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Fixed Rate Mortgage Loans is the Home-Equity Prepayment Curve (“HEP”) and for the Adjustable Rate Mortgage Loans is a constant prepayment rate (“CPR” and together with HEP, the “Prepayment Assumption”), each of which represents an assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of newly originated mortgage loans. 100% Prepayment Assumption with respect to the Fixed Rate Mortgage Loans assumes a prepayment rate of 23% HEP, which assumes constant prepayment rates of 2.30% per annum of the then unpaid principal balance of the Fixed Rate Mortgage Loans in the first month following the origination of the Fixed Rate Mortgage Loans and an additional 2.30% per annum in each month thereafter until the 10th month, and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a constant prepayment rate of 23.00% per annum is assumed. 100% Prepayment Assumption with respect to the Adjustable Rate Mortgage Loans assumes 2.00% CPR in the first month following the origination of the Adjustable Rate Mortgage Loans, an additional 1/11th of 28.00% CPR for each month thereafter, building to 30.00% CPR in month 12 and remaining constant at 30.00% CPR until month 22, increasing to and remaining constant at 50.00% CPR from month 23 until month 27 and decreasing to and remaining constant at 35.00% CPR in month 28 and each month thereafter during the life of the Adjustable Rate Mortgage Loans.

     As used in the tables that appear in Annex C to this prospectus supplement, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments); a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the related Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

     The tables that appear in Annex C to this prospectus supplement were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

•	the initial Certificate Principal Balances of each class of Certificates are as set forth in the table on page S-iv of this prospectus supplement and the Pass-Through Rates are calculated as described in this prospectus supplement;

•	the Subsequent Mortgage Loans and the August Pay Mortgage Loans (defined below) are included in the Trust Fund on July 29, 2005;

•	the Mortgage Loans prepay at the specified percentages of the Prepayment Assumption;

•	each Scheduled Monthly Payment of principal and interest is timely received on the first day of each month commencing in July 2005 for the Initial Mortgage Loans and in August 2005 for the Subsequent Mortgage Loans and the August Pay Mortgage Loans (defined below);

•	principal prepayments are received in full on the last day of each month commencing in June 2005 for the Initial Mortgage Loans and in July 2005 for the Subsequent Mortgage Loans and the August Pay Mortgage Loans (defined below) and there are no Net Prepayment Interest Shortfalls;

•	there are no defaults or delinquencies on the Mortgage Loans;

•	Distribution Dates occur on the 25th day of each month, commencing in July 2005;

•	there are no purchases or substitutions of Mortgage Loans, other than the addition of the Subsequent Mortgage Loans on July 29, 2005;

•	there is no Optional Termination of the Trust by the Servicer (except in the case of Weighted Average Life to Optional Termination);

•	the Certificates are issued on June 29, 2005;

•	the Class P Certificates have a zero Certificate Principal Balance;

•	the Mortgage Loans have the characteristics described in “Assumed Mortgage Loan Characteristics of the Fixed Rate Mortgage Loans” and “Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans” in Annex B to this prospectus supplement;

•	the Servicing Rights Fee and the Trustee Fee are as described in this prospectus supplement; and

•	the value of six-month LIBOR Index remains constant at 3.6029% and the value of one-month LIBOR Index remains constant at 3.2166%.

     The Mortgage Loans are aggregated into assumed Mortgage Loans having the characteristics as described in the chart that appears in Annex B to this prospectus supplement. For purposes of the Modeling Assumptions and the charts in Annex B, Closing Date Mortgage Loans with a “first pay” date of August 1, 2005 will be referred to herein as the “August Pay Mortgage Loans” and all other Closing Date Mortgage Loans will be referred to herein as the “Initial Mortgage Loans.”

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables that appear in Annex C to this prospectus supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the table that appears in Annex C to this prospectus supplement indicates the weighted average lives of the Offered Certificates and sets forth the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

THE TRUST

General

     The Certificates will be issued in accordance with the Pooling and Servicing Agreement. Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Pooling and Servicing Agreement. See also “Certain Terms of the Pooling and Servicing Agreement, Transfer and Servicing Agreement and the Indenture” in the accompanying prospectus. This summary of the provisions of the Pooling and Servicing Agreement does not purport to be complete.

     Each Mortgage Loan was originated by First NLC Financial Services, LLC. The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “Underwriting Guidelines” below. From time to time, prior to the Closing Date, the Originator transferred the Mortgage Loans to the Sellers in connection with financing activities of the Originator and its affiliates.

     On or prior to the date the Certificates are issued, pursuant to the Pooling and Servicing Agreement, each Seller will sell the Closing Date Mortgage Loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such Mortgage Loans after the Cut-off Date, to the Depositor. During the Pre-Funding Period, pursuant to the Pooling and Servicing Agreement, certain Sellers may sell Subsequent Mortgage Loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such Subsequent Mortgage Loans after the applicable Cut-off Date, to the Depositor, who in turn will sell all such Subsequent Mortgage Loans to the Trust Fund.

Assignment of Mortgage Loans

     Pursuant to the Pooling and Servicing Agreement, the Depositor will convey to the Trustee for the benefit of the certificateholders all of the Trust’s right, title and interest in and to the Trust Fund. Concurrently with such pledge, the Trustee will authenticate and deliver the Certificates at the direction of the Depositor in exchange for the Trust Fund.

     The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by the Originator, the Sellers, the Depositor, the Servicer or the Trustee or any of their affiliates.

     Each Mortgage Loan transferred to the Trust will be identified in a schedule (the “Mortgage Loan Schedule”) delivered pursuant to the Pooling and Servicing Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the applicable Cut-off Date, the Mortgage Rate, the Scheduled Monthly Payment, the maturity date, the Sellers and the Servicer.

     On or prior to the Closing Date, with respect to the Closing Date Mortgage Loans the Trustee will complete a review of all of the mortgage loan files and issue a certificate regarding the documentation within such files.

     The Depositor, with respect to the Mortgage Loans, will represent and warrant only that:

•	the information set forth in the Mortgage Loan Schedule is true and correct as of the date or dates on which the information was furnished;

•	the Depositor is the owner of each Mortgage Loan;

•	the Depositor acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim;

•	except for the sale of the Mortgage Loans to the Trust, the Depositor has not assigned any interest or participation in any Mortgage Loan that has not been released; and

•	the Depositor has the full right to sell the trust estate to the Trust.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank or a lost note affidavit to the extent that the original note has been lost, (2) the original mortgage (including all riders thereto) with evidence of recording indicated thereon (or, if such original recorded mortgage (including all riders thereto) has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form with respect to all Mortgage Loans other than Mortgage Loans registered on the system Mortgage Electronic Registration Systems, Inc. (“MERS”), (4) the policy of title insurance issued with respect to each Mortgage Loan, and (5) the originals of any assumption, modification, extension or guaranty agreements.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Originator will make certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Loans — Representations and Warranties; Repurchases.” The representations and warranties of the Originator in respect of the Mortgage Loans generally will have been made as of the Closing Date, or with respect to any Subsequent Mortgage Loans, the subsequent closing date.

     Under the terms of the Pooling and Servicing Agreement, and subject to the Originator’s option to effect a substitution as described in the next paragraph, the Originator will be obligated to repurchase any Mortgage Loan for its Repurchase Price within 90 days after the discovery, or receipt of written notice, by the Depositor, the Servicer or the Trustee, that the Originator has breached any representation or warranty made by the Originator in the Pooling and Servicing Agreement in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or any interest therein of the certificateholders, the Depositor, the Servicer or the Trustee.

     The “Repurchase Price” for any Mortgage Loan will be the unpaid principal balance of the Mortgage Loan at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Mortgage Loan following the repurchase, any unreimbursed advances and servicing advances made by the Servicer and any costs and damages incurred with respect to a Mortgage Loan in connection with the violation by such Mortgage Loan of any predatory and abusive lending law. Prior to being paid to certificateholders, this Repurchase Price will be used to reimburse the Servicer for any previously unreimbursed advances made by the Servicer in respect of the repurchased Mortgage Loan.

     In lieu of repurchasing a Mortgage Loan as specified in the preceding paragraph, the Originator may, at its option, cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Qualified Substitute Mortgage Loans for any Mortgage Loan to be repurchased. Any such Mortgage Loan shall only be substituted if such substitution occurs within two years of the Closing Date. A “Qualified Substitute Mortgage Loan” is any Mortgage Loan that, on the date of substitution, among other things:

•	has an outstanding principal balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;

•	has a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;

•	has a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;

•	complies with the Mortgage Loan representations and warranties set forth in the Pooling and Servicing Agreement;

•	is of the same type as the Deleted Mortgage Loan;

•	has a Gross Margin not less than that of the Deleted Mortgage Loan;

•	has the same Index as the Deleted Mortgage Loan, if the original Mortgage Loan is an Adjustable Rate Mortgage Loan;

•	is a first lien priority mortgage;

•	will have a credit score not less than that of the Deleted Mortgage Loan;

•	have an Loan-to-Value Ratio not greater than that of the Deleted Mortgage Loan; and

•	has a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan.

     If more than one Mortgage Loan is substituted for a replaced Mortgage Loan, the Scheduled Principal Balances may be determined on an aggregate basis and the Net Mortgage Rate and term may be determined on a weighted average basis. A Qualified Substitute Mortgage also shall satisfy the following criteria as of the date of its substitution for a replaced Mortgage Loan:

•	the Mortgage Loan shall not be 30 or more days delinquent;

•	the Mortgage Loan file for such Mortgage Loan shall not contain any material deficiencies in documentation, and shall include an executed mortgage note or lost note affidavit, as applicable, and, a recorded mortgage;

•	no property securing such mortgage may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such Mortgage Loan must be secured by a valid first lien on the related mortgaged property.

     The Originator will make a payment to the Trustee for deposit into the Payment Account in the amount, if any, by which the aggregate Scheduled Principal Balances of any Deleted Mortgage Loans exceed the aggregate Scheduled Principal Balances of the Qualified Substitute Mortgage Loans replacing such Deleted Mortgage Loans (“Substitution Adjustment Amount”), together with one month’s interest on such excess amount at the applicable Adjustable Mortgage Rate.

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Originator and a Realized Loss occurs with respect to that Mortgage Loan, holders of Certificates may incur a loss to the extent not covered by available credit enhancement.

Conveyance of Subsequent Mortgage Loans and Pre-Funding Account

     A Pre-Funding Account will be established by the Trustee and funded by the Depositor on the Closing Date to provide the Trust with funds to purchase subsequent Mortgage Loans (the “Subsequent Mortgage Loans”). The Subsequent Mortgage Loans will be purchased by the Trust during a period which will begin on the Closing Date and end on the earliest of (i) July 29, 2005, (ii) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, and (iii) the date on which there are no outstanding Certificates remaining (the “Pre-Funding Period”). The amount on deposit in the Pre-Funding Account (as of any date of determination, the “Pre-Funded Amount”) will initially equal approximately $145,588,034. In the event that the Trust is unable to acquire sufficient qualifying Mortgage Loans by the end of the Pre-Funding Period, any amounts remaining in the Pre-Funded Account will be applied as a partial principal distributions to those certificateholders entitled to distributions of principal on the first Distribution Date following the end of the Pre-Funding Period. The Pre-Funding Account will be part of the Trust but not part of any REMIC.

     Under the Pooling and Servicing Agreement, the Trust will be obligated to purchase Subsequent Mortgage Loans from the Depositor during the Pre-Funding Period, if available. Subsequent Mortgage Loans will be transferred to the Trust pursuant to subsequent transfer agreements between the applicable Seller, the Depositor and the Trust. Each Subsequent Mortgage Loan will have been underwritten in accordance with the Originator’s standard underwriting criteria. In connection with the purchase of Subsequent Mortgage Loans, the Trust will be required to pay to the applicable Seller from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Mortgage Loans as of the related Cut-off Date. Any conveyance of Subsequent Mortgage Loans must satisfy conditions including, but not limited to:

•	each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related subsequent transfer agreement and the Pooling and Servicing Agreement;

•	the applicable Seller will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the certificateholders;

•	each Subsequent Mortgage Loan must not be 30 or more days delinquent as of its Cut-off Date;

•	the inclusion of such Subsequent Mortgage Loans will not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates; and

•	an independent accountant will provide a letter confirming that the characteristics of the Subsequent Mortgage Loans conform to the characteristics of the Mortgage Loans described in this prospectus supplement.

     Following the end of the Pre-Funding Period, the Mortgage Pool must satisfy the following criteria:

•	the weighted average mortgage rate must not be less than 7.096% or more than 7.296%;

•	the weighted average remaining term to stated maturity must not be less than 356 months or more than 360 months;

•	the weighted average Loan-to-Value Ratio must not be greater than 82%; and

•	not more than 37%, 22% and 15% of the Mortgage Loans located in California, Florida, Illinois, or any other individual state, respectively.

     Information regarding Subsequent Mortgage Loans comparable to the disclosure regarding the initial Mortgage Loans provided in this prospectus supplement will be filed on a Current Report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.

The Cap Agreement

     On the Closing Date, the Trustee on behalf of the Trust or the certificateholders will enter into a cap agreement (the “Cap Agreement”) with the Cap Provider that will be assigned to the Trustee. With respect to each Distribution Date, if One-Month LIBOR exceeds the applicable rate (the “Strike Rate”), the Cap Agreement will provide for the payment to the Trust for deposit into the Reserve Account of an amount equal to the result of multiplying (a) the product of (i) the rate equal to the excess of (x) One-Month LIBOR (up to a maximum of 13.00% per annum) over (y) the applicable Strike Rate and (ii) an amount equal to the lesser of the aggregate Certificate Principal Balance of all Certificates prior to any distribution of principal on such Distribution Date and a notional amount (the “Cap Notional”) by (b) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360. The aggregate of all payments made on a Distribution Date pursuant to the Cap Agreement is referred to in this prospectus supplement as a “Cap Payment.”

     The Strike Rate and the Cap Notional with respect to the Cap Agreement for each applicable Distribution Date are set forth on Annex D to this prospectus supplement. The Cap Notionals have been calculated using 100% of the Prepayment Assumption. We can give you no assurance that the Mortgage Loans will pay at that rate or at any other rate. The Cap Agreement is effective beginning with the Distribution Date in August 2005. The Cap Agreement ends on the Distribution Date in July 2011.

     The Cap Payment will be transferred to the Reserve Account and distributed as described in “The Reserve Account.”

The Cap Provider

     The Bank of New York will be the counterparty for the Cap Agreement (the “Cap Provider”). The Bank of New York was founded in New York in 1784 by Alexander Hamilton and is the nation’s oldest bank. It is the principal subsidiary of The Bank of New York Company, Inc., one of the largest bank holding companies in the United States. The senior debt of The Bank of New York is rated “Aa2” by Moody’s, “AA-” by S&P and “AA-” by Fitch Ratings, Inc.

Reserve Account

     Pursuant to the Pooling and Servicing Agreement, the Trustee will establish a trust account (the “Reserve Account”) for deposit of any Cap Payments that it may receive under the Cap Agreement. The Reserve Account is part of the Trust Fund but will not be an asset of any REMIC.

     With respect to each Distribution Date on which a Cap Payment is received by the Trust under the Cap Agreement, the Trustee, to the extent of the Cap Payment, will withdraw funds on deposit in the Reserve account and pay to the certificateholders of those classes of Certificates that have experienced or are continuing to experience a Net WAC Cap Carryover Amount, to the extent not paid from Excess Cash Flow, pro rata based upon the entitlement of each such class, an amount up to the Net WAC Cap Carryover Amount related to such classes of Certificates. Any remaining funds in the Reserve Account on a Distribution Date will be withdrawn by the Trustee and distributed to holders of the Class C Certificates, as provided in the Pooling and Servicing Agreement. The Class C Certificates will be the owners of the Reserve Account for federal income tax purposes.

DESCRIPTION OF THE MORTGAGE POOL

General

     On the Closing Date, the Identified Mortgage Loans will primarily consist of approximately 2,363 Mortgage Loans, all of which have original terms to maturity of not more than 30 years, and which have a Scheduled Principal Balance of approximately $454,411,966.03. Approximately 8.88% of the Identified Mortgage Loans are fixed rate Mortgage Loans (“Fixed Rate Mortgage Loans”) and approximately 91.12% of the Identified Mortgage Loans are adjustable rate Mortgage Loans (“Adjustable Rate Mortgage Loans”), as described in more detail under “ — Adjustable Rate Mortgage Loans” below.

     This prospectus supplement contains statistical information with respect to only a portion of the Mortgage Loans to be sold to the Trust on the Closing Date. The Mortgage Loans identified in this prospectus supplement are referred to herein as the “Identified Mortgage Loans” and, together with the additional mortgage loans sold to the Trust on the Closing Date, as the “Closing Date Mortgage Loans.” The Closing Date Mortgage Loans, the Qualified Substitute Mortgage Loans and the Subsequent Mortgage Loans will constitute the “Mortgage Loans.”

     Except where otherwise specifically indicated, the discussion that follows and the statistical information presented in Annex A are derived solely from the characteristics of the Identified Mortgage Loans as of June 1, 2005 or the origination date of the Identified Mortgage Loan originated after such date (the “Cut-off Date”). Whenever reference is made in this prospectus supplement to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Identified Mortgage Loans as of the applicable Cut-off Date.

     The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the applicable Cut-off Date, after giving effect to Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Monthly Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date of determination. A “Scheduled Monthly Payment” is the monthly scheduled payment of interest and principal specified in the related loan document for a Mortgage Loan including any required reductions.

Attributes of the Mortgage Loans

     All of the Mortgage Loans are or will be secured by mortgages or deeds of trust or other similar security instruments creating first liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

     Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Mortgage Loan or the replacement value of the improvements on the mortgaged property. See “Credit Enhancement — Hazard Insurance Policies” in the accompanying prospectus.

     The “Loan-to-Value Ratio” of a Mortgage Loan secured by a first lien mortgage at any time is the ratio of the original loan amount of such Mortgage Loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related

Mortgage Loan and (b) the amount paid by the borrower for the mortgaged property. The weighted average Loan-to-Value Ratio of the Identified Mortgage Loans is 80.44%.

     Approximately 33.79% of the Identified Mortgage Loans have Loan-to-Value Ratios in excess of 80% (“80+ LTV Loans”). None of the 80+ LTV Loans are covered by existing primary mortgage insurance policies.

     Approximately 39.82% of the Identified Mortgage Loans require monthly payments of interest, but not principal for a fixed period following origination of approximately five years.

     Approximately 78.45% of the Identified Mortgage Loans provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the first one to three years after origination (the “Penalty Period”).

Adjustable Rate Mortgage Loans

     Approximately 91.12% of the Identified Mortgage Loans are hybrid mortgage loans. The hybrid mortgage loans are fixed rate mortgage loans that convert to Adjustable Rate Mortgage Loans after a specified period of two, three or five years following origination.

     The Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index. In the case of those Mortgage Loans that are Adjustable Rate Mortgage Loans, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first such adjustment for approximately 55.02% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately two years following origination, for approximately 44.42% of the Adjustable Rate Mortgage Loans approximately three years following origination and for approximately 0.56% of the Adjustable Rate Mortgage Loans, approximately five years following origination. On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the “Gross Margin”), provided that the Mortgage Rate on each such Adjustable Rate mortgage will not increase or decrease by more than a fixed percentage (ranging from 1.000% to 2.000%) specified in the related loan document (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such mortgage (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such mortgage (the “Minimum Rate”). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related loan document (the “Initial Cap”); the Initial Caps range from 2.000% to 5.000% for all of the Adjustable Rate Mortgage Loans. On each Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described in this prospectus supplement. See ” — The Indices” below. The Adjustable Rate Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Indices

     The Index used in determining the Mortgage Rates of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related loan document (the “Six-Month LIBOR Index”) and as most recently available either as of (a) the first business day a specified period of time prior to such Adjustment Date, (b) the first business day of the month preceding the month of such Adjustment Date or (c) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related loan document. The Six-Month LIBOR Index and any other index used in determining the Mortgage Rate of any Adjustable Rate Mortgage Loan is referred to in this prospectus supplement as an “Index.” In the event that an Index becomes unavailable or otherwise unpublished, a comparable alternative index will be chosen in the manner set forth in the related mortgage note.

Statistical Characteristics of the Identified Mortgage Loans

     The Identified Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. This information does not include information about additional Mortgage Loans that are expected to be delivered to the Trust on the Closing Date or Subsequent Mortgage Loans purchased during the Pre-Funding Period. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans	2,363
Number of Fixed Rate Mortgage Loans	283
Percentage of Fixed Rate Mortgage Loans	8.88%
Number of Adjustable Rate Mortgage Loans	2,080
Percentage of Adjustable Rate Mortgage Loans	91.12%
Scheduled Principal Balance:
Aggregate	$454,411,966.03
Average	$192,302.99
Range	$40,000 to $944,300.00
Mortgage Rates:
Weighted Average	7.196%
Range	4.750% to 10.875%
Original Term to Maturity (months)
Weighted Average	359
Range	120 to 360
Remaining Term to Maturity (months)
Weighted Average	359
Range	120 to 360

     The weighted average Loan-to-Value Ratio at origination of the Identified Mortgage Loans is approximately 80.44%, and approximately 33.79% of such Identified Mortgage Loans have an Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.49% of the Identified Mortgage Loans are secured by mortgaged properties located in any one zip code area.

     The Identified Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the columns in Annex A may not equal the totals indicated due to rounding.)

ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Identified Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Monthly Payments due on or before the related Cut-off Date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K. The sale of Subsequent Mortgage Loans to the Trust also will be noted in a Current Report on Form 8-K.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will prepare a monthly statement to certificateholders containing certain information regarding the Certificates and the Mortgage Pool. The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee’s website. Assistance in using the Trustee’s website can be obtained by calling the Trustee’s customer service desk at (877) 722-1095. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trustee at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Global Debt, First NLC 2005-2. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification regarding any such changes.

UNDERWRITING GUIDELINES

General

     The Mortgage Loans were originated by First NLC Financial Services, LLC (“First NLC”) and have been underwritten generally in accordance with First NLC’s underwriting guidelines (the “Underwriting Guidelines”) described below.

     The information set forth below has been provided by First NLC. None of the Depositor, the Servicer, the Trustee, the Underwriters or any of their respective affiliates (other than First NLC) has made or will make any representations as to the accuracy or completeness of such information.

     First NLC’s underwriting guidelines are designed to evaluate a borrower’s credit history, his or her capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. First NLC’s underwriting guidelines are established by a group composed of First NLC’s chief credit officer, assistant chief credit officers, senior credit officers, the President and the Chief Operating Officer. First NLC also invites other credit officers, sales managers and operational managers to make contributions to these policies. The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

Underwriting Personnel

     All underwriting is performed by internal underwriting personnel, who are part of the loan origination teams. First NLC does not delegate underwriting authority to any broker or third-party. Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application. Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval. Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met or waived.

     A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team. The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements. The senior credit officers report directly to an operations manager in their region. Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process. First NLC’s 25 senior credit officers each have a minimum of eight years of industry experience and its 5 assistant chief credit officers each have over 13 years of experience.

Loan Application and Documentation

     Each borrower must complete a mortgage loan application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and other personal information. First NLC also requires independent documentation as part of its underwriting process. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required, and First NLC also requires an appraisal, a title commitment, and income-verification materials. The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Derogatory credit items are disregarded if they are included in the overall credit score. All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

Appraisals

     Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by the borrower or broker and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. First NLC does not require its borrowers to use any particular appraiser; however, First NLC may object to the use of a particular appraiser. An appraisal may not be more than 120 days old on the day the loan is funded.

     First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements. If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal. In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards. Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal. First NLC utilizes an automated valuation model cascade that provides a statistical valuation on all mortgage properties. In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC’s qualitative standards.

Verification of Income

     First NLC’s underwriting guidelines require verification of the borrower’s income. First NLC has two levels of income documentation requirements, referred to as “full documentation” and “stated income documentation” programs. Under each of these programs, First NLC reviews the loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation and calculates debt-to-income ratios to determine the applicant’s ability to repay the loan. Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information. Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application. Under both programs, First NLC generally verifies by telephone employment and / or proof of business existence and income, and self-employed applicants may be required to submit a business license. Verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, bank statements or other acceptable documentation. First NLC verifies twelve months’ mortgage payment or rental history with the related lender or landlord.

Credit Classifications

     A critical function of First NLC’s underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. First NLC has established seven principal classifications, from “A” to “C,” with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC has an eighth, generally inactive credit classification, called “C-.” First NLC uses two sets of guidelines to assign credit grades to potential borrowers: the Score More Loan Program and the Premier Score Program.

     The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower’s financial position, credit history and payment history. The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan. The following charts summarize First NLC’s lending guidelines for first and second mortgage loans for the Score More Loan Program and the Premier Score Program.

Score More Full Documentation(1)(2)

	MAXIMUM
	MORTGAGE
CREDIT	DELINQUENCIES	PROPERTY
GRADE	LAST 12 MONTHS	TYPE	OWNER-OCCUPIED		NON-OWNER-OCCUPIED
				MAXIMUM		MAXIMUM
				LTV		LTV
			MINIMUM	PURCHASE	MINIMUM	PURCHASE
			FICO	AND	FICO	AND
			SCORE	REFINANCE (3)	SCORE	REFINANCE
A	None	Single-family	600	100%	640	90%
		Condominium	600	100	640	90
		Townhome	600	100	640	90
		Duplex	600	100	640	90
		3-4 Family Unit	640	100	670	80
A-	One 30-day	Single-family	600	100	580	80
		Condominium	600	100	580	80
		Townhome	600	100	580	80
		Duplex	600	100	580	80
		3-4 Family Unit	660	100	620	80
B	Three 30-day	Single-family	620	95	600	80
		Condominium	620	95	600	80
		Townhome	620	95	600	80
		Duplex	600	95	600	80
		3-4 Family Unit	620	85	620	80
B-	One 60-day	Single-family	560	90	N/A	N/A
		Condominium	560	90	N/A	N/A
		Townhome/Duplex	560	90	N/A	N/A
		3-4 Family Unit	560	80	N/A	N/A
C	One 90-day	Single-family	525	85	N/A	N/A
		Condominium	525	85	N/A	N/A
		Townhome/Duplex	525	85	N/A	N/A
		3-4 Family Unit	525	75	N/A	N/A

(1)	To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred (a) three or more years prior for stand alone first lien loans with a loan-to-value ratio in excess of 95%, (b) two or more years prior for (1) loans with a loan-to-value ratio in excess of 90% but not greater than 95%, and (2) all loans for which the mortgaged property also secures junior liens with a loan-to-value ratio up to 100%, and (c) one or more years prior for loans with loan-to-value ratio equal to or less than 90%.

(2)	The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.

(3)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is unaffected.

•	If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95% or, if applicable, the combined loan-to-value ratio is up to 100%.

•	If the bankruptcy was discharged more than one year prior, the maximum loan-to-value ratio is 90%.

Score More Stated Income Documentation (1)(2)

	MAXIMUM
	MORTGAGE
CREDIT	DELINQUENCIES	PROPERTY
GRADE	LAST 12 MONTHS	TYPE	OWNER-OCCUPIED		NON-OWNER-OCCUPIED (3)
				MAXIMUM		MAXIMUM
				LTV		LTV
			MINIMUM	PURCHASE	MINIMUM	PURCHASE
			FICO	AND	FICO	AND
			SCORE	REFINANCE (4)	SCORE	REFINANCE
A	None	Single-family	640	100%	620	75%
		Condominium	640	100	620	75
		Townhome/Duplex	640	100	620	75
		3-4 Family Unit	640	90	620	75
A-	One 30-day	Single-family	640	90	620	75
		Condominium	640	90	620	75
		Townhome/Duplex	640	90	620	75
		3-4 Family Unit	600	85	620	75
B	Three 30-day	Single-family	600	85	600	75
		Condominium	600	85	600	75
		Townhome	600	85	600	75
		Duplex	600	85	600	75
		3-4 Family Unit	600	85	N/A	N/A
B-	One 60-day	Single-family	540	75	N/A	N/A
		Condominium	540	75	N/A	N/A
		Townhome/Duplex	540	75	N/A	N/A
		3-4 Family Unit	560	70	N/A	N/A
B	One 90-day	Single-family	540	70	N/A	N/A
		Condominium	540	70	N/A	N/A
		Townhome	540	70	N/A	N/A
		Duplex	540	70	N/A	N/A

(1)	To qualify for a loan under the Score More Stated Income Documentation Program, any foreclosures experienced by the applicant must have occurred (a) three or more years prior for stand alone first lien loans with a loan-to-value ratio in excess of 95%, (b) two or more years prior for (1) loans with a loan-to-value ratio in excess of 90% but not greater than 95%, and (2) all loans for which the mortgaged property also secures junior liens with a loan-to-value ratio up to 100%, and (c) one or more years prior for loans with loan-to-value ratio equal to or less than 90%.

(2)	The maximum allowable debt-to-income ratio under the Score No More Income Verification and Limited Documentation Program is 50%.

(3)	The Score More Stated Income Documentation Program was not available for non-owner-occupied mortgaged properties until April 2005.

(4)	If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

•	If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95% or, if applicable, the combined loan-to-value ratio is up to 100%.

•	If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 80%.

Premier Score Full Documentation (1)

			OWNER-OCCUPIED		NON-OWNER-OCCUPIED
CREDIT			PURCHASE AND		PURCHASE AND
GRADE	FICO SCORE	PROPERTY TYPE	REFINANCE		REFINANCE
			MAXIMUM	MAXIMUM	MAXIMUM	MAXIMUM
			CLTV	LTV ONE	CLTV	LTV ONE
			COMBO (2)	LOAN (3)	COMBO (2)	LOAN (3)
A	660+	Single-family	100%	100%	N/A	85%
		Condominium	100	100	N/A	85
		Townhome/Duplex	100	100	N/A	85
		3-4 Family Units	100	95	N/A	85
A-	620-659	Single-family	100	100	N/A	85
		Condominium	100	100	N/A	85
		Townhome/Duplex	100	100	N/A	85
		3-4 Family Units	100	95	N/A	85
B+	600-619	Single-family	100	100	N/A	85
		Condominium	100	100	N/A	85
		Townhome/Duplex	100	100	N/A	85
		3-4 Family Units	N/A	95	N/A	85
B	575-599	Single-family	N/A	90	N/A	80
		Condominium	N/A	90	N/A	80
		Townhome/Duplex	N/A	90	N/A	80
		3-4 Family Units	N/A	90	N/A	80
B-	550-574	Single-family	N/A	90	N/A	75
		Condominium	N/A	90	N/A	75
		Townhome/Duplex	N/A	90	N/A	75
		3-4 Family Units	N/A	85	N/A	75
C+	525-549	Single-family	N/A	85	N/A	70
		Condominium	N/A	85	N/A	70
		Townhome/Duplex	N/A	85	N/A	70
		3-4 Family Units	N/A	80	N/A	65
C	500-525	Single-family	N/A	80	N/A	N/A
		Condominium	N/A	80	N/A	N/A
		Townhome/Duplex	N/A	80	N/A	N/A
		3-4 Family Units	N/A	75	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.

(2)	“CLTV” for any mortgage loan in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original loan amount of the related mortgage loan and (b) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related mortgage loan (such sum calculated at the date of origination of such related mortgage loan), and the denominator of which is the lesser of (i) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (ii) the amount paid by the borrower for the mortgaged property.

(3)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

•	If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

•	If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant’s FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

Premier Score Stated Income Documentation (1)

			OWNER-OCCUPIED		NON-OWNER-OCCUPIED
CREDIT			PURCHASE AND		PURCHASE AND
GRADE	FICO SCORE	PROPERTY TYPE	REFINANCE		REFINANCE
			MAXIMUM	MAXIMUM	MAXIMUM	MAXIMUM
			CLTV	LTV ONE	CLTV	LTV ONE
			COMBO (2)	LOAN (3)	COMBO (2)	LOAN (3)
A	660+	Single-family	100%	90%	N/A	75%
		Condominium	100	90	N/A	75
		Townhome/Duplex	100	90	N/A	75
		3-4 Family Units	100	90	N/A	75
A-	620-659	Single-family	100	90	N/A	75
		Condominium	100	90	N/A	75
		Townhome/Duplex	100	90	N/A	75
		3-4 Family Units	100	90	N/A	75
B+	600-619	Single-family	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome/Duplex	N/A	85	N/A	75
		3-4 Family Units	N/A	85	N/A	75
B	575-599	Single-family	N/A	85	N/A	75
		Condominium	N/A	85	N/A	75
		Townhome/Duplex	N/A	85	N/A	75
		3-4 Family Units	N/A	85	N/A	75
B-	550-574	Single-family	N/A	75	N/A	70
		Condominium	N/A	75	N/A	70
		Townhome/Duplex	N/A	75	N/A	70
		3-4 Family Units	N/A	75	N/A	70
C+	525-549	Single-family	N/A	70	N/A	N/A
		Condominium	N/A	70	N/A	N/A
		Townhome/Duplex	N/A	70	N/A	N/A
		3-4 Family Units	N/A	70	N/A	N/A
C	500-525	Single-family	N/A	N/A	N/A	N/A
		Condominium	N/A	N/A	N/A	N/A
		Townhome/Duplex	N/A	N/A	N/A	N/A
		3-4 Family Units	N/A	N/A	N/A	N/A

(1)	The maximum allowable debt-to-income ratio under the Premier Score Stated Income Documentation Program is 50%.

(2)	“CLTV” for any mortgage loan in a junior lien position is the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original loan amount of the related mortgage loan and (b) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related mortgage loan (such sum calculated at the date of origination of such related mortgage loan), and the denominator of which is the lesser of (i) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (ii) the amount paid by the borrower for the mortgaged property.

(3)	If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

•	If the bankruptcy was discharged at least two years prior, the maximum loan-to-value ratio is unaffected.

•	If the bankruptcy was discharged at least one year prior but less than two years prior, the maximum loan-to-value ratio is 90%.

•	If the bankruptcy was discharged less than one year prior, the maximum loan-to-value ratio is 90% except that if the applicant’s FICO score is 575 or less the maximum loan-to-value ratio is 85% and if the applicant’s FICO score is 525 or less, the maximum loan-to-value ratio is 80%.

     First NLC may make exceptions to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following exceptions:

•	A risk category upgrade;

•	A debt-to-income ratio exception;

•	A pricing exception;

•	A loan-to-value exception; or

•	An exception from certain requirements of a particular risk category.

     An exception may be allowed if the application reflects certain compensating factors, including:

•	A low loan-to-value ratio;

•	A maximum of one 30-day late payment on all mortgage loans during the last 12 months;

•	Stable employment;

•	Ownership of the current residence for five or more years; or

•	Above-average physical condition of the property securing the loan.

     An exception may also be allowed if the applicant places a down-payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensating factors. All exceptions are subject to the approval of a senior credit officer or an assistant chief credit officer.

Quality Control

     First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC’s legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six credit analysts and one supervisor. Each loan First NLC funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent for accuracy and completeness. All loans are subjected to specific post-funding loan tests, including high-cost tests, to verify that First NLC’s originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of First NLC’s senior management team. Any corrective measures that are required are promptly initiated.

     If fraud is suspected or there has been a default in payments, the loan is subject to further investigation, including re-verification of income and employment and re-appraisal to confirm the value of the collateral. In addition, on a monthly basis, a random sampling of loan is evaluated under the quality control process. Any significant findings are reported to First NLC senior management team, and corrective actions are taken, including, if circumstances warrant, the termination of the broker relationship.

THE SERVICER

General

     Litton Loan Servicing LP will have the responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the mortgaged properties, each in accordance with the Pooling and Servicing Agreement. However, from the Closing Date until servicing is transferred to Litton Loan Servicing LP, which is expected to occur on or before September 1, 2005, Ocwen Federal Bank FSB will perform the servicing duties. See “Servicing of the Mortgage Loans” in this prospectus supplement. It is expected that one or more affiliates of the Servicer will acquire the Certificates issued by the Trust but not offered pursuant to this prospectus supplement.

     The delinquency and loan loss data set forth below for the Servicer represents the historical experience of the Servicer’s servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Mortgage Pool will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property or other secured property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the Mortgage Loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties or other secured properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by the Servicer that the delinquency and loss experience of the Mortgage Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

Litton Loan Servicing LP

     The information set forth in the following paragraphs has been provided by the Servicer.

     From and after the servicing transfer date, the Servicer, a Delaware limited partnership and a wholly owned subsidiary of Credit-Based Asset Servicing and Securitization LLC (“C-BASS”), will act as the servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement. The Servicer was formed in December 1996. As of March 31, 2005, the Servicer employed approximately 852 individuals. The main office of the Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $32.93 billion as of March 31, 2005. The Servicer specializes in servicing sub-performing mortgage loans. The Servicer is servicing in excess of 100 securitizations for C-BASS and various third parties.

     From time to time the Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Servicer’s current portfolio. The Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

     On December 1, 2004, the Servicer and C-BASS closed a transaction with The Provident Bank, pursuant to which the Servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS’s acquisition of residual mortgage-backed securities relating to certain of such loans. While this acquisition represents a significant increase in the Servicer’s servicing portfolio, the Servicer does not believe that the acquisition will have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

     The servicer may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewersm. The Servicer has no obligation to continue to provide any type of information available on RADARViewersm as of the date hereof or to maintain its website for RADARViewersm in the entirety, and may, in its sole discretion, discontinue such service at any time.

     Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2004. The rating is based on the Servicer’s ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer’s proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

     In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2004. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the Servicer’s loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Servicer’s focus on early collection and loss mitigation.

     In March 2001, Moody’s Investors Service, Inc. assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2004. The rating is based on the Servicer’s ability as a servicer and the stability of its servicing operations.

     In April 2001, S&P raised the Servicer’s ranking from “Above Average” to “Strong” for both its residential special and subprime servicing categories and reaffirmed that rating in April 2004. The “Strong” rating is S&P’s highest possible rating for these categories. The rankings are based on the Servicer’s established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

     As of the date of this prospectus supplement, each of the ratings described above remains in effect with respect to the Servicer.

     The following table sets forth the delinquency and foreclosure experience of the mortgage loans the Servicer serviced as of the dates indicated. The Servicer’s portfolio of mortgage loans may differ significantly from the Mortgage Loans in the Trust in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans in the Trust will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the Mortgage Loans in the Trust will depend, among other things, upon the value of the real estate securing such mortgage loans and the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that the Servicer’s business includes the acquisition of servicing rights with respect to non-performing and sub-performing mortgage loans and the Servicer has been an active participant in the market for such servicing rights since 1997, although the amount of such acquisitions (as a percentage of aggregate acquisitions) has decreased in the past few years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer.

Delinquency and Foreclosure Experience(1)

	As of March 31, 2005			As of December 31, 2004			As of December 31, 2003
			% by			% by			% by
		Principal	Principal	No. of	Principal	Principal	No. of	Principal	Principal
	No. of Loans	Balance(2)	Balance	Loans	Balance(2)	Balance	Loans	Balance(2)	Balance
Current Loans	209,681	$25,738,536,336	78.2%	209,161	$25,418,836,059	75.47%	117,507	$12,259,524,842	69.54%
Period of Delinquency(3)
30-59 Days	25,540	$2,829,252,145	8.6%	30,872	$3,366,957,309	10.00%	19,576	$1,846,650,352	10.47%
60-89 Days	9,302	$1,029,133,447	3.1%	13,627	$1,435,281,813	4.26%	8,097	$759,456,004	4.31%
90 Days or more	9,574	$996,703,709	3.0%	9,483	$924,532,429	2.74%	6,576	$544,508,354	3.09%

Total Delinquency	44,416	$4,855,089,302	14.7%	53,982	$5,726,771,551	17.00%	34,249	$3,150,614,710	17.87%

Foreclosures/Bankruptcy(4)	19,016	$1,832,383,035	5.6%	21,085	$1,990,423,865	5.91%	19,954	$1,807,441,681	10.25%
Real Estate Owned	5,714	$505,150,688	1.5%	6,236	$544,216,985	1.62%	4,611	$411,683,483	2.34%

Total Portfolio	278,827	$32,931,159,361	100.0%	290,464	$33,680,248,460	100.00%	176,321	$17,629,264,716	100.00%

(1)	The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2)	For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3)	No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4)	Exclusive of the number of loans and principal balance shown in Period of Delinquency.

     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Trust will correspond to the delinquency experience of the Servicer’s mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Trust will depend on the results obtained over the life of the Trust. There can be no assurance that the Mortgage Loans comprising the Trust will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Trust.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

     The Servicer will be entitled to a monthly fee (the “Servicing Fee”) with respect to the Mortgage Loans, equal to one-twelfth of 0.50% (the “Servicing Fee Rate”) multiplied by the Scheduled Principal Balance of the Mortgage Loan as of the due date in the prior calendar month. As compensation for its services hereunder, the Servicer shall be entitled to retain from the interest portion of the Scheduled Monthly Payment the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Prepayment Period.

     As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees, real estate referral fees, late payment charges and other service related fees (other than Prepayment Premiums) to the extent collected from the borrowers and not required to be deposited in the Custodial Account, together with any interest or other income earned on funds held in the Payment Account, custodial accounts and escrow accounts.

     The Servicing Fee is subject to reduction as described below under “ — Compensating Interest Payments.” See “Certain Terms of the Pooling and Servicing Agreement and the Indenture — Retained Interest; Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding expenses payable by the Servicer. The Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. See “Servicing of the Mortgage Loans — Collection and Other Servicing Procedures” and “ — Remittance of Payments on Mortgage Loans” in the accompanying prospectus.

Compensating Interest Payments

     When a borrower prepays a Mortgage Loan in full on a date other than a Due Date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a Prepayment Interest Shortfall. For any Distribution Date with respect to any principal prepayments in full, the Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment”) equal to the lesser of (i) half of the Servicing Fee payable to the Servicer in respect of such date and (ii) any Prepayment Interest Shortfall (for such principal prepayments in full) for such date.

Advances

     Under the Pooling and Servicing Agreement, the Servicer will be obligated to make advances, with its own funds or funds in the Custodial Account that are not included in Available Distribution Amount for such Distribution Date, with respect to delinquent payments of principal and interest on the Mortgage Loans (each, a “Monthly Advance”), delinquent payments of taxes, insurance premiums, foreclosure costs and other escrowed items (each, a “Servicing Advance”), to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Servicer will be entitled to recover any advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation, condemnation or insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans.

     The Servicer will not make advances of principal on REO Property. In addition, any Monthly Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Custodial Account prior to the distributions on the Certificates. In addition, the Servicer will have the right to withdraw from the Custodial Account funds that were not included in Available Distribution Amount for the preceding Distribution Date to reimburse itself for Monthly Advances previously made; provided, however, any funds so applied will be replaced by the Servicer by deposit in the Custodial Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed. The Servicer is entitled to reimburse itself for any Advances or Servicing Advances made in connection with the modification of a Mortgage Loan that have not already been reimbursed to the Servicer at the time of the modification.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

     The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts the Servicer may collect from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from any funds in the Custodial Account prior to the distributions on the Certificates.

     The Pooling and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person may fund Monthly Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Monthly Advances and/or Servicing Advances and the Pooling and Servicing Agreement may be amended without the consent of the certificateholders to provide for such a facility.

     The purpose of making Monthly Advances is to ensure continuity in cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Servicemembers’ Civil Relief Act or similar laws.

Collection of Taxes, Assessments and Similar Items

     The Servicer will, to the extent required by the related loan documents and permitted by law, maintain custodial escrow accounts for the collection of standard hazard insurance premiums, primary mortgage insurance premiums, if applicable, and real estate taxes and assessments with respect to the related Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

     The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its employees.

Evidence as to Servicing Compliance

     The Servicer must provide the Trustee or its designee with a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers. In addition, the Servicer will be required to deliver an officer’s certificate to the effect that the Servicer has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations under the Pooling and Servicing Agreement during the fiscal year and the steps that have been taken to correct such failure.

THE POOLING AND SERVICING AGREEMENT

The Trustee

     Under the terms of the Pooling and Servicing Agreement, JPMorgan Chase Bank, National Association will act as Trustee. The Pooling and Servicing Agreement requires the Trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the securities registrar in respect of the Certificates pursuant to the Pooling and Servicing Agreement may be served.

     The Trustee’s corporate trust office (the “Corporate Trust Office”) at which (a) its corporate trust business shall be administered is located as JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Global Debt, First NLC 2005-2 and (b) the Certificates may be presented for transfer and exchange and for purposes of presentment and surrender for the Final Distributions thereon is located at 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Worldwide Securities Services/Global Debt, First NLC 2005-2, or such other address as the Trustee shall notify the Depositor, the Servicer and the certificateholders.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In these circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Trustee will be entitled to a monthly fee with respect to the Mortgage Loans, equal to one-twelfth of 0.0075% (the “Trustee Fee Rate”) multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the due date in the prior calendar month, subject to a minimum of $750 per calendar month.

Voting Interests

     With respect to the Certificates (other than the Class R and RX Certificates), the voting interests will be allocated among the certificateholders in proportion to the Certificate Principal Balances of their respective Certificates on any Determination Date.

Amendment

     The Pooling and Servicing Agreement may be amended by the Depositor, the Sellers, the Servicer and the Trustee without the consent of the holders of the Certificates, for any of the purposes set forth under “Certain Terms of the Pooling and Servicing Agreement and the Indenture — Amendment” in the accompanying prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Sellers, the Servicer and the Trustee, with the consent of the holders of a majority in interest of each class of affected Certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates. However, in no event may any amendment without the consent of all of the certificateholders:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of all the affected Certificates;

•	affect adversely in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in the clause above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66%; or

•	reduce the aforesaid percentages of the aggregate outstanding Certificate Principal Balances of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Certificates.

     Notwithstanding anything to the contrary contained in this prospectus supplement, no amendment shall be granted if it would jeopardize the status of any REMIC created under the Pooling and Servicing Agreement or cause any tax to be imposed on any REMIC created under the Pooling and Servicing Agreement.

Servicer Events of Default

     An event of default with respect to the Servicer will consist, among other things, of:

•	any failure by the Servicer to make an advance and any other failure by the Servicer to deposit in the Custodial Account the required amounts or to remit to the Trustee any payment which continues unremedied for one business day following written notice to the Servicer; or

•	any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the date on which written notice of the failure is given to the Servicer by the Trustee; or

•	insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

     So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may (subject to the rights of the Servicing Rights Pledgee, as described below) (and, pursuant to the Pooling and Servicing Agreement, if so directed by holders of Certificates evidencing at least 66% of the voting rights, shall) terminate all of the rights and obligations of the Servicer in its capacity as servicer of the Mortgage Loans, as provided in the Pooling and Servicing Agreement. If this occurs, the Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the servicer under the Pooling and Servicing Agreement, including the obligation to make advances.

     No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

     No certificateholder, solely by virtue of its status as a holder of a Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to termination of the Servicer, unless the holder previously has given to the Trustee written notice of the Servicer’s default and certificateholders having not less than 66% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Trustee.

Pledge of Servicing Rights

     On or after the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees (the “Servicing Rights Pledgee”), selected by the Servicer, including Wachovia Bank, National Association, as the representative of certain lenders. In the event of a Servicer event of default, the Trustee and the Depositor have agreed that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under the Pooling and Servicing Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will Wachovia Bank, National Association be required to act as a backup Servicer.

Optional Purchase of Defaulted Loans

     As to any Mortgage Loan which is delinquent in payment by 90 days or more or for which the Servicer has accepted a deed in lieu of foreclosure, the Servicer or an affiliate of the Servicer may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Mortgage Loan from the Trust at the purchase price for such Mortgage Loan. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of those Mortgage Loans.

Reports to Certificateholders

     The Trustee will furnish the certificateholders with a monthly statement (based solely on information received from the Servicer) generally containing information with respect to principal and interest distributions on the certificates and Realized Losses on the Mortgage Loans. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by a Servicer evidencing the status of its compliance with the provisions of a Pooling and Servicing Agreement will be furnished to related certificateholders upon request addressed to the Trustee at the applicable Corporate Trust Office.

     The monthly statement for a distribution date will identify, among other things, the following items:

•	the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

•	the amount thereof allocable to interest, any accrued and unpaid interest amounts from prior Distribution Dates that are included in such distribution and any remaining unpaid Interest Distribution Shortfall Amounts after giving effect to such distribution;

•	if the distribution to the holders of such class of Certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

•	the Certificate Principal Balance of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

•	the aggregate Scheduled Principal Balance of the Mortgage Loans for the following Distribution Date;

•	the Pre-Funded Amount;

•	the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date;

•	the Pass-Through Rate for each class of Certificates with respect to such Distribution Date;

•	the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

•	the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

•	with respect to any Mortgage Loan that became an REO property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

•	the aggregate amount of Realized Losses incurred during the preceding calendar month; and

•	the aggregate principal balance of any Subsequent Mortgage Loans acquired by the Trust Fund in the related Due Period, the amount of funds remaining in each Pre-Funding Account (after taking into account any such acquisitions) and the amount of funds remaining in the Capitalized Interest Account (after giving effect to distributions on such Distribution Date).

Resignation of Servicer

     The Servicer may not resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon the determination that the Servicer’s duties under the Pooling and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Trustee which opinion of counsel shall be in form and substance acceptable to the Trustee. No such resignation shall become effective until a successor meeting the requirements set forth in the Pooling and Servicing Agreement shall have assumed the Servicer’s responsibilities and obligations under the Pooling and Servicing Agreement.

Certain Matters Regarding the Depositor, the Servicer and the Trustee

     The Pooling and Servicing Agreement provides that none of the Depositor, the Servicer, and the Trustee, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment, provided that none of the Depositor, the Servicer or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor’s, the Servicer’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the Pooling and Servicing Agreement.

     The Depositor, the Servicer, the Trustee and any director, officer, employee, affiliate or agent of the Depositor, the Servicer or the Trustee will be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Pooling and Servicing Agreement, the Mortgage Loans or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the Depositor’s, the Servicer’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     None of the Depositor, the Servicer or the Trustee is obligated under the Pooling and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the Pooling and Servicing Agreement, the Depositor, the Servicer and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Pooling and Servicing Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor, the Servicer or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the Depositor, the Servicer and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust Fund.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The discussion in this section and in the section “Material Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended. For a general discussion of the tax consequences applicable to holders of the Offered Certificates see “Material Federal Income Tax Consequences — REMIC Certificates” in the prospectus.

General

     One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Account, the Reserve Account and the Cap Agreement) as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Certificates, Hunton & Williams LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Section 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

Taxation of the Offered Certificates

     For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as owning an interest in a REMIC regular interest corresponding to that Certificate (a “Regular Interest”) and (ii) as having entered into a limited recourse interest rate cap contract (a “Basis Risk Contract”) representing the right to receive Net WAC Cap Carryover Amounts. The Regular Interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that interest payments will be determined without regard to any payments in respect of Net WAC Cap Carryover Amounts. Any payment on an Offered Certificate in respect of Net WAC Cap Carryover Amounts will be deemed to have been paid pursuant to the Basis Risk Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Material Federal Income Tax Consequences — REMIC Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Basis Risk Contract component and will be permitted to recognize a net deduction with respect to the Basis Risk Contract component, subject to the discussion under “ — The Basis Risk Contract Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

     A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components — the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Material Federal Income Tax Consequences — REMIC Certificates — Original Issue Discount” in the prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the Offered Certificate must allocate the amount realized between the components of such Certificate based on the relative fair market values of those components at the time of sale. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences — REMIC Certificates — Gain or Loss on Disposition.”

     Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of such Certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Federal Income Tax Consequences — REMIC Certificates — Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

     This paragraph applies to the Offered Certificates exclusive of the portion of the Certificates that represents the Basis Risk Contract. The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.

The Basis Risk Contract Component

     General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Net WAC Cap Carryover Amounts on the date it purchases its Certificates. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Swap Regulations”). Under these regulations, in general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between their Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by the holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

     Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

     Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under the Basis Risk Contract component would be considered a “termination payment” under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

     Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner’s rights under the Basis Risk Contract in connection with the sale or exchange of an Offered Certificate would be considered a “termination payment” under the Swap Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of the Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Basis Risk Contract.

     Gain or loss realized upon the termination of the Basis Risk Contract component of the Offered Certificates will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Other Matters

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the Offered Certificates, see “Federal Income Tax Consequences — REMIC Certificates — Backup Withholding” and ” — Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.

REMIC Taxes and Reporting

     It is not anticipated that the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in section 860F(a)(2) of the Code, the prohibited contributions tax as defined in section 860G(d) of the Code or the tax on net income from foreclosure property as defined in section 860G(c) of the Code. However, in the event that any tax is imposed on the Trust, the tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the agreement, (ii) by the Servicer or any subservicer, if the Servicer or any subservicer, respectively, has breached its obligations with respect to REMIC compliance under the agreement, and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Certificates. See “Federal Income Tax Consequences — REMIC Certificates — REMIC Level Taxes” in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences — REMIC Certificates” in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

     Upon the termination of the Pre-Funding Period, the Offered Certificates (other than the Class M-5, M-6 and M-7 Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class M-5, M-6 and M-7 Certificates will not constitute “mortgage related securities” for purposes of SMMEA. All Offered Certificates, however, including the Class M-5, M-6 and M-7 Certificates, will be subject to general regulatory considerations governing investment practices under state and federal laws. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

     Offered Certificates generally may be purchased by an employee benefit plan or other retirement arrangement (each such arrangement as more fully described in the accompanying Prospectus) that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (each, a “Plan”) or by a person investing Plan assets by, or on behalf of, a Plan, in each case, subject to conditions set forth in the Prospectus, including that the purchase or holding of the Offered Certificates by a Plan will not result in a non-exempt prohibited transaction under ERISA or the Code. The purchase of the Offered Certificates by a Plan or a person investing assets by, or on behalf of, a Plan may be eligible for relief from the prohibited transaction rules under an individual exemption issued to one of the Underwriters, as amended by Prohibited Transaction Exemptions 97-34, 62 FR 51454 (July 21, 1997), 2000-58, 65 FR 677645 (November 13, 2000) and 2002-41, 67 Fed. Reg. 54487 (August 22, 2002); provided that, among other requirements, the Plan is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933. If the transaction involving the purchase or sale of the Offered Certificates fails to qualify for the individual underwriter’s exemption, as amended (for example, because the rating of a class of Offered Certificates declines below the lowest rating permitted under this prohibited transaction exemption) the transaction may be eligible for relief under another prohibited transaction exemption. See “ERISA Considerations” in the accompanying Prospectus for a description of the requirements for relief under the individual underwriter’s exemption and other Prohibited Transaction Exemptions that may be available.

     Some employee benefit plans, such as governmental or church plans (as defined in ERISA) are not subject to the prohibited transaction rules of ERISA or the Code or fiduciary requirements imposed by ERISA. These plans or retirement arrangements generally also are eligible to purchase Offered Certificates; provided, however, such plans or arrangements may be subject to provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code.

     A fiduciary of any employee benefit plan or other retirement arrangement that is subject to Title I of ERISA or section 4975 of the Code should carefully review the discussion of ERISA considerations set forth in the accompanying Prospectus and consult with its legal advisors as to whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited under ERISA or the Code or that raises fiduciary issues with respect to ERISA (including, the application of the “Plan Asset Regulation as discussed in the Prospectus). Similarly, persons investing assets by, or on behalf of, a governmental or church plan described above should consider whether the transaction involving the Offered Certificates may trigger the application of substantially similar provisions under federal, state or local law. See “ERISA Considerations” in the accompanying Prospectus for a discussion of the considerations in purchasing, holding or selling Offered Certificates by a Plan, a governmental or church plan or a person investing assets by, or on behalf of, any of the foregoing.

     The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be purchased by or sold to a Plan (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it).

USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates together with net proceeds from the sale of the Certificates not offered hereby, will represent the purchase price to be paid by the Trust to the Depositor for the Mortgage Loans transferred to the Trust on the Closing Date and for the purchase of Subsequent Mortgage Loans during the Pre-Funding Period and will be applied by the Depositor to acquire the Closing Date Mortgage Loans and Subsequent Mortgage Loans from the Sellers and to make certain initial payments under the Cap Agreement.

UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”) dated as of June 16, 2005, among the Depositor, the Originator, Friedman, Billings, Ramsey & Co., Inc. (the “Lead Underwriter”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Co-Underwriter” and together with the Lead Underwriter, the “Underwriters”), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositor, the initial Certificate Principal Balance of the Offered Certificates set forth under their name below.

	Friedman, Billings,	Merrill Lynch, Pierce,
Class	Ramsey & Co., Inc.	Fenner & Smith Incorporated
AV-1	$168,975,000	$18,775,000
AV-2	215,757,000	23,973,000
AV-3	13,788,000	1,532,000
M-1	21,870,000	2,430,000
M-2	20,790,000	2,310,000
M-3	12,690,000	1,410,000
M-4	10,800,000	1,200,000
M-5	9,720,000	1,080,000
M-6	9,450,000	1,050,000
M-7	8,100,000	900,000

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the Offered Certificates offered hereby if they purchase any of such Offered Certificates. The Depositor has been advised that the Underwriters intend to distribute the Offered Certificates by selling the Offered Certificates at the prices set forth on the cover page.

     Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Offered Certificates.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the related Underwriter may be required to make for these liabilities.

LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by Sidley Austin Brown & Wood LLP. Hunton & Williams LLP also represents the Lead Underwriter from time to time in other matters.

RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive ratings as set forth on page S-iv.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of payments in the amount of Scheduled Monthly Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of certificateholders receiving payments in respect of Net WAC Cap Carryover Amount, if any.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the rating agencies identified on page S-iv. There can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

INDEX OF PRINCIPAL TERMS

Defined Term	Page
80+ LTV Loans	S-46
Adjustable Rate Mortgage Loans	S-45
Adjusted Net Mortgage Rate	S-21
Adjustment Date	S-46
Administrative Expenses	S-21
Allocable Share	S-21
Applied Loss Amount	S-32
Available Distribution Amount	S-22
Available Interest Funds	S-22
Available Principal Funds	S-22
Average Sixty-Day Delinquency Ratio	S-22
Basis Risk Contract	S-67
Beneficial Owner	S-18
Book-Entry Certificates	S-18
Business Day	S-17
Cap Agreement	S-44
Cap Notional	S-44
Cap Payment	S-44
Cap Premium	S-68
Cap Provider	S-44
Capitalized Interest Requirement	S-22
C-BASS	S-56
Certificate Principal Balance	S-23
Certificates	S-17
Class A Certificates	S-17
Class M Certificates	S-17
Class M-1 Principal Distribution Amount	S-23
Class M-10 Principal Distribution Amount	S-25
Class M-11 Principal Distribution Amount	S-25
Class M-2 Principal Distribution Amount	S-23
Class M-3 Principal Distribution Amount	S-23
Class M-4 Principal Distribution Amount	S-23
Class M-5 Principal Distribution Amount	S-24
Class M-6 Principal Distribution Amount	S-24
Class M-7 Principal Distribution Amount	S-24
Class M-8 Principal Distribution Amount	S-24
Class M-9 Principal Distribution Amount	S-25
Class Principal Distribution Amount	S-26
Closing Date Mortgage Loans	S-45
Code	S-67
Compensating Interest Payment	S-59
Corporate Trust Office	S-62
Co-Underwriter	S-72
CPR	S-37
Cumulative Realized Losses	S-26
Current Interest	S-26
Custodial Account	S-18
Cut-off Date	S-45
Debt Service Reduction	S-31
Deficient Valuation	S-31
Definitive Certificate	S-18
Deleted Mortgage Loan	S-41
Depositor	S-17
Distribution Date	S-17
DTC	S-18
Due Period	S-26
Excess Cash Flow	S-26
Extra Principal Distribution Amount	S-26
Final Scheduled Distribution Date	S-33
First NLC	S-48
Fixed Rate Mortgage Loans	S-45
Formula Rate	S-26
Gross Margin	S-46
HEP	S-37
Identified Mortgage Loans	S-45
Index	S-47
Initial Cap	S-46
Interest Accrual Period	S-26
Interest Distribution Amount	S-26
IRS	S-68
Lead Underwriter	S-72
LIBOR	S-29
LIBOR Business Day	S-30
LIBOR Determination Date	S-30
Loan-to-Value Ratio	S-45
Margin Stepup Date	S-27
Maximum Rate	S-46
MERS	S-41
Minimum Rate	S-46
Modeling Assumptions	S-38
Monthly Advance	S-59
Mortgage Loan Schedule	S-40
Mortgage Loans	S-45
Mortgage Pool	S-17
Net Prepayment Interest Shortfalls	S-27
Net WAC Cap Carryover Amount	S-27
Net WAC Rate	S-27
Offered Certificates	S-17
OID	S-67
Optional Termination	S-33
Originator	S-17
Overcollateralization Amount	S-27
Overcollateralization Deficiency Amount	S-27
Overcollateralization Release Amount	S-27

Defined Term	Page
Pass-Through Rate	S-27
Payment Account	S-18
Penalty Period	S-46
Periodic Cap	S-46
Pooling and Servicing Agreement	S-17
Pre-Funded Amount	S-42
Pre-Funding Period	S-42
Prepayment Assumption	S-37
Prepayment Interest Shortfall	S-27
Prepayment Premium	S-46
Principal Proceeds	S-28
Qualified Substitute Mortgage Loan	S-41
Realized Loss	S-31
Record Date	S-17
Reference Banks	S-30
Regular Interest	S-67
REIT	S-68
Relief Act Reduction	S-26
REMIC	S-67
Repurchase Price	S-41
Reserve Account	S-44
Scheduled Monthly Payment	S-45
Scheduled Principal Balance	S-45
Securities Act	S-72
Seller	S-17
Sellers	S-17
Senior Enhancement Percentage	S-28
Senior Principal Distribution Amount	S-28
Servicer	S-17
Servicer Remittance Date	S-18
Servicing Advance	S-59
Servicing Fee	S-59
Servicing Fee Rate	S-59
Servicing Rights Pledgee	S-64
Six-Month LIBOR Index	S-46
SMMEA	S-70
Stepdown Date	S-28
Strike Rate	S-44
Subsequent Mortgage Loans	S-42
Subsequent Recovery	S-32
Substitution Adjustment Amount	S-42
Swap Regulations	S-68
Target Overcollateralization Amount	S-29
Trigger Event	S-29
Trust Fund	S-17
Trustee	S-17
Trustee Fee Rate	S-62
Underwriters	S-72
Underwriting Agreement	S-72

Annex A

Certain Characteristics of the Mortgage Loans

The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the aggregates due to rounding.

Cut-Off Date Scheduled Principal Balances — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Outstanding Principal Balances ($)	Loans	Balance	Balance	Coupon	Score	LTV
0.01 - 50,000.00	16	$755,361.35	0.17%	8.680%	581	75.45%
50,000.01 - 100,000.00	466	37,141,812.98	8.17	7.914	598	78.95
100,000.01 - 150,000.00	522	65,103,424.67	14.33	7.498	614	79.95
150,000.01 - 200,000.00	415	72,735,738.14	16.01	7.322	625	80.44
200,000.01 - 250,000.00	383	85,977,528.62	18.92	7.065	626	79.88
250,000.01 - 300,000.00	204	55,688,878.52	12.26	6.994	631	81.08
300,000.01 - 350,000.00	158	50,998,615.08	11.22	6.987	629	80.55
350,000.01 - 400,000.00	87	32,649,381.67	7.18	6.963	648	82.95
400,000.01 - 450,000.00	52	22,249,775.00	4.90	6.878	648	81.40
450,000.01 - 500,000.00	41	19,787,300.00	4.35	6.785	666	78.90
500,000.01 - 550,000.00	7	3,590,000.00	0.79	7.447	593	84.87
550,000.01 - 600,000.00	7	4,057,400.00	0.89	7.383	652	85.66
600,000.01 - 650,000.00	2	1,258,500.00	0.28	6.670	664	75.46
700,000.01 - 750,000.00	1	720,000.00	0.16	5.750	643	84.71
750,000.01 - 800,000.00	1	753,950.00	0.17	6.625	706	80.00
900,000.01 - 950,000.00	1	944,300.00	0.21	7.125	724	70.00

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

The average Cut-off Date Scheduled Principal Balance is approximately $192,302.99.

Mortgage Rates — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Mortgage Rates (%)	Loans	Balance	Balance	Coupon	Score	LTV
4.501 - 5.000	1	$307,000.00	0.07%	4.750%	668	76.37%
5.001 - 5.500	10	2,359,400.00	0.52	5.429	695	75.66
5.501 - 6.000	116	27,756,938.15	6.11	5.893	662	77.50
6.001 - 6.500	325	74,748,473.61	16.45	6.338	651	78.81
6.501 - 7.000	563	123,586,174.83	27.20	6.831	642	80.81
7.001 - 7.500	426	83,873,006.29	18.46	7.303	629	80.49
7.501 - 8.000	442	76,561,548.68	16.85	7.782	609	81.28
8.001 - 8.500	184	29,176,139.86	6.42	8.285	587	81.65
8.501 - 9.000	184	25,069,279.63	5.52	8.769	563	82.06
9.001 - 9.500	63	6,460,945.76	1.42	9.260	558	81.78
9.501 - 10.000	37	3,397,559.22	0.75	9.749	553	84.47
10.001 - 10.500	10	1,012,600.00	0.22	10.226	548	83.65
10.501 - 11.000	2	102,900.00	0.02	10.832	556	74.90

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

The weighted average Mortgage Rate is approximately 7.196%.

Loan Type — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Loan Types	Loans	Balance	Balance	Coupon	Score	LTV
ARM 3/27	772	$123,252,204.24	27.12%	7.616%	601	80.10%
ARM 2/28 60 Month IO	458	117,972,853.15	25.96	6.875	657	80.97
ARM 2/28	597	109,854,776.72	24.18	7.257	607	81.20
ARM 3/27 60 Month IO	248	60,660,959.29	13.35	6.753	656	80.73
30 Year Fixed	246	36,587,377.67	8.05	7.363	632	77.81
ARM 5/25 60 Month IO	5	2,330,730.00	0.51	6.880	726	75.95
20 Year Fixed	15	1,813,610.00	0.40	7.416	623	78.36
15 Year Fixed	21	1,778,054.96	0.39	7.533	618	73.14
10 Year Fixed	1	161,400.00	0.04	6.875	654	84.06

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Lien Position — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Lien Position	Loans	Balance	Balance	Coupon	Score	LTV
1	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Remaining Terms to Maturity — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Remaining Terms to Maturity (Months)	Loans	Balance	Balance	Coupon	Score	LTV
109 - 120	1	$161,400.00	0.04%	6.875%	654	84.06%
169 - 180	21	1,778,054.96	0.39	7.533	618	73.14
229 - 240	15	1,813,610.00	0.40	7.416	623	78.36
289 - 300	1	144,000.00	0.03	7.950	650	90.00
349 - 360	2,325	450,514,901.07	99.14	7.194	627	80.47

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

The weighted average remaining term to maturity is approximately 359 months.

Mortgage Loan Age — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Mortgage Loan Age (Months)	Loans	Balance	Balance	Coupon	Score	LTV
0	2,232	$429,019,335.76	94.41%	7.202%	628	80.41%
1	125	24,661,112.87	5.43	7.094	620	80.98
2	5	587,927.88	0.13	7.302	602	78.61
4	1	143,589.52	0.03	7.750	684	80.00

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

The weighted average mortgage loan age is approximately 0 months.

Original Loan-to-Value Ratios — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Original Loan-to-Value Ratios (%)	Loans	Balance	Balance	Coupon	Score	LTV
15.01 - 20.00	2	$265,500.00	0.06%	6.487%	586	18.07%
20.01 - 25.00	3	433,750.00	0.10	7.383	585	23.25
25.01 - 30.00	3	268,000.00	0.06	7.098	608	27.41
30.01 - 35.00	4	556,500.00	0.12	7.810	550	32.36
35.01 - 40.00	9	783,984.00	0.17	6.908	622	37.92
40.01 - 45.00	12	1,708,600.00	0.38	7.238	597	42.44
45.01 - 50.00	19	3,036,470.00	0.67	6.910	574	47.59
50.01 - 55.00	32	4,620,223.44	1.02	7.038	593	53.11
55.01 - 60.00	38	6,300,590.00	1.39	7.060	588	57.63
60.01 - 65.00	58	10,466,478.89	2.30	7.168	576	62.98
65.01 - 70.00	119	21,650,479.96	4.76	7.121	601	68.64
70.01 - 75.00	153	29,051,445.53	6.39	7.338	598	73.82
75.01 - 80.00	1,086	221,740,492.15	48.80	7.041	645	79.76
80.01 - 85.00	273	48,886,092.08	10.76	7.414	602	84.30
85.01 - 90.00	404	77,303,937.82	17.01	7.405	623	89.67
90.01 - 95.00	94	18,566,495.00	4.09	7.434	637	94.45
95.01 - 100.00	54	8,772,927.16	1.93	7.589	639	99.53

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

The weighted average original loan-to-value is approximately 80.44%.

Credit Score — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Credit Scores	Loans	Balance	Balance	Coupon	Score	LTV
500	6	$601,800.00	0.13%	7.919%	500	65.26%
501 - 520	101	15,430,353.94	3.40	8.029	511	73.82
521 - 540	161	24,389,278.85	5.37	8.063	531	74.36
541 - 560	184	29,576,508.11	6.51	7.938	551	78.79
561 - 580	173	26,915,208.11	5.92	7.635	571	80.26
581 - 600	211	38,879,607.48	8.56	7.397	591	81.84
601 - 620	290	54,815,957.61	12.06	7.148	611	82.09
621 - 640	381	78,105,921.21	17.19	7.119	630	80.68
641 - 660	311	62,920,098.46	13.85	6.984	650	81.14
661 - 680	202	43,023,629.56	9.47	6.827	670	80.52
681 - 700	150	34,880,456.56	7.68	6.760	690	82.31
701 - 720	77	16,555,232.81	3.64	6.678	709	81.50
721 - 740	58	15,062,743.33	3.31	6.805	729	80.43
741 - 760	38	8,410,020.00	1.85	6.557	751	81.51
761 - 780	10	2,659,350.00	0.59	6.522	769	83.28
781 - 800	9	1,873,800.00	0.41	6.815	790	81.51
801 - 820	1	312,000.00	0.07	5.600	809	80.00

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

The weighted average credit score at the time of origination is approximately 627.

Geographic Distribution — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Average
	Mortgage	Principal	Principal	Gross	Credit	Original
State	Loans	Balance	Balance	Coupon	Score	LTV
Arizona	85	$13,963,197.95	3.07%	7.124%	632	83.76%
California	562	154,887,321.45	34.09	6.894	631	78.05
Colorado	22	3,622,192.81	0.80	7.515	624	83.96
Connecticut	14	2,394,450.00	0.53	7.510	614	80.34
Florida	459	82,029,851.89	18.05	7.249	632	80.48
Georgia	32	4,984,667.42	1.10	7.417	614	81.35
Idaho	9	1,034,290.00	0.23	7.865	589	86.42
Illinois	288	53,834,258.79	11.85	7.210	633	82.46
Indiana	44	4,692,475.00	1.03	7.978	606	85.78
Iowa	14	997,146.78	0.22	8.020	586	81.99
Kansas	1	67,500.00	0.01	9.640	650	90.00
Kentucky	10	1,111,176.08	0.24	8.059	610	88.04
Louisiana	35	3,418,794.14	0.75	8.215	592	85.18
Maryland	105	23,073,598.34	5.08	7.224	618	81.62
Massachusetts	31	7,705,528.91	1.70	7.499	629	80.62
Michigan	87	10,044,278.87	2.21	8.086	598	82.82
Minnesota	18	3,142,340.98	0.69	7.226	620	82.65
Missouri	11	1,136,050.00	0.25	8.625	567	82.06
Nebraska	2	129,150.00	0.03	7.829	642	90.01
Nevada	53	11,991,660.00	2.64	6.973	632	80.52
New Hampshire	4	782,800.00	0.17	7.557	679	80.00
New Jersey	15	3,263,907.11	0.72	7.421	594	76.02
New Mexico	1	144,000.00	0.03	6.500	623	80.00
New York	2	664,000.00	0.15	7.490	640	78.50
North Carolina	78	9,056,350.25	1.99	7.507	615	82.40
Ohio	31	3,664,825.00	0.81	8.040	607	85.94
Oklahoma	2	287,600.00	0.06	7.550	596	88.87
Oregon	3	521,200.00	0.11	7.991	628	82.56
Pennsylvania	71	8,438,648.55	1.86	7.510	626	85.17
Rhode Island	25	5,423,500.00	1.19	7.276	643	81.02
South Dakota	1	68,400.00	0.02	8.000	627	90.00
Tennessee	40	4,940,750.00	1.09	7.695	607	83.73
Texas	46	4,391,882.97	0.97	7.926	618	79.05
Utah	3	476,500.00	0.10	6.829	587	73.32
Virginia	58	13,585,900.00	2.99	7.218	641	79.84
Washington	41	7,426,225.00	1.63	7.176	615	80.56
Wisconsin	60	7,015,547.74	1.54	7.573	611	80.93

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Property Type — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Property Type	Loans	Balance	Balance	Coupon	Score	LTV
Single Family	2,002	$378,629,736.44	83.32%	7.184%	625	80.45%
Condo	131	24,856,648.86	5.47	7.246	633	80.70
Townhouse	101	19,578,230.73	4.31	7.223	625	80.81
3-4 Unit	55	15,477,250.00	3.41	7.298	664	79.84
Duplex	71	15,368,550.00	3.38	7.265	643	79.61
PUD	3	501,550.00	0.11	7.401	582	85.23

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Loan Purpose — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Loan Purpose	Loans	Balance	Balance	Coupon	Score	LTV
Cashout	1,454	$259,238,496.19	57.05%	7.290%	608	79.80%
Purchase	863	186,723,090.95	41.09	7.056	655	81.32
Rate/Term Refinance	46	8,450,378.89	1.86	7.407	609	80.59

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Occupancy Status — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Occupancy Status	Loans	Balance	Balance	Coupon	Score	LTV
Owner Occupied	2,264	$438,977,218.69	96.60%	7.192%	626	80.56%
Non-Owner Occupied	99	15,434,747.34	3.40	7.331	657	76.97

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Documentation Type — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Documentation Type	Loans	Balance	Balance	Coupon	Score	LTV
Full	1,402	$236,720,684.70	52.09%	7.216%	609	81.09%
Stated	955	215,424,101.08	47.41	7.173	647	79.78
NINA	6	2,267,180.25	0.50	7.345	686	74.82

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Credit Grade — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Credit Grade	Loans	Balance	Balance	Coupon	Score	LTV
A	1,254	$267,759,251.93	58.92%	6.919%	666	81.07%
B	761	134,031,911.23	29.50	7.421	590	81.38
C	348	52,620,802.87	11.58	8.037	528	74.80

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Prepayment Penalty Term — Aggregate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
Prepayment Penalty Term	Mortgage	Principal	Principal	Gross	Credit	Average
(Years)	Loans	Balance	Balance	Coupon	Score	LTV
None	551	$97,925,328.03	21.55%	7.411%	626	81.16%
1	118	27,301,069.49	6.01	7.145	649	82.33
2	840	179,760,671.55	39.56	7.005	629	80.52
3	854	149,424,896.96	32.88	7.294	622	79.52

Total	2,363	$454,411,966.03	100.00%	7.196%	627	80.44%

Cut-Off Date Scheduled Principal Balances — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Outstanding Principal Balance ($)	Loans	Balance	Balance	Coupon	Score	LTV
0.01 - 50,000.00	7	$323,300.00	0.80%	8.154%	624	74.06%
50,000.01 - 100,000.00	98	7,686,517.25	19.05	7.803	610	74.61
100,000.01 - 150,000.00	79	9,633,663.27	23.88	7.390	627	76.71
150,000.01 - 200,000.00	42	7,300,563.33	18.10	7.519	636	79.46
200,000.01 - 250,000.00	35	7,771,348.78	19.26	7.182	632	80.14
250,000.01 - 300,000.00	8	2,177,700.00	5.40	6.963	647	77.47
300,000.01 - 350,000.00	7	2,264,600.00	5.61	6.797	650	79.58
350,000.01 - 400,000.00	4	1,543,250.00	3.83	7.203	587	70.95
400,000.01 - 450,000.00	1	425,000.00	1.05	6.750	718	88.36
550,000.01 - 600,000.00	1	572,000.00	1.42	7.900	726	80.00
600,000.01 - 650,000.00	1	642,500.00	1.59	5.875	696	80.31

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

The average Cut-off Date Scheduled Principal Balance of the Fixed Rate Mortgage Loans is approximately $142,545.73.

Mortgage Rates — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Mortgage Rates(%)	Loans	Balance	Balance	Coupon	Score	LTV
5.001 - 5.500	1	$174,400.00	0.43%	5.500%	706	80.00%
5.501 - 6.000	9	2,105,950.00	5.22	5.882	692	78.49
6.001 - 6.500	34	5,968,750.00	14.80	6.358	645	70.92
6.501 - 7.000	62	9,041,092.78	22.41	6.862	650	77.44
7.001 - 7.500	51	7,193,550.28	17.83	7.364	631	78.76
7.501 - 8.000	55	8,052,822.76	19.96	7.784	628	80.40
8.001 - 8.500	29	3,694,499.08	9.16	8.285	602	78.06
8.501 - 9.000	22	2,284,800.00	5.66	8.770	562	78.47
9.001 - 9.500	9	764,015.51	1.89	9.249	575	77.24
9.501 - 10.000	7	555,162.22	1.38	9.745	554	85.05
10.001 - 10.500	3	455,000.00	1.13	10.280	558	83.76
10.501 - 11.000	1	50,400.00	0.12	10.875	569	80.00

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 7.371%.

Loan Type — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Loan Type	Loans	Balance	Balance	Coupon	Score	LTV
30 Year Fixed	246	$36,587,377.67	90.70%	7.363%	632	77.81%
20 Year Fixed	15	1,813,610.00	4.50	7.416	623	78.36
15 Year Fixed	21	1,778,054.96	4.41	7.533	618	73.14
10 Year Fixed	1	161,400.00	0.40	6.875	654	84.06

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Lien Position — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Lien Position	Loans	Balance	Balance	Coupon	Score	LTV
1	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Remaining Terms to Maturity — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Remaining Term to Maturity (Months)	Loans	Balance	Balance	Coupon	Score	LTV
109 - 120	1	$161,400.00	0.40%	6.875%	654	84.06%
169 - 180	21	1,778,054.96	4.41	7.533	618	73.14
229 - 240	15	1,813,610.00	4.50	7.416	623	78.36
349 - 360	246	36,587,377.67	90.70	7.363	632	77.81

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

The weighted average remaining term to maturity of the Fixed Rate Mortgage Loans is approximately 346 months.

Mortgage Loan Age — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Mortgage Loan Age (Months)	Loans	Balance	Balance	Coupon	Score	LTV
0	263	$37,913,555.00	93.98%	7.343%	631	77.47%
1	19	2,283,298.11	5.66	7.810	628	80.52
4	1	143,589.52	0.36	7.750	684	80.00

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

The weighted average mortgage loan age of the Fixed Rate Mortgage Loans is approximately 0 months.

Original Loan-to-Value Ratios — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Original Loan-to-Value Ratios (%)	Loans	Balance	Balance	Coupon	Score	LTV
25.01 - 30.00	1	$44,000.00	0.11%	5.750%	713	25.14%
30.01 - 35.00	1	95,500.00	0.24	6.750	600	33.39
35.01 - 40.00	5	331,214.00	0.82	7.635	603	38.09
40.01 - 45.00	2	187,000.00	0.46	8.032	631	41.88
45.01 - 50.00	8	1,093,000.00	2.71	6.933	607	47.60
50.01 - 55.00	8	1,081,373.44	2.68	6.985	630	53.44
55.01 - 60.00	7	918,000.00	2.28	6.860	645	56.49
60.01 - 65.00	11	1,430,550.00	3.55	7.772	576	62.75
65.01 - 70.00	30	4,263,541.84	10.57	7.089	620	67.50
70.01 - 75.00	29	4,813,768.33	11.93	7.183	616	73.46
75.01 - 80.00	77	10,447,629.03	25.90	7.541	633	79.35
80.01 - 85.00	33	5,053,064.46	12.53	7.313	627	83.58
85.01 - 90.00	53	8,216,016.75	20.37	7.558	646	89.66
90.01 - 95.00	11	1,478,900.00	3.67	7.154	681	93.63
95.01 - 100.00	7	886,884.78	2.20	7.508	656	99.95

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

The weighted average original loan-to-value of the Fixed Rate Mortgage Loans is approximately 77.66%

Credit Score — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Credit Scores	Loans	Balance	Balance	Coupon	Score	LTV
500	1	$56,000.00	0.14%	10.490%	500	80.00%
501 - 520	5	537,800.00	1.33	8.566	509	71.64
521 - 540	14	2,424,356.77	6.01	8.124	532	72.12
541 - 560	20	2,213,186.36	5.49	8.615	549	78.54
561 - 580	20	2,702,642.61	6.70	7.913	570	74.54
581 - 600	24	2,849,660.00	7.06	7.590	590	77.42
601 - 620	39	4,497,064.58	11.15	7.445	611	75.56
621 - 640	52	6,963,745.00	17.26	7.235	630	76.87
641 - 660	43	7,277,918.46	18.04	7.030	649	77.48
661 - 680	26	3,306,036.00	8.20	7.281	668	77.42
681 - 700	15	2,775,089.52	6.88	6.766	692	82.76
701 - 720	13	2,499,400.00	6.20	6.679	711	82.18
721 - 740	6	1,264,343.33	3.13	7.555	727	79.74
741 - 760	4	635,700.00	1.58	6.712	752	90.83
761 - 780	1	337,500.00	0.84	5.875	767	90.00

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

The weighted average credit score at the time of origination of the Fixed Rate Mortgage Loans is approximately 631.

Geographic Distribution — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Average
	Mortgage	Principal	Principal	Gross	Credit	Original
State	Loans	Balance	Balance	Coupon	Score	LTV
Arizona	8	$878,350.00	2.18%	7.068%	630	78.55%
California	29	6,146,250.00	15.24	6.710	624	69.29
Colorado	1	42,500.00	0.11	7.625	583	85.00
Connecticut	4	773,000.00	1.92	7.024	641	79.37
Florida	64	9,214,954.80	22.84	7.482	638	74.16
Georgia	3	418,650.00	1.04	7.565	633	80.06
Idaho	2	209,700.00	0.52	8.135	608	85.19
Illinois	31	5,082,806.53	12.60	7.333	628	82.16
Indiana	5	692,450.00	1.72	7.858	588	84.66
Iowa	4	344,050.00	0.85	7.383	618	77.66
Louisiana	12	1,235,394.14	3.06	8.214	606	83.12
Maryland	8	1,550,393.33	3.84	7.427	659	80.75
Massachusetts	5	972,750.00	2.41	8.664	577	82.86
Michigan	9	1,115,978.46	2.77	8.007	632	78.87
Minnesota	4	372,400.00	0.92	6.076	676	71.62
Nevada	1	103,850.00	0.26	6.990	605	67.00
New York	1	223,000.00	0.55	6.500	653	55.75
North Carolina	8	1,114,404.54	2.76	7.601	594	82.98
Ohio	3	444,600.00	1.10	7.257	667	78.72
Pennsylvania	25	3,055,775.86	7.57	7.373	644	85.15
Rhode Island	4	696,400.00	1.73	7.321	627	83.82
Tennessee	4	313,500.00	0.78	7.206	635	81.69
Texas	33	2,989,034.97	7.41	7.917	623	77.69
Virginia	3	562,550.00	1.39	7.011	689	89.94
Washington	8	1,252,950.00	3.11	6.942	623	75.88
Wisconsin	4	534,750.00	1.33	6.938	677	80.60

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Property Type — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Property Type	Loans	Balance	Balance	Coupon	Score	LTV
Single Family	246	$34,677,911.27	85.96%	7.359%	628	77.89%
Condo	13	2,196,681.36	5.45	7.232	659	75.05
Duplex	9	1,364,750.00	3.38	7.492	640	72.36
Townhouse	10	1,152,600.00	2.86	7.693	640	78.86
3-4 Unit	4	850,500.00	2.11	7.583	632	79.07
PUD	1	98,000.00	0.24	7.500	674	100.00

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Loan Purpose — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Loan Purpose	Loans	Balance	Balance	Coupon	Score	LTV
Cashout	240	$34,073,498.57	84.46%	7.349%	627	77.01%
Purchase	31	4,924,844.06	12.21	7.483	660	81.57
Rate/Term Refinance	12	1,342,100.00	3.33	7.519	615	79.62

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Occupancy Status — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Occupancy Status	Loans	Balance	Balance	Coupon	Score	LTV
Owner Occupied	264	$38,105,238.62	94.46%	7.375%	629	77.96%
Non-Owner Occupied	19	2,235,204.01	5.54	7.298	657	72.56

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Documentation Type — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Documentation Type	Loans	Balance	Balance	Coupon	Score	LTV
Full	216	$28,582,699.30	70.85%	7.332%	623	78.00%
Stated	66	11,461,743.33	28.41	7.452	649	76.75
NINA	1	296,000.00	0.73	8.000	671	80.00

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Credit Grade — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Credit Grade	Loans	Balance	Balance	Coupon	Score	LTV
A	162	$25,356,232.31	62.86%	7.062%	665	78.85%
B	92	10,813,753.55	26.81	7.712	590	76.14
C	29	4,170,456.77	10.34	8.366	532	74.33

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Prepayment Penalty Term — Fixed Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
Prepayment Penalty Term	Mortgage	Principal	Principal	Gross	Credit	Average
(Years)	Loans	Balance	Balance	Coupon	Score	LTV
None	77	$10,948,274.59	27.14%	7.513%	638	79.14%
1	8	1,370,763.24	3.40	7.179	629	80.63
2	11	1,747,741.84	4.33	6.969	621	75.30
3	187	26,273,662.96	65.13	7.349	629	77.04

Total	283	$40,340,442.63	100.00%	7.371%	631	77.66%

Cut-Off Date Scheduled Principal Balances — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Outstanding Principal Balance ($)	Loans	Balance	Balance	Coupon	Score	LTV
0.01 - 50,000.00	9	$432,061.35	0.10%	9.074%	549	76.49%
50,000.01 - 100,000.00	368	29,455,295.73	7.11	7.943	594	80.08
100,000.01 - 150,000.00	443	55,469,761.40	13.40	7.517	612	80.52
150,000.01 - 200,000.00	373	65,435,174.81	15.80	7.301	623	80.55
200,000.01 - 250,000.00	348	78,206,179.84	18.89	7.053	625	79.85
250,000.01 - 300,000.00	196	53,511,178.52	12.92	6.995	630	81.23
300,000.01 - 350,000.00	151	48,734,015.08	11.77	6.996	628	80.59
350,000.01 - 400,000.00	83	31,106,131.67	7.51	6.951	651	83.54
400,000.01 - 450,000.00	51	21,824,775.00	5.27	6.881	646	81.27
450,000.01 - 500,000.00	41	19,787,300.00	4.78	6.785	666	78.90
500,000.01 - 550,000.00	7	3,590,000.00	0.87	7.447	593	84.87
550,000.01 - 600,000.00	6	3,485,400.00	0.84	7.298	640	86.58
600,000.01 - 650,000.00	1	616,000.00	0.15	7.500	631	70.40
700,000.01 - 750,000.00	1	720,000.00	0.17	5.750	643	84.71
750,000.01 - 800,000.00	1	753,950.00	0.18	6.625	706	80.00
900,000.01 - 950,000.00	1	944,300.00	0.23	7.125	724	70.00

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The average Cut-off Date Scheduled Principal Balance of the Adjustable Rate Mortgage Loans is approximately $199,072.85.

Mortgage Rates — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Mortgage Rates (%)	Loans	Balance	Balance	Coupon	Score	LTV
4.501 - 5.000	1	$307,000.00	0.07%	4.750%	668	76.37%
5.001 - 5.500	9	2,185,000.00	0.53	5.423	695	75.31
5.501 - 6.000	107	25,650,988.15	6.19	5.893	660	77.42
6.001 - 6.500	291	68,779,723.61	16.61	6.336	652	79.50
6.501 - 7.000	501	114,545,082.05	27.66	6.828	642	81.07
7.001 - 7.500	375	76,679,456.01	18.52	7.298	629	80.65
7.501 - 8.000	387	68,508,725.92	16.55	7.782	607	81.38
8.001 - 8.500	155	25,481,640.78	6.15	8.285	585	82.17
8.501 - 9.000	162	22,784,479.63	5.50	8.769	564	82.42
9.001 - 9.500	54	5,696,930.25	1.38	9.262	556	82.39
9.501 - 10.000	30	2,842,397.00	0.69	9.750	553	84.36
10.001 - 10.500	7	557,600.00	0.13	10.182	540	83.56
10.501 - 11.000	1	52,500.00	0.01	10.790	543	70.00

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans of the Adjustable Rate Mortgage Loans is approximately 7.179%.

Loan Type — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Loan Type	Loans	Balance	Balance	Coupon	Score	LTV
ARM 3/27	772	$123,252,204.24	29.77%	7.616%	601	80.10%
ARM 2/28 60 Month IO	458	117,972,853.15	28.49	6.875	657	80.97
ARM 2/28	597	109,854,776.72	26.53	7.257	607	81.20
ARM 3/27 60 Month IO	248	60,660,959.29	14.65	6.753	656	80.73
ARM 5/25 60 Month IO	5	2,330,730.00	0.56	6.880	726	75.95

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Lien Position — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Lien Position	Loans	Balance	Balance	Coupon	Score	LTV
1	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Remaining Terms to Maturity — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Remaining Terms to Maturity (Months)	Loans	Balance	Balance	Coupon	Score	LTV
289 - 300	1	$144,000.00	0.03%	7.950%	650	90.00%
349 - 360	2,079	413,927,523.40	99.97	7.179	627	80.71

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average remaining term to maturity of the Adjustable Rate Mortgage Loans is approximately 360 months.

Mortgage Loan Age — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Mortgage Loan Age (Months)	Loans	Balance	Balance	Coupon	Score	LTV
0	1,969	$391,105,780.76	94.45%	7.188%	628	80.69%
1	106	22,377,814.76	5.40	7.021	619	81.02
2	5	587,927.88	0.14	7.302	602	78.61

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average mortgage loan age of the Adjustable Rate Mortgage Loans is approximately 0 months.

Original Loan-to-Value Ratios — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
-	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Original Loan-to Value Ratios (%)	Loans	Balance	Balance	Coupon	Score	LTV
15.01 - 20.00	2	$265,500.00	0.06%	6.487%	586	18.07%
20.01 - 25.00	3	433,750.00	0.10	7.383	585	23.25
25.01 - 30.00	2	224,000.00	0.05	7.362	588	27.86
30.01 - 35.00	3	461,000.00	0.11	8.030	540	32.14
35.01 - 40.00	4	452,770.00	0.11	6.377	637	37.79
40.01 - 45.00	10	1,521,600.00	0.37	7.140	593	42.51
45.01 - 50.00	11	1,943,470.00	0.47	6.897	556	47.59
50.01 - 55.00	24	3,538,850.00	0.85	7.054	582	53.01
55.01 - 60.00	31	5,382,590.00	1.30	7.095	578	57.82
60.01 - 65.00	47	9,035,928.89	2.18	7.072	577	63.02
65.01 - 70.00	89	17,386,938.12	4.20	7.129	597	68.92
70.01 - 75.00	124	24,237,677.20	5.85	7.368	595	73.89
75.01 - 80.00	1,009	211,292,863.12	51.03	7.016	646	79.78
80.01 - 85.00	240	43,833,027.62	10.59	7.425	599	84.38
85.01 - 90.00	351	69,087,921.07	16.69	7.387	621	89.67
90.01 - 95.00	83	17,087,595.00	4.13	7.458	633	94.52
95.01 - 100.00	47	7,886,042.38	1.90	7.598	637	99.48

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average original loan-to-value of the Adjustable Rate Mortgage Loans is approximately 80.71%.

Credit Score — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Credit Scores	Loans	Balance	Balance	Coupon	Score	LTV
500	5	$545,800.00	0.13%	7.655%	500	63.75%
501 - 520	96	14,892,553.94	3.60	8.009	511	73.90
521 - 540	147	21,964,922.08	5.30	8.057	531	74.60
541 - 560	164	27,363,321.75	6.61	7.883	551	78.81
561 - 580	153	24,212,565.50	5.85	7.604	571	80.90
581 - 600	187	36,029,947.48	8.70	7.381	591	82.19
601 - 620	251	50,318,893.03	12.15	7.122	611	82.67
621 - 640	329	71,142,176.21	17.18	7.108	631	81.06
641 - 660	268	55,642,180.00	13.44	6.978	650	81.61
661 - 680	176	39,717,593.56	9.59	6.789	670	80.78
681 - 700	135	32,105,367.04	7.75	6.760	690	82.27
701 - 720	64	14,055,832.81	3.39	6.678	709	81.38
721 - 740	52	13,798,400.00	3.33	6.737	729	80.49
741 - 760	34	7,774,320.00	1.88	6.544	751	80.75
761 - 780	9	2,321,850.00	0.56	6.616	770	82.30
781 - 800	9	1,873,800.00	0.45	6.815	790	81.51
801 - 820	1	312,000.00	0.08	5.600	809	80.00

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average credit score at the time of origination of the Adjustable Rate Mortgage Loans is approximately 627.

Geographic Distribution — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Average
	Mortgage	Principal	Principal	Gross	Credit	Original
State	Loans	Balance	Balance	Coupon	Score	LTV
Arizona	77	$13,084,847.95	3.16%	7.128%	632	84.11%
California	533	148,741,071.45	35.92	6.902	632	78.41
Colorado	21	3,579,692.81	0.86	7.514	625	83.95
Connecticut	10	1,621,450.00	0.39	7.742	601	80.80
Florida	395	72,814,897.09	17.59	7.219	631	81.28
Georgia	29	4,566,017.42	1.10	7.403	612	81.47
Idaho	7	824,590.00	0.20	7.796	584	86.73
Illinois	257	48,751,452.26	11.77	7.197	633	82.49
Indiana	39	4,000,025.00	0.97	7.999	610	85.97
Iowa	10	653,096.78	0.16	8.355	569	84.28
Kansas	1	67,500.00	0.02	9.640	650	90.00
Kentucky	10	1,111,176.08	0.27	8.059	610	88.04
Louisiana	23	2,183,400.00	0.53	8.215	585	86.34
Maryland	97	21,523,205.01	5.20	7.209	615	81.69
Massachusetts	26	6,732,778.91	1.63	7.331	636	80.30
Michigan	78	8,928,300.41	2.16	8.096	594	83.31
Minnesota	14	2,769,940.98	0.67	7.381	613	84.13
Missouri	11	1,136,050.00	0.27	8.625	567	82.06
Nebraska	2	129,150.00	0.03	7.829	642	90.01
Nevada	52	11,887,810.00	2.87	6.973	632	80.64
New Hampshire	4	782,800.00	0.19	7.557	679	80.00
New Jersey	15	3,263,907.11	0.79	7.421	594	76.02
New Mexico	1	144,000.00	0.03	6.500	623	80.00
New York	1	441,000.00	0.11	7.990	634	90.00
North Carolina	70	7,941,945.71	1.92	7.494	618	82.32
Ohio	28	3,220,225.00	0.78	8.149	598	86.94
Oklahoma	2	287,600.00	0.07	7.550	596	88.87
Oregon	3	521,200.00	0.13	7.991	628	82.56
Pennsylvania	46	5,382,872.69	1.30	7.588	616	85.18
Rhode Island	21	4,727,100.00	1.14	7.270	645	80.61
South Dakota	1	68,400.00	0.02	8.000	627	90.00
Tennessee	36	4,627,250.00	1.12	7.728	606	83.87
Texas	13	1,402,848.00	0.34	7.945	608	81.94
Utah	3	476,500.00	0.12	6.829	587	73.32
Virginia	55	13,023,350.00	3.15	7.227	638	79.41
Washington	33	6,173,275.00	1.49	7.224	613	81.51
Wisconsin	56	6,480,797.74	1.57	7.625	605	80.95

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Property Type — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Property Type	Loans	Balance	Balance	Coupon	Score	LTV
Single Family	1,756	$343,951,825.17	83.07%	7.167%	625	80.71%
Condo	118	22,659,967.50	5.47	7.247	630	81.25
Townhouse	91	18,425,630.73	4.45	7.194	624	80.94
3-4 Unit	51	14,626,750.00	3.53	7.281	666	79.89
Duplex	62	14,003,800.00	3.38	7.243	643	80.31
PUD	2	403,550.00	0.10	7.377	559	81.64

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Loan Purpose — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Loan Purpose	Loans	Balance	Balance	Coupon	Score	LTV
Cashout	1,214	$225,164,997.62	54.38%	7.281%	605	80.22%
Purchase	832	181,798,246.89	43.91	7.045	655	81.31
Rate/Term Refinance	34	7,108,278.89	1.72	7.385	608	80.77

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Occupancy Status — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Occupancy Status	Loans	Balance	Balance	Coupon	Score	LTV
Owner Occupied	2,000	$400,871,980.07	96.81%	7.174%	626	80.81%
Non-Owner Occupied	80	13,199,543.33	3.19	7.336	657	77.72

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Documentation Type — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Documentation Type	Loans	Balance	Balance	Coupon	Score	LTV
Full	1,186	$208,137,985.40	50.27%	7.200%	607	81.51%
Stated	889	203,962,357.75	49.26	7.157	647	79.95
NINA	5	1,971,180.25	0.48	7.246	689	74.04

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Credit Grade — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Credit Grade	Loans	Balance	Balance	Coupon	Score	LTV
A	1,092	$242,403,019.62	58.54%	6.904%	666	81.30%
B	669	123,218,157.68	29.76	7.395	590	81.84
C	319	48,450,346.10	11.70	8.009	528	74.84

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Prepayment Penalty Term — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Prepayment Penalty Term (Years)	Loans	Balance	Balance	Coupon	Score	LTV
None	474	$86,977,053.44	21.01%	7.399%	625	81.42%
1	110	25,930,306.25	6.26	7.143	650	82.42
2	829	178,012,929.71	42.99	7.006	629	80.57
3	667	123,151,234.00	29.74	7.283	621	80.05

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Gross Margin — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Gross Margins (%)	Loans	Balance	Balance	Coupon	Score	LTV
2.001 - 2.500	6	$2,637,730.00	0.64%	6.632%	719	76.00%
4.001 - 4.500	224	42,207,305.51	10.19	7.047	639	82.10
4.501 - 5.000	1	180,000.00	0.04	5.125	711	80.00
5.001 - 5.500	28	7,438,370.00	1.80	5.744	668	76.48
5.501 - 6.000	178	41,908,685.45	10.12	6.106	651	77.98
6.001 - 6.500	328	77,035,089.61	18.60	6.553	647	79.78
6.501 - 7.000	414	92,222,856.36	22.27	7.013	633	81.44
7.001 - 7.500	341	65,769,846.74	15.88	7.541	619	80.41
7.501 - 8.000	244	43,293,803.96	10.46	8.004	601	81.54
8.001 - 8.500	154	23,157,135.38	5.59	8.533	571	82.21
8.501 - 9.000	102	12,436,252.98	3.00	8.951	562	82.74
9.001 - 9.500	49	4,583,150.41	1.11	9.473	562	85.61
9.501 - 10.000	11	1,201,297.00	0.29	9.894	545	84.62

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 6.646%.

Maximum Mortgage Rate — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Maximum Mortgage Rates (%)	Loans	Balance	Balance	Coupon	Score	LTV
10.501 - 11.000	1	$307,000.00	0.07%	4.750%	668	76.37%
11.001 - 11.500	1	166,580.00	0.04	6.375	707	80.00
11.501 - 12.000	3	1,357,850.00	0.33	7.099	675	79.32
12.001 - 12.500	13	3,939,300.00	0.95	6.083	690	74.40
12.501 - 13.000	108	25,926,988.15	6.26	5.901	660	77.34
13.001 - 13.500	288	67,993,143.61	16.42	6.335	652	79.53
13.501 - 14.000	499	113,680,232.05	27.45	6.835	641	81.15
14.001 - 14.500	373	75,562,481.01	18.25	7.302	628	80.76
14.501 - 15.000	386	68,065,025.92	16.44	7.782	607	81.37
15.001 - 15.500	155	25,204,090.78	6.09	8.284	585	82.22
15.501 - 16.000	162	22,831,879.63	5.51	8.774	563	82.36
16.001 - 16.500	53	5,638,980.25	1.36	9.262	556	82.26
16.501 - 17.000	29	2,715,197.00	0.66	9.748	554	84.57
17.001 - 17.500	7	557,600.00	0.13	10.182	540	83.56
17.501 - 18.000	1	52,500.00	0.01	10.790	543	70.00
21.001 - 21.500	1	72,675.00	0.02	7.125	622	95.00

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 14.162%.

Minimum Mortgage Rate — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Range of Minimum Mortgage Rates (%)	Loans	Balance	Balance	Coupon	Score	LTV
4.501 - 5.000	1	$307,000.00	0.07%	4.750%	668	76.37%
5.001 - 5.500	9	2,185,000.00	0.53	5.423	695	75.31
5.501 - 6.000	107	25,650,988.15	6.19	5.893	660	77.42
6.001 - 6.500	291	68,779,723.61	16.61	6.336	652	79.50
6.501 - 7.000	501	114,545,082.05	27.66	6.828	642	81.07
7.001 - 7.500	375	76,679,456.01	18.52	7.298	629	80.65
7.501 - 8.000	387	68,508,725.92	16.55	7.782	607	81.38
8.001 - 8.500	155	25,481,640.78	6.15	8.285	585	82.17
8.501 - 9.000	162	22,784,479.63	5.50	8.769	564	82.42
9.001 - 9.500	54	5,696,930.25	1.38	9.262	556	82.39
9.501 - 10.000	30	2,842,397.00	0.69	9.750	553	84.36
10.001 - 10.500	7	557,600.00	0.13	10.182	540	83.56
10.501 - 11.000	1	52,500.00	0.01	10.790	543	70.00

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

The weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 7.179%.

Initial Reset Cap — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Initial Reset Cap (%)	Loans	Balance	Balance	Coupon	Score	LTV
2.000	2	$434,200.00	0.10%	6.229%	628	77.43%
3.000	2,073	411,306,593.40	99.33	7.182	626	80.74
5.000	5	2,330,730.00	0.56	6.880	726	75.95

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Subsequent Rest Cap — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Subsequent Reset Cap (%)	Loans	Balance	Balance	Coupon	Score	LTV
1.000	49	$10,017,603.09	2.42%	7.065%	638	79.58%
1.500	2,030	403,746,920.31	97.51	7.184	627	80.74
2.000	1	307,000.00	0.07	4.750	668	76.37

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Months to Next Adjustment Date — Adjustable Rate Mortgage Loans

	Number		Percent of	Weighted	Weighted
	of	Outstanding	Outstanding	Average	Average	Weighted
	Mortgage	Principal	Principal	Gross	Credit	Average
Months to Next Adjustment Date	Loans	Balance	Balance	Coupon	Score	LTV
22	3	$381,163.66	0.09%	7.106%	620	76.30%
23	63	15,162,694.45	3.66	6.788	630	81.97
24	989	212,283,771.76	51.27	7.079	633	81.02
34	2	206,764.22	0.05	7.664	569	82.87
35	43	7,215,120.31	1.74	7.511	597	79.04
36	975	176,491,279.00	42.62	7.324	620	80.36
60	5	2,330,730.00	0.56	6.880	726	75.95

Total	2,080	$414,071,523.40	100.00%	7.179%	627	80.71%

Annex B

Assumed Mortgage Loan Characteristics of the Fixed Rate Mortgage Loans

Fixed Rate Mortgage Loans — Initial Mortgage Loans

			Original
			Amortization	Original Term	Remaining Term
Current	Mortgage	Net Mortgage	Term	to Maturity	to Maturity
Balances ($)	Rate (%)	Rate (%)	(months)	(months)	(months)
161,400.00	6.87500	6.36750	120	120	120
400,604.96	7.07628	6.56878	180	180	179
867,300.00	7.73677	7.22927	180	180	180
543,900.00	7.87357	7.36607	240	240	240
471,310.00	7.43622	6.92872	240	240	240
7,708,269.63	7.40329	6.89579	360	360	360
1,029,513.24	7.13932	6.63182	360	360	360
1,204,091.84	7.02727	6.51977	360	360	360
18,308,152.96	7.30961	6.80211	360	360	360

Fixed Rate Mortgage Loans — August Pay Mortgage Loans

			Original
			Amortization	Original Term	Remaining Term
Current	Mortgage	Net Mortgage	Term	to Maturity	to Maturity
Balances ($)	Rate (%)	Rate (%)	(months)	(months)	(months)
222,000.00	7.08446	6.57696	180	180	180
288,150.00	7.89806	7.39056	180	180	180
187,500.00	7.37500	6.86750	240	240	240
140,000.00	6.35000	5.84250	240	240	240
470,900.00	7.19959	6.69209	240	240	240
1,886,000.00	8.01170	7.50420	360	360	360
341,250.00	7.29936	6.79186	360	360	360
403,650.00	7.01016	6.50266	360	360	360
5,706,450.00	7.40527	6.89777	360	360	360

Fixed Rate Mortgage Loans — Subsequent Mortgage Loans

			Original
			Amortization	Original Term	Remaining Term
Current	Mortgage	Net Mortgage	Term	to Maturity	to Maturity
Balances ($)	Rate (%)	Rate (%)	(months)	(months)	(months)
67,448.85	6.87500	6.36750	120	120	120
167,412.29	7.07628	6.56878	180	180	180
362,443.55	7.73677	7.22927	180	180	180
227,295.11	7.87357	7.36607	240	240	240
196,959.84	7.43622	6.92872	240	240	240
3,221,275.92	7.40329	6.89579	360	360	360
430,232.25	7.13932	6.63182	360	360	360
503,188.42	7.02727	6.51977	360	360	360
7,650,953.46	7.30961	6.80211	360	360	360

Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans

Adjustable Rate Mortgage Loans — Initial Mortgage Loans

												Number of
			Original	Remaining	Original		Initial				Rate	Months Until
		Net	Term to	Term to	Interest-	Gross	Rate	Periodic			Change	Next Rate
Current	Mortgage	Mortgage	Maturity	Maturity	Only Term	Margin	Change	Rate Cap	Maximum	Minimum	Frequency	Adjustment
Balances ($)	Rate (%)	Rate (%)	(months)	(months)	(months)	(%)	Cap (%)	(%)	Rate(%)	Rate (%)	(Months)	Date	Index
12,246,621.22	7.37020	6.86270	360	360	0	6.11859	3.00000	1.47782	14.37020	7.37020	6	24	6 Mo. LIBOR
7,642,066.75	7.18467	6.67717	360	360	0	5.49641	3.00000	1.50000	14.18467	7.18467	6	24	6 Mo. LIBOR
64,357,118.75	7.20815	6.70065	360	360	0	6.82256	3.00000	1.48767	14.20837	7.20815	6	24	6 Mo. LIBOR
1,496,250.00	7.77551	7.26801	360	360	0	7.22494	2.91499	1.38765	14.69050	7.77551	6	24	6 Mo. LIBOR
12,774,272.19	7.22011	6.71261	360	360	60	6.61055	3.00000	1.50000	14.22011	7.22011	6	24	6 Mo. LIBOR
10,072,440.00	7.09117	6.58367	360	360	60	6.06526	3.00000	1.47414	14.04739	7.09117	6	24	6 Mo. LIBOR
69,469,560.96	6.80154	6.29404	360	360	60	6.55058	3.00000	1.48951	13.79794	6.80154	6	24	6 Mo. LIBOR
707,800.00	6.80840	6.30090	360	360	60	6.55840	3.00000	1.50000	13.80840	6.80840	6	24	6 Mo. LIBOR
28,908,220.24	7.71087	7.20337	360	360	0	6.84808	2.98938	1.48965	14.66117	7.71087	6	36	6 Mo. LIBOR
3,023,650.00	7.36488	6.85738	360	360	0	6.67862	3.00000	1.50000	14.36488	7.36488	6	36	6 Mo. LIBOR
2,535,200.00	7.58733	7.07983	360	360	0	7.39856	3.00000	1.50000	14.58733	7.58733	6	36	6 Mo. LIBOR
55,626,322.00	7.58915	7.08165	360	360	0	7.21384	3.00000	1.49454	14.58250	7.58915	6	36	6 Mo. LIBOR
10,732,689.79	6.77791	6.27041	360	360	60	5.76916	3.00000	1.46804	13.77791	6.77791	6	36	6 Mo. LIBOR
115,999.50	6.75000	6.24250	360	359	60	6.50000	3.00000	1.00000	13.75000	6.75000	6	35	6 Mo. LIBOR
1,289,350.00	6.72951	6.22201	360	360	60	5.39972	3.00000	1.50000	13.72951	6.72951	6	36	6 Mo. LIBOR
34,358,320.00	6.69160	6.18410	360	360	60	6.45442	3.00000	1.48652	13.69160	6.69160	6	36	6 Mo. LIBOR
190,000.00	7.12500	6.61750	360	360	60	2.25000	5.00000	1.00000	12.12500	7.12500	6	60	6 Mo. LIBOR
2,140,730.00	6.85832	6.35082	360	360	60	2.25000	5.00000	1.00000	11.85832	6.85832	6	60	6 Mo. LIBOR

*	Original amortization term for all Adjustable Rate Mortgage Loans is 360 months.

Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans (cont.)

Adjustable Rate Mortgage Loans — August Pay Mortgage Loans

												Number of
			Original	Remaining	Original		Initial				Rate	Months Until
		Net	Term to	Term to	Interest-	Gross	Rate	Periodic			Change	Next Rate
Current	Mortgage	Mortgage	Maturity	Maturity	Only Term	Margin	Change	Rate Cap	Maximum	Minimum	Frequency	Adjustment
Balances ($)	Rate (%)	Rate (%)	(months)	(months)	(months)	(%)	Cap (%)	(%)	Rate(%)	Rate (%)	(Months)	Date	Index
3,741,500.00	7.42616	6.91866	360	360	0	6.15897	3.00000	1.50000	14.42616	7.42616	6	24	6 Mo. LIBOR
1,746,200.00	7.07747	6.56997	360	360	0	5.80753	3.00000	1.50000	14.07747	7.07747	6	24	6 Mo. LIBOR
18,552,770.00	7.31706	6.80956	360	360	0	6.92765	3.00000	1.50000	14.31706	7.31706	6	24	6 Mo. LIBOR
72,250.00	9.29000	8.78250	360	360	0	9.04000	3.00000	1.50000	16.29000	9.29000	6	24	6 Mo. LIBOR
3,033,100.00	7.18888	6.68138	360	360	60	6.38263	3.00000	1.50000	14.18888	7.18888	6	24	6 Mo. LIBOR
1,166,250.00	7.05130	6.54380	360	360	60	6.83405	3.00000	1.50000	14.05130	7.05130	6	24	6 Mo. LIBOR
20,625,030.00	6.75179	6.24429	360	360	60	6.48198	3.00000	1.50000	13.75179	6.75179	6	24	6 Mo. LIBOR
124,400.00	6.84000	6.33250	360	360	60	6.59000	3.00000	1.50000	13.84000	6.84000	6	24	6 Mo. LIBOR
10,391,900.00	7.73900	7.23150	360	360	0	6.78796	3.00000	1.50000	14.73900	7.73900	6	36	6 Mo. LIBOR
2,071,700.00	7.01480	6.50730	360	360	0	5.60659	3.00000	1.50000	14.01480	7.01480	6	36	6 Mo. LIBOR
361,500.00	6.92863	6.42113	360	360	0	6.67863	3.00000	1.50000	13.92863	6.92863	6	36	6 Mo. LIBOR
20,333,712.00	7.60691	7.09941	360	360	0	7.27085	3.00000	1.50000	14.60691	7.60691	6	36	6 Mo. LIBOR
4,958,750.00	6.85740	6.34990	360	360	60	5.53827	3.00000	1.50000	13.85740	6.85740	6	36	6 Mo. LIBOR
92,000.00	7.99000	7.48250	360	360	60	7.74000	3.00000	1.50000	14.99000	7.99000	6	36	6 Mo. LIBOR
822,400.00	6.43839	5.93089	360	360	60	5.91955	3.00000	1.50000	13.43839	6.43839	6	36	6 Mo. LIBOR
8,291,450.00	6.93164	6.42414	360	360	60	6.69610	3.00000	1.50000	13.93164	6.93164	6	36	6 Mo. LIBOR

*	Original amortization term for all Adjustable Rate Mortgage Loans is 360 months.

Assumed Mortgage Loan Characteristics of the Adjustable Rate Mortgage Loans (cont.)

Adjustable Rate Mortgage Loans — Subsequent Mortgage Loans

												Number of
			Original	Remaining	Original		Initial				Rate	Months Until
		Net	Term to	Term to	Interest-	Gross	Rate	Periodic			Change	Next Rate
Current	Mortgage	Mortgage	Maturity	Maturity	Only Term	Margin	Change	Rate Cap	Maximum	Minimum	Frequency	Adjustment
Balances ($)	Rate (%)	Rate (%)	(months)	(months)	(months)	(%)	Cap (%)	(%)	Rate(%)	Rate (%)	(Months)	Date	Index
5,117,847.18	7.37020	6.86270	360	360	0	6.11859	3.00000	1.47782	14.37020	7.37020	6	24	6 Mo. LIBOR
3,193,609.82	7.18467	6.67717	360	360	0	5.49641	3.00000	1.50000	14.18467	7.18467	6	24	6 Mo. LIBOR
26,894,756.74	7.20815	6.70065	360	360	0	6.82256	3.00000	1.48767	14.20837	7.20815	6	24	6 Mo. LIBOR
625,280.94	7.77551	7.26801	360	360	0	7.22494	2.91499	1.38765	14.69050	7.77551	6	24	6 Mo. LIBOR
5,338,351.84	7.22011	6.71261	360	360	60	6.61055	3.00000	1.50000	14.22011	7.22011	6	24	6 Mo. LIBOR
4,209,259.66	7.09117	6.58367	360	360	60	6.06526	3.00000	1.47414	14.04739	7.09117	6	24	6 Mo. LIBOR
29,031,239.73	6.80154	6.29404	360	360	60	6.55058	3.00000	1.48951	13.79794	6.80154	6	24	6 Mo. LIBOR
295,788.71	6.80840	6.30090	360	360	60	6.55840	3.00000	1.50000	13.80840	6.80840	6	24	6 Mo. LIBOR
12,080,707.87	7.71087	7.20337	360	360	0	6.84808	2.98938	1.48965	14.66117	7.71087	6	36	6 Mo. LIBOR
1,263,579.43	7.36488	6.85738	360	360	0	6.67862	3.00000	1.50000	14.36488	7.36488	6	36	6 Mo. LIBOR
1,059,456.80	7.58733	7.07983	360	360	0	7.39856	3.00000	1.50000	14.58733	7.58733	6	36	6 Mo. LIBOR
23,246,168.06	7.58915	7.08165	360	360	0	7.21384	3.00000	1.49454	14.58250	7.58915	6	36	6 Mo. LIBOR
4,485,177.19	6.77791	6.27041	360	360	60	5.76916	3.00000	1.46804	13.77791	6.77791	6	36	6 Mo. LIBOR
48,476.04	6.75000	6.24250	360	360	60	6.50000	3.00000	1.00000	13.75000	6.75000	6	36	6 Mo. LIBOR
538,817.70	6.72951	6.22201	360	360	60	5.39972	3.00000	1.50000	13.72951	6.72951	6	36	6 Mo. LIBOR
14,358,297.52	6.69160	6.18410	360	360	60	6.45442	3.00000	1.48652	13.69160	6.69160	6	36	6 Mo. LIBOR
79,400.75	7.12500	6.61750	360	360	60	2.25000	5.00000	1.00000	12.12500	7.12500	6	60	6 Mo. LIBOR
894,608.30	6.85832	6.35082	360	360	60	2.25000	5.00000	1.00000	11.85832	6.85832	6	60	6 Mo. LIBOR

*	Original amortization term for all Adjustable Rate Mortgage Loans is 360 months.

Annex C

Principal Amount Decrement Tables

Class AV-1 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	74	62	50	37	24
June 25, 2007	26	0	0	0	0
June 25, 2008	0	0	0	0	0
June 25, 2009	0	0	0	0	0
June 25, 2010	0	0	0	0	0
June 25, 2011	0	0	0	0	0
June 25, 2012	0	0	0	0	0
June 25, 2013	0	0	0	0	0
June 25, 2014	0	0	0	0	0
June 25, 2015	0	0	0	0	0
June 25, 2016	0	0	0	0	0
June 25, 2017	0	0	0	0	0
June 25, 2018	0	0	0	0	0
June 25, 2019	0	0	0	0	0
June 25, 2020	0	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	1.51	1.19	1.00	0.88	0.80

Weighted Average Life to Optional Termination (Years)	1.51	1.19	1.00	0.88	0.80

Class AV-2 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	95	70	47	25
June 25, 2008	83	47	16	0	0
June 25, 2009	56	36	16	0	0
June 25, 2010	44	25	12	0	0
June 25, 2011	35	17	6	0	0
June 25, 2012	28	11	2	0	0
June 25, 2013	22	6	0	0	0
June 25, 2014	17	3	0	0	0
June 25, 2015	12	1	0	0	0
June 25, 2016	9	0	0	0	0
June 25, 2017	6	0	0	0	0
June 25, 2018	4	0	0	0	0
June 25, 2019	2	0	0	0	0
June 25, 2020	*	0	0	0	0
June 25, 2021	0	0	0	0	0
June 25, 2022	0	0	0	0	0
June 25, 2023	0	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	5.73	3.91	2.79	2.00	1.76

Weighted Average Life to Optional Termination (Years)	5.66	3.86	2.75	2.00	1.76

*	Less than 0.5% but greater than 0%.

Class AV-3 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	0	0
June 25, 2009	100	100	100	0	0
June 25, 2010	100	100	100	0	0
June 25, 2011	100	100	100	0	0
June 25, 2012	100	100	100	0	0
June 25, 2013	100	100	84	0	0
June 25, 2014	100	100	56	0	0
June 25, 2015	100	100	38	0	0
June 25, 2016	100	81	25	0	0
June 25, 2017	100	60	16	0	0
June 25, 2018	100	45	5	0	0
June 25, 2019	100	33	0	0	0
June 25, 2020	100	24	0	0	0
June 25, 2021	86	18	0	0	0
June 25, 2022	69	8	0	0	0
June 25, 2023	56	1	0	0	0
June 25, 2024	44	0	0	0	0
June 25, 2025	35	0	0	0	0
June 25, 2026	28	0	0	0	0
June 25, 2027	22	0	0	0	0
June 25, 2028	15	0	0	0	0
June 25, 2029	7	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	19.16	13.25	9.78	2.84	2.30

Weighted Average Life to Optional Termination (Years)	12.32	8.24	6.07	2.84	2.30

Class M-1 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	93	96
June 25, 2009	100	70	100	93	96
June 25, 2010	85	52	31	93	58
June 25, 2011	70	39	20	68	30
June 25, 2012	57	29	14	40	16
June 25, 2013	47	21	9	24	3
June 25, 2014	39	16	6	14	0
June 25, 2015	32	12	4	4	0
June 25, 2016	26	9	3	0	0
June 25, 2017	21	6	0	0	0
June 25, 2018	17	5	0	0	0
June 25, 2019	14	4	0	0	0
June 25, 2020	11	3	0	0	0
June 25, 2021	9	*	0	0	0
June 25, 2022	7	0	0	0	0
June 25, 2023	6	0	0	0	0
June 25, 2024	5	0	0	0	0
June 25, 2025	4	0	0	0	0
June 25, 2026	3	0	0	0	0
June 25, 2027	2	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	9.08	6.16	5.26	6.84	5.51

Weighted Average Life to Optional Termination (Years)	8.24	5.56	4.81	4.60	3.68

*	Less than 0.5% but greater than 0%.

Class M-2 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	70	47	100	35
June 25, 2010	85	52	31	41	8
June 25, 2011	70	39	20	10	4
June 25, 2012	57	29	14	6	*
June 25, 2013	47	21	9	3	0
June 25, 2014	39	16	6	0	0
June 25, 2015	32	12	4	0	0
June 25, 2016	26	9	3	0	0
June 25, 2017	21	6	0	0	0
June 25, 2018	17	5	0	0	0
June 25, 2019	14	4	0	0	0
June 25, 2020	11	2	0	0	0
June 25, 2021	9	0	0	0	0
June 25, 2022	7	0	0	0	0
June 25, 2023	6	0	0	0	0
June 25, 2024	5	0	0	0	0
June 25, 2025	4	0	0	0	0
June 25, 2026	3	0	0	0	0
June 25, 2027	*	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	9.06	6.14	5.02	5.14	4.06

Weighted Average Life to Optional Termination (Years)	8.24	5.55	4.58	4.67	3.69

*	Less than 0.5% but greater than 0%.

Class M-3 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	100
June 25, 2009	100	70	46	93	16
June 25, 2010	85	52	31	17	8
June 25, 2011	70	39	20	10	4
June 25, 2012	57	29	14	6	0
June 25, 2013	47	21	9	3	0
June 25, 2014	39	16	6	0	0
June 25, 2015	32	12	4	0	0
June 25, 2016	26	9	0	0	0
June 25, 2017	21	6	0	0	0
June 25, 2018	17	5	0	0	0
June 25, 2019	14	4	0	0	0
June 25, 2020	11	0	0	0	0
June 25, 2021	9	0	0	0	0
June 25, 2022	7	0	0	0	0
June 25, 2023	6	0	0	0	0
June 25, 2024	5	0	0	0	0
June 25, 2025	4	0	0	0	0
June 25, 2026	2	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	9.04	6.12	4.90	4.62	3.66

Weighted Average Life to Optional Termination (Years)	8.24	5.55	4.48	4.30	3.41

Class M-4 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	85
June 25, 2009	100	70	46	29	16
June 25, 2010	85	52	31	17	8
June 25, 2011	70	39	20	10	4
June 25, 2012	57	29	14	6	0
June 25, 2013	47	21	9	3	0
June 25, 2014	39	16	6	0	0
June 25, 2015	32	12	4	0	0
June 25, 2016	26	9	0	0	0
June 25, 2017	21	6	0	0	0
June 25, 2018	17	5	0	0	0
June 25, 2019	14	3	0	0	0
June 25, 2020	11	0	0	0	0
June 25, 2021	9	0	0	0	0
June 25, 2022	7	0	0	0	0
June 25, 2023	6	0	0	0	0
June 25, 2024	5	0	0	0	0
June 25, 2025	4	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	9.03	6.11	4.83	4.40	3.50

Weighted Average Life to Optional Termination (Years)	8.24	5.55	4.42	4.09	3.25

Class M-5 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	33
June 25, 2009	100	70	46	29	16
June 25, 2010	85	52	31	17	8
June 25, 2011	70	39	20	10	4
June 25, 2012	57	29	14	6	0
June 25, 2013	47	21	9	0	0
June 25, 2014	39	16	6	0	0
June 25, 2015	32	12	3	0	0
June 25, 2016	26	9	0	0	0
June 25, 2017	21	6	0	0	0
June 25, 2018	17	5	0	0	0
June 25, 2019	14	0	0	0	0
June 25, 2020	11	0	0	0	0
June 25, 2021	9	0	0	0	0
June 25, 2022	7	0	0	0	0
June 25, 2023	6	0	0	0	0
June 25, 2024	5	0	0	0	0
June 25, 2025	2	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	9.01	6.09	4.78	4.26	3.39

Weighted Average Life to Optional Termination (Years)	8.24	5.54	4.38	3.96	3.15

Class M-6 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	33
June 25, 2009	100	70	46	29	16
June 25, 2010	85	52	31	17	8
June 25, 2011	70	39	20	10	2
June 25, 2012	57	29	14	6	0
June 25, 2013	47	21	9	0	0
June 25, 2014	39	16	6	0	0
June 25, 2015	32	12	0	0	0
June 25, 2016	26	9	0	0	0
June 25, 2017	21	6	0	0	0
June 25, 2018	17	5	0	0	0
June 25, 2019	14	0	0	0	0
June 25, 2020	11	0	0	0	0
June 25, 2021	9	0	0	0	0
June 25, 2022	7	0	0	0	0
June 25, 2023	6	0	0	0	0
June 25, 2024	5	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	8.98	6.07	4.74	4.15	3.30

Weighted Average Life to Optional Termination (Years)	8.24	5.54	4.35	3.86	3.07

Class M-7 Certificates

Percent of Initial Certificate Principal Balance Outstanding

Various Percentages of the Prepayment Assumption

Date	50%	75%	100%	125%	150%

Initial	100	100	100	100	100
June 25, 2006	100	100	100	100	100
June 25, 2007	100	100	100	100	100
June 25, 2008	100	100	100	100	33
June 25, 2009	100	70	46	29	16
June 25, 2010	85	52	31	17	8
June 25, 2011	70	39	20	10	0
June 25, 2012	57	29	14	6	0
June 25, 2013	47	21	9	0	0
June 25, 2014	39	16	6	0	0
June 25, 2015	32	12	0	0	0
June 25, 2016	26	9	0	0	0
June 25, 2017	21	6	0	0	0
June 25, 2018	17	0	0	0	0
June 25, 2019	14	0	0	0	0
June 25, 2020	11	0	0	0	0
June 25, 2021	9	0	0	0	0
June 25, 2022	7	0	0	0	0
June 25, 2023	6	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0

Weighted Average Life to Maturity (Years)	8.95	6.04	4.70	4.07	3.24

Weighted Average Life to Optional Termination (Years)	8.24	5.54	4.33	3.79	3.02

Annex D

Cap Schedule

	Notional	Strike		Notional	Strike
Payment Date	Amount ($)	Rate (%)	Payment Date	Amount ($)	Rate (%)
July 25, 2005	—	0.000	August 25, 2008	193,794,079.22	10.419
August 25, 2005	585,471,134.33	6.461	September 25, 2008	187,225,640.90	10.413
September 25, 2005	583,443,451.79	6.461	October 25, 2008	180,882,721.33	10.754
October 25, 2005	580,109,067.24	6.676	November 25, 2008	174,757,503.74	10.400
November 25, 2005	575,454,555.06	6.461	December 25, 2008	168,842,444.08	10.741
December 25, 2005	569,474,288.75	6.676	January 25, 2009	163,130,261.43	10.952
January 25, 2006	562,170,826.94	6.461	February 25, 2009	157,618,192.53	11.405
February 25, 2006	553,555,238.07	6.460	March 25, 2009	152,298,274.13	12.618
March 25, 2006	543,647,355.79	7.153	April 25, 2009	147,160,395.82	11.388
April 25, 2006	532,475,957.65	6.460	May 25, 2009	142,198,263.82	11.759
May 25, 2006	520,079,714.79	6.676	June 25, 2009	137,405,803.50	11.372
June 25, 2006	506,569,075.88	6.460	July 25, 2009	132,777,151.75	12.051
July 25, 2006	492,048,079.58	6.675	August 25, 2009	128,308,603.23	11.898
August 25, 2006	477,335,843.24	6.460	September 25, 2009	123,994,155.80	11.888
September 25, 2006	463,052,015.71	6.460	October 25, 2009	119,826,904.80	12.274
October 25, 2006	449,184,104.73	6.676	November 25, 2009	115,801,772.25	11.868
November 25, 2006	435,719,982.76	6.460	December 25, 2009	111,913,856.70	12.254
December 25, 2006	422,647,876.31	6.676	January 25, 2010	108,158,427.12	12.049
January 25, 2007	409,956,355.64	6.460	February 25, 2010	104,531,800.89	12.202
February 25, 2007	397,634,324.65	6.460	March 25, 2010	—	0.000
March 25, 2007	385,671,011.19	7.153	April 25, 2010	97,646,011.30	12.180
April 25, 2007	374,055,957.56	6.460	May 25, 2010	94,377,752.62	12.575
May 25, 2007	362,777,075.94	6.676	June 25, 2010	91,220,590.64	12.158
June 25, 2007	346,785,181.86	6.461	July 25, 2010	88,170,696.99	12.551
July 25, 2007	327,573,261.77	7.497	August 25, 2010	85,217,626.99	12.135
August 25, 2007	309,437,226.65	7.914	September 25, 2010	82,359,649.33	12.123
September 25, 2007	292,312,427.17	7.910	October 25, 2010	79,598,956.94	12.515
October 25, 2007	276,129,482.56	8.169	November 25, 2010	76,932,199.18	12.099
November 25, 2007	263,764,493.86	7.902	December 25, 2010	74,356,141.76	12.490
December 25, 2007	254,277,733.88	8.164	January 25, 2011	71,867,662.70	12.075
January 25, 2008	245,118,984.48	8.291	February 25, 2011	69,463,748.40	12.063
February 25, 2008	236,281,345.05	8.610	March 25, 2011	—	0.000
March 25, 2008	227,752,522.82	9.201	April 25, 2011	64,898,079.09	12.038
April 25, 2008	219,518,078.44	8.604	May 25, 2011	62,730,805.41	12.427
May 25, 2008	211,567,763.95	8.888	June 25, 2011	60,560,851.42	12.013
June 25, 2008	203,891,690.18	8.599	July 25, 2011	58,440,559.51	12.401
July 25, 2008	196,480,314.11	9.923

D-1

Prospectus

FBR Securitization, Inc.
Depositor

Asset-Backed Pass-Through Certificates
Asset-Backed Notes
(Issuable in Series)

Consider carefully the risk factors beginning on page 8 in this prospectus.

Your securities will represent obligations of your trust only and will not represent interests in or obligations of FBR Securitization, Inc., or any of its affiliates. Neither your securities nor the underlying assets will be insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in the accompanying prospectus supplement, your securities will not be insured or guaranteed by any person.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Securities

FBR Securitization, Inc. from time to time may form separate trust funds to issue asset-backed pass-through certificates or asset-backed notes in one or more series with one or more classes.

•	Each issuance of securities will have its own series designation.

•	Each class of securities will evidence either the ownership interest in the assets of a trust or a debt obligation of a trust secured by the assets of that trust.

•	Holders of the securities will receive interest and principal payments solely from collections on their trust’s assets.

•	No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

Each Trust and its Assets

As specified in the related prospectus supplement, each trust will consist primarily of the following assets:

•	mortgage loans secured by one- to four-family residential properties;

•	mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;

•	mortgage loans secured by mixed residential and commercial real estate properties;

•	apartment cooperative loans;

•	manufactured housing installment sales contracts and installment loan agreements;

•	closed-end or revolving home equity loans or balances secured by one- to four-family residential properties;

•	mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•	mortgage pass-through or mortgage participation certificates or other mortgage- or asset-backed securities issued or guaranteed by private entities

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

February 23, 2005

Important Notice About Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the specific assets of your trust;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class; and

•	the method for selling your securities.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

     If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospective, you should rely on the information in that prospectus supplement.

     We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

Page
Forfeitures in Drug and RICO Proceedings	118
Certain Legal Aspects of the Collateral Securities	119

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	120

General	120
REMIC Certificates	121
Grantor Trusts	156
Debt Securities and Partnership Trusts	164
Taxation of Debt Securityholders	165
Taxation of Owners of Partnership Securities	165

STATE TAX CONSIDERATIONS	172

ERISA CONSIDERATIONS	172

General	172
Plan Assets	172
Possible Exemptive Relief	174
Underwriters’ Exemption	174
Consultation with Counsel	179
Certain Required Representations	180

LEGAL INVESTMENT CONSIDERATIONS	182

PLAN OF DISTRIBUTION	184

RATINGS	184

ADDITIONAL INFORMATION	185

Financial Information	185

LEGAL MATTERS	185

INDEX OF TERMS	1

SUMMARY OF PROSPECTUS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities	A trust will issue either asset-backed pass-through certificates (“certificates”) or asset-backed notes (“notes,” and together with the certificates, the “securities”), which securities will be issued from time to time in series and in classes.

Seller	Each of the sellers of mortgage loans or other assets to the depositor, which sellers may include affiliates of the depositor.

Depositor	FBR Securitization, Inc.

Issuer	A trust created pursuant to either a pooling and servicing agreement, in connection with the issuance of certificates, or a trust agreement, in connection with the issuance of notes.

Trustee	Each trustee under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Servicer	Assets other than collateral securities will be serviced by one or more servicers as identified in the prospectus supplement.

A master servicer may supervise the servicing of the assets of a trust for certain series. The master servicer, upon the default of a servicer, generally will assume the primary servicing responsibilities with respect to the assets serviced by defaulting servicer or engage a successor servicer.

Collateral Securities may be serviced by the Trustee.

Assets	Your trust primarily will include assets of the following types: Mortgage loans secured by mortgage liens on one- to

• Single Family Mortgage Loans	four-family residential properties;

• Multifamily Mortgage Loans	Mortgage loans secured by mortgage liens on multifamily (five or more families) residential properties;

•	Apartment Cooperative Loans	Mortgage loans secured by shares issued by housing cooperatives and related leases and occupying agreements;

•	Mixed Use Mortgage Loans	Mortgage loans secured by mortgage liens on mixed commercial/residential use properties;

•	Home Equity Loans	Closed-end and/or revolving home equity loans or balances thereof secured by mortgage liens on one-to four-family residential properties;

•	Collateral Securities	Asset-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae, an agency of the U.S. government, or a private issuer;

•	Pre-funding Account	An account containing funds deposited on the closing date to be used exclusively to acquire additional assets generally during a specified period (as more fully described in the related prospectus supplement) following the issuance of securities; or

•	Capitalized Interest Account	An account containing funds deposited on the closing date to be used exclusively to make full payments of interest on the securities on any payment date during the pre-funding period.

Important Dates		The following are certain significant dates and periods related to your securities:

•	Payment Date	The business day set forth in the related prospectus supplement on which payments are made to the securityholders. In connection with the issuance of certificates, this day may be referred to as the “distribution date”;

•	Servicer Remittance Date	The business day set forth in the related prospectus supplement on which the servicer remits collections on the assets and advances, if any, to the master servicer or the trustee;

•	Determination Date	The business day set forth in the related prospectus supplement, on which the servicer is required to determine among other things the amounts to be advanced with respect to the securities;

•	Record Date	Unless otherwise specified in the prospectus supplement, with respect to fixed rate securities, the last business day of the month preceding the payment date. With respect to floating rate securities, the business day preceding the payment date;

•	Accrual Period	Unless otherwise specified in the prospectus supplement, with respect to fixed rate securities, the calendar month preceding the payment date, and with respect to floating rate securities, the period from the preceding payment date through the business day preceding the payment date;

•	Due Period	With respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs; and

•	Prepayment Period	The calendar month preceding the calendar month in which the payment date occurs.

Credit Enhancement		If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more other types of credit enhancement, such as a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or another type of credit enhancement, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. The prospectus supplement also will describe the credit support of any collateral securities that are included in the related trust. See “Risk Factors—Risks Related to the Securities—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances		A servicer may be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments of principal and interest on assets. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to assets. Neither the depositor nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer with respect to any asset will be reimbursable generally from subsequent recoveries in respect of such asset and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the assets included in your trust. See “Servicing of the Assets” in this prospectus.

Optional Termination or Redemption	If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets of your trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the certificate principal amount of a specified class or classes of securities to a specified percentage or amount, or on and after a date specified in such prospectus supplement, the party specified in such prospectus supplement will solicit bids for the purchase of all of the assets of the related trust, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the seller, the trustee, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. See “Risk Factors—Risks Related to the Securities—Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination” in this prospectus.

Book-Entry Securities	If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive securities or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors—Risks Related to the Securities—Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities—Book-Entry Procedures and Definitive securities” in this prospectus.

Tax Status of the Securities	The federal income tax consequences to securityholders will vary depending on whether one or more elections are made to treat the related trusts or specified portions thereof as one or more REMICs (as defined in this prospectus) under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The prospectus supplement for each series of securities will specify whether such an election will be made. The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Material Federal Income Tax Consequences—General” in this prospectus.

	•	If an election is made to treat all or a portion of the trust relating to a series of securities as one or more REMICs, each class of securities of each series will constitute “regular interests” in a REMIC or the “residual interest” in a REMIC, as specified in the related prospectus supplement.

	•	A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the assets.

	•	If notes are issued by an owner trust, such notes generally will be treated as indebtedness for federal income tax purposes.

	•	If a trust is classified as a partnership for federal income tax purposes, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable owner trust agreement are complied with and the statutory and regulatory requirements are satisfied.

The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities are set forth in this prospectus under “Material Federal Income Tax Consequences.” The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities offered pursuant to this prospectus and the related prospectus supplement will be set forth under the heading “Material Federal Income Tax Consequences” in the related prospectus supplement. See “Material Federal Income Tax Consequences” in this prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or any federal, state or local law that is similar to ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment	The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Classes of securities that qualify as “mortgage related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

RISK FACTORS

     An investment in the securities involves significant risks. You should consider the following information and the information under the caption “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase the securities.

Risks Related to Prepayment and Yield

          The timing and amount of prepayments on the assets may reduce your yield to maturity.

     Prepayment

     Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the underlying assets in your trust;

•	how payments of principal are allocated among the classes of securities of a series, as specified in the related prospectus supplement;

•	if any party has an option to terminate your trust or redeem the securities early, the effect of the exercise of the option;

•	the rate and timing of payment defaults and losses on the assets in your trust;

•	the extent to which amounts in any pre-funding account have not been used to purchase additional assets for your trust; and

•	repurchases of assets in your trust as a result of material breaches of representations and warranties made by the depositor, the servicer or the seller.

     The assets included in your trust generally may be prepaid at any time. When interest rates decline, borrowers are more likely to prepay so that they may obtain lower cost financing. If the assets in your trust are repaid more quickly than you expected, principal on your securities will be paid to you sooner than you predicted. Depending on then-prevailing economic conditions and interest rates, you may not be able to reinvest these proceeds in comparable investments with a yield that is equal to or greater than the yield on your securities. When interest rates increase, borrowers are less likely to prepay. If the assets in your trust are repaid more slowly than you expected, principal on your securities will be paid to you later than you predicted. Your ability to reinvest these funds, therefore, would be delayed. If the yield on your securities is lower than the yield available on comparable investments at the date on which you expected your securities to prepay or mature, you will be disadvantaged by having less principal available to reinvest and by having your investment dollars remain invested in the securities for a longer than expected period.

     Yield

     In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities’ sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

     The yield to maturity on certain classes of securities, including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the assets and to the occurrence of an early retirement of the securities than other classes of securities.

          The difference between end of the accrual period and the related payment date may reduce the effective yield of your securities.

     Interest payable on the securities on any payment date will include all interest accrued during the related accrual period. The accompanying prospectus supplement will specify the accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated coupon rate.

Risks Related to the Securities

          Your ability to resell your securities may be limited.

     At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing certain classes of securities, if noted in the accompanying prospectus supplement.

          Book-entry registration may affect the liquidity of your securities.

     Because transfers and pledges of securities registered in the name of a nominee of the depository, which initially is expected to be The Depository Trust Company (“DTC”), can be effected only through the book-entry system at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to purchase securities for which the investors cannot obtain physical certificates. Beneficial owners of DTC registered securities may, in certain cases, experience delay in the receipt of payments of principal and interest because payments will be forwarded by the trustee to DTC. DTC will then forward payment to the participants, who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain payment of principal and interest on DTC registered securities may be impaired.

          The assets of your trust are the only source of payments for your securities.

     Your securities will be payable solely from the assets of your trust, including any credit enhancement, and will not have any claims against the assets of any other trust or recourse to any other party. Your securities will not represent an interest in or obligation of the depositor, the master servicer, the servicer, the seller, any of their affiliates, or any other person.

     Since certain representations and warranties with respect to the assets may have been made and/or assigned in connection with transfers of the assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

     Neither your securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the seller, the master servicer, the servicer, any of their respective affiliates, or any other person, unless identified as guaranteed or insured in the accompanying prospectus supplement. Although payment of principal and interest on agency securities will be guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, the securities of any series collateralized by agency securities will not be guaranteed.

     Proceeds of the assets included in the related trust for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the assets and any related credit enhancement for the required payments on your securities.

     In addition, certain amounts remaining in certain funds or accounts, including the Payment Account, the Custodial Account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

          If amounts in any pre-funding account are not used to purchase assets, you will receive a prepayment on the related securities.

     The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust generally during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of any such specified period will be paid as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

          Credit enhancement may not cover all losses on your securities.

     Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula as set forth in the related prospectus supplement. Furthermore, credit enhancement may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

     A trust may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

     The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

     A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded or if losses on the related assets substantially exceed the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the seller, the master servicer, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

          Losses on the assets may have a greater impact on holders of subordinate securities.

     The rights of subordinate securityholders to receive payments to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the servicer, master servicer and the trustee, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

     The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your trust and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your trust exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

          The subordination of other classes to your class may not protect you from all losses.

     The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinate securities or other items of credit enhancement, like a reserve fund, then you may experience losses on your securities.

          You may experience delays or reductions of payments on your securities if the transfer of assets to your trust is not considered a sale in the event of bankruptcy.

     If so provided in the related prospectus supplement for an offering of certificates, the sellers and the depositor will treat each conveyance of assets by the sellers to the depositor or, in the case of subsequently conveyed assets, the trust, as a sale of those assets. If so provided in the related prospectus supplement for an offering of notes, the seller may treat the overall transaction as a financing for accounting purposes, in which case the transfer of assets by the seller to the depositor or, in the case of subsequently conveyed assets, the trust, nevertheless will be structured as a sale for contractual and legal purposes, rather than a pledge of the assets to secure indebtedness. In each case, the depositor will treat each conveyance of assets from the depositor to the trust as a sale of those assets.

     Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the trust as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the trust to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

          Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities.

     Your trust may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the accompanying prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your trust or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your trust or redeem your securities.

     The accompanying prospectus supplement sets forth the details concerning any optional termination or repurchase.

     If one or more REMIC elections are made for your trust, then your trust also may be terminated and your securities retired upon a determination, supported by an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that such status will be lost.

     The termination of your trust and the early retirement of securities may adversely affect your yield.

          There is a possibility that, upon an optional termination of a trust, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.

     Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

     In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

          Certain certificates may have adverse tax consequences.

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receipt of the related cash payments.

     In addition, if an election is made to treat your trust, or one or more segregated pools of assets, as one or more REMICs, holders of the related REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Material Federal Income Tax Consequences” in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal or are not entitled to any stated principal or interest. The holder’s share of a REMIC’s taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities;

•	for a tax-exempt holder, will be treated as unrelated business taxable income; and

•	for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer, which may affect their liquidity. See “Material Federal Income Tax Consequences” in this prospectus.

          ERISA plans that invest in the securities must follow technical benefit plan regulations.

     If you are buying the securities on behalf of or with the assets of an individual retirement account, Keogh plan, employee benefit plan or other plan or arrangement subject to ERISA, the Code or any federal, state or local law that is similar to ERISA or the Code, special rules apply to you. Due to the complexity of regulations that govern these plans, if you are a plan or using the assets of a plan, we suggest that you consult with your counsel regarding any consequences under ERISA, the Code or any similar law of the acquisition, ownership and disposition of the securities. See “ERISA Considerations” in this prospectus.

          The ratings provided by the rating agencies do not purport to address all risks contained in your investment.

     Your securities may be rated by one or more nationally recognized rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not downgrade, withdraw or qualify its rating in the future. The rating agency could downgrade, withdraw or qualify its rating due to:

•	any decrease in the adequacy of the value or payment performance of the underlying assets or any related credit enhancement; or

•	any adverse change in the financial or other condition of any credit enhancement provider.

     In the event any rating is downgraded, withdrawn, or qualified the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the trust that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Risks Related to Assets

          The payment performance of your securities will relate to the payment performance of your assets, and certain types of assets may involve greater risks of loss.

     The assets backing your securities may include mortgage loans or mortgage-pass through certificates or participation certificates backed by mortgage loans. There is a risk that defaults by borrowers or declines in the values of mortgaged properties will result in losses to investors.

     Certain mortgage loans may have a greater likelihood of delinquency, foreclosure and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your trust, resulting losses not covered by credit enhancement will be allocated to the securities in the manner described in the related prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with certain types of mortgage loans that may be included in your trust.

     Negatively Amortizing Loans

     In the case of mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount in excess of the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent recoveries from mortgaged properties for defaulted mortgage loans are less the outstanding principal and unpaid interest on the defaulted mortgage loans and resultant losses are not covered by credit support, your trust will bear the risk of loss resulting from defaults by borrowers.

     Buydown Mortgage Loans

     Some mortgage loans are subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan are less than the scheduled monthly payments on the mortgage loan, with the difference contributed by the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower’s employer or another source. Generally, the borrower under a buydown mortgage loan will be qualified only for a loan that would result in a monthly payment equal to the borrower’s portion of the total monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit enhancement, they could adversely affect your yield to maturity.

     Balloon Loans

     Certain mortgage loans may not be fully amortizing—or may not amortize at all—over their terms to maturity and will require substantial payments of principal at their stated maturity. Certain other mortgage loans do not require the repayment of principal during an initial period and, after such initial period, the mortgage loans may amortize over their remaining terms. Mortgage assets of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower’s ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to satisfy the balloon payment obligation. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

     Adjustable Rate Mortgage Loans

     The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment will change. As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan.

     Limited Recourse and Non-Recourse Obligations

     Some or all of the mortgage loans included in your trust may be non-recourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

     Non-Conforming Loans

     Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored entities such as Fannie Mae and Freddie Mac. Mortgage loans included in a trust may conform to the requirements for purchase by Fannie Mae or Freddie Mac, except that the initial principal balances of the mortgage loans may exceed Fannie Mae and Freddie Mac purchase limits. These loans are commonly referred to as “jumbo” loans. In addition, if so stated in the related prospectus supplement, certain of the mortgage loans may be originated with more flexible underwriting standards or documentation requirements than would be required by Fannie Mae or Freddie Mac, if the originator has determined that countervailing considerations (low loan-to-value ratio, for example) would suggest that the loan’s payment performance should be substantially similar to the payment performance of a conforming loan. Of course, no assurance can be given regarding the expected performance of any mortgage loan. In addition, other loan characteristics, such as loan-to-value ratio and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines, though generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from sellers as a result of negotiated modifications to published underwriting guidelines. Interest rates on non-conforming mortgage loans typically are somewhat higher than those charged on conforming mortgage loans. Therefore, it is possible that non-conforming mortgage loans may experience somewhat higher rates of prepayment or default than conforming loans underwritten in accordance with similar underwriting guidelines.

          Varying underwriting standards of sellers may present a greater risk of loss.

     Assets included in your trust will have been purchased by the depositor from one or more sellers. These assets generally will have been originated in accordance with underwriting standards acceptable to the depositor and generally described in this prospectus and in the accompanying prospectus supplement. However, in some cases, particularly those involving various sellers, the underwriting standards used in the origination of the assets may differ, perhaps significantly. Holders of securities cannot assume that the underwriting standards are uniform. The lack of uniformity among the underwriting standards may mean that the performance of the pool of assets included in your trust may not be as good as the performance of pools of assets included in other trusts, and any greater losses on the assets in your trust may adversely affect the yield to maturity of your securities.

          Failure of the seller to repurchase or replace an asset may result in losses.

     Each seller will make representations and warranties in respect of the assets sold by it. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the seller will be obligated to cure the breach or repurchase or replace the asset. A seller may not have the resources to honor its obligation to cure the breach or repurchase or replace any asset as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

     In instances where a seller is unable or disputes its obligation to repurchase affected assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected assets. A settlement could lead to losses on the assets, which would be borne by the securities. None of the depositor, the master servicer or the servicer will be obligated to purchase an asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by the depositor, the master servicer or the servicer. Any affected asset not repurchased or substituted for shall remain in your trust and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities.

     Unless otherwise specified in the related prospectus supplement, the representations and warranties of a seller in respect of an asset generally will have been made as of the date on which that seller sold the asset to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in that asset. Since the representations and warranties of a seller do not address events that may occur following the sale of an asset by that seller, the seller’s repurchase and substitution obligation will not arise if, during the period commencing on the date of sale of an asset by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected asset. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

          Economic downturns and the decline in the value of mortgaged properties could result in losses.

     An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your trust. If residential real estate values decline and the balances of the mortgage loans in your trust exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

     Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The assets underlying your securities may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in asset-backed securities generally.

          Consumer protection laws may adversely affect your trust’s assets.

     The assets in your trust and any mortgage loans underlying any assets may be subject to federal and state laws relating to the origination and underwriting of loans. These laws

•	require certain disclosures to prospective borrowers regarding the terms of the loans;

•	prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	regulate the use and reporting of information related to the borrower’s credit experience; and

•	require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

     The assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

     If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the assets. The trust also could be subject to damages and administrative enforcement.

          The failure to comply with consumer protection laws may create liabilities for your trust.

     A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your trust. These liabilities could include a reduction in the amount payable under the assets, the inability to foreclose on the mortgaged property, or liability of your trust to a borrower. Each seller will warrant that the origination of each asset materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any asset and that each asset is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any asset would create an obligation on the part of the originator or the seller, as the case may be, to repurchase or substitute for the asset unless the breach is cured. However, the failure of a seller to repurchase the defective asset or pay the liability could expose your trust to losses.

     In addition, some violations of consumer protection laws may subject the trust to damages and administrative enforcement. If so provided in the related prospectus supplement,

each seller will be required to indemnify the depositor (which indemnification obligation will be assigned by the depositor to the trust) for any liability arising from a violation of consumer protection laws. However, the failure of a seller to pay such indemnification obligation may result in your trust suffering a loss.

          State law may limit a servicer’s ability to foreclose on assets in a manner that maximizes your return.

     Substantial delays can be encountered in connection with the liquidation of defaulted assets and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property or other secured property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property or other secured property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or other secured property or to obtain sufficient liquidation proceeds. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated asset and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any secured properties fail to provide adequate security for the related assets and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

     Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the asset at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted assets, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of assets with lower principal balances than of assets with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for assets with lower principal balances, as compared with the percentage recovery for assets with higher principal balances.

          Junior liens on the assets may result in losses in foreclosure proceedings.

     Some of the assets serving as collateral for your series of securities may be secured by junior liens subordinate to the rights of the senior lienholder under the related senior loans. The proceeds from any liquidation, insurance or condemnation proceedings in connection with an asset will be available to satisfy the outstanding balance of the junior loan only after the claims of all senior lienholders have been satisfied in full, including any related foreclosure costs. In addition, a junior lienholder may not foreclose on the property securing a junior loan unless it forecloses subject to the senior loans, in which case it must either pay the entire amount due on the senior loans to the senior lienholders at or prior to the foreclosure sale or undertake the obligation to make payments on the senior loans in the event the borrower is in default thereunder. The trust fund will not have any source of funds to satisfy any senior loans or make payments due to any senior lienholders and may therefore be prevented from foreclosing on the related underlying property.

          The liquidation proceeds of mixed use loans may take longer to recover.

     Due to the limited market for the type of properties securing multifamily and mixed use loans, in the event of a foreclosure on such properties, we expect that it will take longer to recover proceeds from the liquidation of a property securing a multifamily or mixed use loan than it would for a loan secured by a one- to four-family dwelling.

          The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the assets.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on “owners” and “operators” of property whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage assets contained in your trust may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. To the extent that any servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

THE DEPOSITOR

     FBR Securitization, Inc. (“FBRSI” or the “depositor”) was incorporated in Delaware on August 31, 2004, and is a wholly owned, limited-purpose financing subsidiary of FBR TRS Holdings, Inc., a Virginia corporation that is a wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation. FBRSI’s principal executive office is located at 1001 Nineteenth Street North, Arlington, Virginia 22209, Telephone: (703) 312-9500, Attention: President. FBRSI has authorized capital stock consisting of 250 shares of $0.01 par value Common Stock of which 250 shares have been issued and currently are held by FBR TRS Holdings, Inc. Friedman, Billings, Ramsey and Co., Inc., which may act as an underwriter in offerings made pursuant to this prospectus, also is a wholly owned subsidiary of FBR TRS Holdings, Inc.

     FBRSI was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. The depositor’s Certificate of Incorporation limits FBRSI’s business to the foregoing and places certain other restrictions on the depositor’s activities.

     FBRSI does not have, nor is it expected in the future to have, any significant assets.

USE OF PROCEEDS

     Substantially all of the net proceeds from the sale of each series of securities will be applied by the depositor to purchase the assets assigned to the trust underlying each series or to fund loans to finance companies secured by the pledge of assets to the trust for each series, or the payment of the financing incurred in such acquisitions, and to pay for certain expenses incurred in connection with such acquisition of assets and sale of certificates. The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE SECURITIES

General

     The securities will be issued from time to time in series offered by this prospectus and the related prospectus supplements and may be sold in amounts, at prices and on terms determined at the time of sale as set forth in the related prospectus supplement. A particular series of securities will consist of certificates or notes and, as applicable, may include one or more separate classes, (each, a “Class”) of certificates or notes. Certificates may be styled as “mortgage pass-through certificates,” “pass-through certificates,” “asset-backed certificates,” “collateralized notes,” “collateralized mortgage obligations” or another similar name. Each series of certificates will be issued pursuant to a pooling and servicing agreement among the depositor, the trustee, the seller, the servicer and, if applicable, the master servicer (each, a “Pooling and Servicing Agreement”). Each series of notes will be issued pursuant to an indenture between an issuer, the indenture trustee and, if applicable, the master servicer (each, an “Indenture”) and a transfer and servicing agreement among an issuer, the depositor, the indenture trustee, the trust administrator, the seller, the servicer and, if applicable, the master servicer (each, a “Transfer and Servicing Agreement”). Notes may be named “mortgage-backed notes,” “asset-backed notes” or another similar name. The issuer of a series of notes will be a trust established by the depositor for the sole purpose of issuing the series of notes pursuant to an owner trust agreement among the depositor, a trust administrator and the owner trustee (each, an “Owner Trust Agreement”). The seller, master servicer, servicer, trust administrator, trustee, indenture trustee and owner trustee, as applicable, will be named in the accompanying prospectus supplement. For purposes of the discussion in this prospectus, each of a Pooling and Servicing Agreement, an Indenture, a Transfer and Servicing Agreement and an Owner Trust Agreement is referred to as an “Agreement” in certain instances and each of the trustee, the indenture trustee and the owner trustee is referred to as “Trustee” in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of the Pooling and Servicing Agreement, the Indenture, the Transfer and Servicing Agreement and the Owner Trust Agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

     The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the Agreements. When particular provisions or terms used in an Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this prospectus.

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture for a series generally will provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include

•	one or more classes of senior securities entitled to certain preferential rights to payments of principal and interest,

•	one or more classes of subordinate securities,

•	one or more classes representing an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance or a notional principal balance (“Interest Only Class,” “IO Class” or “Strip Class”),

•	one or more classes representing an interest only in payments of principal on the assets in the related trust (“Principal Only Class” or “PO Class”),

•	one or more classes upon which interest will accrue but will not be paid until certain other classes of that series have received their final distribution (each an “Accretion Class”),

•	one or more classes entitled to payments from specified portions of the assets in the related trust, and

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes thereto, referred to as companion classes.

     Some series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in “Credit Enhancement” in this prospectus and in the related prospectus supplement.

     As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” (a “REMIC”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all “residual interests” in the related REMIC as defined under the Code (the “Residual Certificates”). All other classes of certificates in such a series will constitute “regular interests” in the related REMIC as defined in the Code and will be referred to as the “REMIC regular certificates.” See “Material Federal Income Tax Consequences—REMIC Certificates” in this prospectus.

     Similarly, with respect to a series of notes, the ownership of the equity of a trust will be represented by equity certificates issued under the Owner Trust Agreement. Any equity certificate will be subordinate to the notes of the same series.

     In addition to the securities being offered pursuant to this prospectus and the related prospectus supplement, the depositor may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933, as amended. The securities of a series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc.

     The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make payments of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related Agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds. Payments with respect to securities in book-entry form will be made as set forth below. See “Description of the Securities—Book-Entry Procedures and Definitive Securities” in this prospectus.

Principal and Interest Payments

     The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related trust with respect to the due date in the current month, and the amount of principal prepaid during the preceding month, net of applicable servicing, trustee, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series—including any securities not offered through this prospectus—in the proportion and order of application found in the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, as applicable, and described in the accompanying prospectus supplement. The available distribution amount may be allocated so that amounts collected as interest on the assets may be paid as principal on the securities and amounts collected as principal on the assets may be paid as interest on the securities.

     The final scheduled payment date for each class of securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as set forth in the related prospectus supplement.

          Payments of Interest

     Interest will accrue on the aggregate principal balance (or, in the case of securities entitled only to payments allocable to interest, the aggregate notional amount) of each class of securities entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or adjustable rate as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. “Pass-Through Rate” means a rate equal to the interest rate borne by the underlying loans net of the aggregate servicing fees and any other amounts specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, referred to hereafter as “Accrual Securities”) will be payable on the payment dates specified in the related prospectus supplement until the aggregate principal balance of that class of securities has been paid in full or, in the case of securities entitled only to payments allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original aggregate principal balance of each class of securities will equal the aggregate payments allocable to principal to which that security is entitled. Payments allocable to interest on each security that is not entitled to payments allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to payments allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     If specified in the related prospectus supplement, any interest that has accrued on a class of Accrual Securities but is not paid on a given payment date will be added to the aggregate principal balance of that class of Accrual Securities on that payment date. Payments of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related prospectus supplement. Until payment of interest commences, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of that class of Accrual Securities, will increase on each payment date by the amount of interest that accrued on that class of securities during the preceding accrual period but was not paid to that class on that payment date. Each class of Accrual Securities will thereafter accrue interest on its outstanding aggregate principal balance as so adjusted.

          Payments of Principal

     The related prospectus supplement will specify the method by which the amount of principal to be paid on the securities on each payment date will be calculated and the manner in which principal will be allocated among the classes of securities entitled to payments of principal. The aggregate principal balance of any class of securities entitled to payments of principal generally will be the initial aggregate principal balance of that class of securities specified in the related prospectus supplement, reduced by all payments reported to the holders of those securities as allocable to principal and,

•	in the case of Accrual Securities, increased by all interest accrued but not then payable on the Accrual Securities, and

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of these payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of Principal Prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of specific securities is intended to preserve the availability of the subordination provided by the other securities. See “Credit Enhancement—Subordinate Securities.”

          Unscheduled Payments

     If specified in the related prospectus supplement, the securities will be subject to receipt of payments before the next scheduled payment date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled payments on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Payment Account and, if applicable, any reserve account, may be insufficient to make required payments on the securities on that payment date. The applicable prospectus supplement may provide for limits on the amount of any unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid as principal on the securities on the next payment date. The applicable prospectus supplement may specify whether unscheduled payments will include interest, but if it does not, unscheduled payments will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

          Residual Certificates

     Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Payment Account on any Payment Date after allocation of scheduled payments to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds.

Allocation of Realized Losses

     With respect to a series that includes one or more classes of subordinate certificates, the senior certificates generally will not bear any Realized Losses on the related assets in the related trust until the subordinate certificates of that series have borne Realized Losses up to a specified subordination amount or loss limit, until the principal amount of the subordinate certificates has been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or until both of the foregoing have occurred. With respect to a series that includes a class of subordinate certificates, any shortfall may result in a reallocation of amounts otherwise payable to less senior certificates for payment to more senior certificates.

     “Realized Loss”, unless otherwise defined in your prospectus supplement, means

•	the amount of any loss realized by a trust in respect of any related liquidated asset, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated asset, plus accrued and unpaid interest on such liquidated asset, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated asset,

•	the amount of any principal cramdown in connection with any asset that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs. The amount of any principal cramdown is the amount by which the unpaid principal balance of the asset exceeds, as applicable, depending upon the type of principal cramdown that was applied to the asset, either the portion of the unpaid principal balance that remains secured by the secured property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•	any other amount of a loss realized by a trust in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

     Realized Losses will not reduce the principal amount of any notes issued by your trust. However, in the event that the aggregate principal balance of the assets is reduced below the aggregate principal balance of the related notes, you may experience a loss on your investment.

     Payments of interest on certificates may be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Relief Act Reductions on the assets. “Prepayment Interest Shortfall” means, for any asset that is prepaid in full or liquidated on any date other than a due date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first due date after the prepayment in full or liquidation had the asset not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the Due Period. A “Relief Act Reduction” means a shortfall in respect of an asset resulting from application of the federal Servicemembers Civil Relief Act or similar state laws.

Principal Amount of Securities

     The assets included in the trust will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any asset in the trust will generally equal

•	the scheduled principal balance of the asset, or

•	the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such asset—after taking into account charges for servicing, administration, insurance and related matters—discounted at a discount rate, if any, and the scheduled principal balance of the asset multiplied by the applicable Asset Value Percentage.

     The “Asset Value Percentage” will be the percentage limitation that, based upon the scheduled net payments on the assets included in the trust, is intended to assure the availability of sufficient funds to make scheduled payments on the securities in the event of substantial principal prepayments on the assets. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, trustee, administrative and guarantee fees and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the trust. The asset value of an asset that has been liquidated or purchased from the trust pursuant to the related sale agreement shall be zero.

Optional Redemption or Termination

     To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the trust terminated, prior to the final scheduled payment date of the securities of any series at the option of the seller, the servicer, the master servicer or another party or parties as specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the trust. The right to redeem the securities generally will be conditioned upon

•	the passage of a certain date specified in the prospectus supplement, or

•	the asset value or scheduled principal balance of the assets in the trust, or the outstanding principal amount of a specified class of securities at the time of purchase, aggregating less than a percentage specified in the prospectus supplement of the initial asset value of the assets in the trust or the initial principal amount of the applicable class of securities.

     In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then-outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate or interest rate, net of any unreimbursed advances and unrealized losses allocated to such security; provided, however, under certain circumstances set forth in the related prospectus supplement, the asset value of the assets in the trust may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related Pooling and Servicing Agreement or Indenture.

     In addition, in the case of a trust for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the related Pooling and Servicing Agreement. See “Material Federal Income Tax Consequences—REMIC Certificates—Liquidation of the REMIC” in this prospectus.

Book-Entry Procedures and Definitive Securities

     If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form (“definitive securities”) and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form (“book-entry securities”) and may be initially represented by one or more securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

     Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records. The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive securities are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede & Co. (“Cede”), as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

     Owners of book-entry securities will receive all payments of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit payments of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive payments and will be able to transfer their interests.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a

DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities and Exchange Act of 1934. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”) under contract with

Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and payments with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream,

Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture, the Owner Trust Agreement, or the Pooling and Servicing Agreement, as the case may be, on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Book-entry securities of a series will be issued in registered form, as definitive securities, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related Pooling and Servicing Agreement or Indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the trustee, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive securities of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

     Monthly and annual reports on each trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

     None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

     The globally offered securities to be issued from time to time (the “Global Securities”) will initially be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Secondary Market Trading

     Establishing Place of Delivery. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations and asset-backed securities in same-day funds.

     Trading Between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between organizations participating in the Clearstream, Luxembourg or the Euroclear system will be settled using the procedures applicable to conventional eurobonds (i.e., seven calendar day settlement) in same-day funds.

     Trading Between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in the Clearstream, Luxembourg or Euroclear system, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Organizations participating in Clearstream, Luxembourg or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, organizations participating in Clearstream, Luxembourg or the Euroclear system can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear system participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of organizations participating in Clearstream, Luxembourg. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream, Luxembourg and the Euroclear system may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the account of the DTC participant against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from organizations participating in DTC for delivery to organizations participating in Clearstream, Luxembourg or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg or Euroclear participant.

     The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy. The settlement procedures described in this section are subject to change at any time. The depositor assumes no responsibility for any losses that my result from any disruption in the operations of the settlement systems as procedures described in this prospectus.

Certain U.S. Federal Income Tax Documentation Requirements

     A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless the Trustee or the U.S. withholding agent receives one of the following statements:

•	from the holder on a properly executed Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that is signed by the securityholder under penalties of perjury and certifies that such owner is not a United States person;

•	from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, a properly executed IRS Form W-8IMY (or successor form) with all necessary attachments that is signed under penalties of perjury by an authorized representative of the financial institution;

•	from the holder claiming an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) signed under penalties of perjury;

•	from the holder claiming an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) signed under penalties of perjury; or

•	from the holder that is a nonwithholding partnership, a properly executed IRS Form W-8IMY (or any successor form) signed under penalties of perjury with all necessary attachments.

     Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

     A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. Generally, however, Form W-8BEN, Form W-8ECI and Form W-8IMY will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to backup withholding unless the holder:

•	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

•	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

     The term United States person means

•	a citizen or resident of the United States,

•	a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

•	an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and

•	to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Maturity and Prepayment Considerations

     The prepayment experience on the assets will affect

•	the average life of the securities and each class thereof issued by the related trust,

•	the extent to which the final distribution for each class occurs prior to its final scheduled payment date, and

•	the effective yield on each class of such securities.

     Because prepayments will be passed through to the holders of securities as payments or payments of principal on such securities, it is likely that the actual final payments on the classes of securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the assets of a trust experience significant prepayments, the actual final payments on the securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the Weighted Average Life of each class of such series.

     “Weighted Average Life” refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The Weighted Average Life of a class of securities of a series will be influenced by the rate at which principal on the assets comprising or underlying the assets in the trust is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the Weighted Average Life of the securities may be affected by the varying maturities of the assets comprising or underlying the assets in a trust. If any assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of asset rates and maturities of the assets. Other factors affecting Weighted Average Life include the type of asset, defaults, foreclosures, refinancing and inclusion of due-on-sale clauses.

     Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then-outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the assets of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

     No assurance can be given as to the rate of principal payments or prepayments on the assets. The rate of principal payments on assets included in a trust (or assets underlying other assets) will be affected by the amortization schedules of the assets and by the rate of principal prepayments—including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of assets is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets included in a trust—or assets underlying other assets—such assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such assets.

Yield Considerations

     Payments of interest on the securities generally will include interest accrued through the last day of the accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because payments to you will not be made until the Payment Date following the applicable accrual period.

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the interest rate, the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities, and whether the payments of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

     The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying assets. If the purchaser of a security offered at a discount from its “Parity Price,” which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying assets, the actual yield to maturity will be lower than that so calculated.

     The timing of changes in the rate of prepayments on the assets may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an underlying asset, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher—or lower—than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction—or increase—in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying assets and the suitability of the applicable securities to their investment objectives. See “—Maturity, Prepayment and Yield Considerations” in this prospectus.

     The yield on your securities also will be affected by Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and Prepayment Interest Shortfalls are not absorbed by securities subordinate to your securities or by other forms of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities—Allocation of Realized Losses” in this prospectus.

THE TRUSTS

Assignment of Assets

     In connection with the issuance of certificates, the depositor will cause the assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the assets from the cut-off date under a Pooling and Servicing Agreement. The trustee will, in exchange for the assets, deliver to the depositor certificates of a series in authorized denominations registered in the names that the depositor requests, representing the beneficial ownership interest in the assets.

     In connection with the issuance of notes by an issuer that is an owner trust, the depositor will cause the assets to be assigned and transferred to the owner trustee, together with all principal and interest paid on the assets from the cut-off date under a Transfer and Servicing Agreement. The issuer of the notes, which can be either an owner trust or the depositor, will pledge all of its rights in and to the assets to a trustee pursuant to an Indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the assets. The notes will be issued in authorized denominations registered in the names requested by the depositor.

     Each pool of assets will constitute one or more trusts held by the trustee for the benefit of the holders of the series of securities. Each asset included in your trust will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement or Transfer and Servicing Agreement. This schedule will include information as to the scheduled principal balance of each asset as of the cut-off date and its interest rate, original principal balance and other information.

     The assets for your series will be assigned and transferred to your trust and/or pledged to your trust’s indenture trustee for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to trusts for other series of securities or may secure other series of securities issued by the depositor. Particular assets that might be assigned to trusts for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets. If so provided in the related prospectus supplement, the assets for your series may be segregated into one or more pools that serve as collateral for different securities issued by your trust.

     Mortgage Loans

     The depositor will deliver or cause to be delivered to your trustee or the issuer the related mortgage note endorsed in blank or to the order of the trustee or the issuer, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the trustee or the issuer as assignee (unless the mortgage loan is registered on the book-entry system of the Mortgage Electronic Registration Systems, Inc. (the “MERS System”)), and certain other original documents evidencing or relating to each mortgage loan. With respect to mortgage loans registered on the MERS System, the depositor or the related seller or servicer must deliver to MERS the original recorded assignment or assignments showing a complete chain of assignments. To the extent required by the applicable rating agencies, the depositor or the related seller or servicer will cause the assignments of the mortgage loans (other than mortgage loans registered on the MERS System) to be recorded in the appropriate public office for real property records within one year following the settlement date for an offering. In lieu of recording the assignments of mortgage loans in a particular jurisdiction, the depositor may deliver or cause to be delivered an opinion of local counsel to the effect that recording is not required to protect the right, title and interest of the trustee or the issuer in the mortgage loans. The original mortgage documents (other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System) will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your trust’s assets.

     Manufactured Housing Installment Sales Contracts

     The trustee or the servicer will hold the original manufactured housing installment sales contracts and copies of all material documents and instruments relating to each contract and evidencing the security interest created by each contract in the related manufactured home or real estate as custodian on behalf of the securityholders in accordance with the related Pooling and Servicing Agreement or Transfer and Servicing Agreement. In order to give notice of the trustee’s right, title and interest in and to the manufactured housing installment sales contracts, Uniform Commercial Code (“UCC”) financing statements identifying the trustee or a co-trustee as the secured party or purchaser and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate state. If a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee’s interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC financing statements, if so specified in the related prospectus supplement, within one week after the initial delivery of the certificates, the manufactured housing installment sales contracts will be stamped or otherwise marked by the trustee or the servicer to reflect their assignment to the trustee. See “Certain Legal Aspects of the Assets—Manufactured Housing Installment Sales Contracts” in this prospectus.

     Collateral Securities

     The depositor will take the steps necessary to have the trustee become the registered owner of each collateral security included in your trust and to provide for all payments on each collateral security to be made directly to your trustee. With respect to each collateral security in certificated form, the depositor will deliver or cause to be delivered to the trustee (or a custodian) the original certificate or other definitive evidence of such collateral security, together with bond power or other instruments, certifications or documents required to transfer fully such collateral security, to the trustee for the benefit of the securityholders. With respect to each collateral security in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the applicable UCC, the depositor and the trustee will cause such collateral security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the trustee for the benefit of the securityholders. Unless otherwise provided in the related prospectus supplement, the related agreement will require that either the depositor or the trustee promptly cause any collateral security in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

     The depositor will make certain limited representations and warranties in the Pooling and Servicing Agreement or the Transfer and Servicing Agreement with respect to the assets, including representations that it either is the owner of the assets or has a first priority perfected security interest in the assets. In addition, a seller of an asset will make certain representations and warranties with respect to the assets in the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or a sale and servicing agreement that is assigned to the depositor. See “Origination and Sale of Assets—Representations and Warranties; Repurchases” in this prospectus.

     The depositor’s right to enforce representations and warranties of a seller or servicer will be assigned or made to the trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement. To the extent that a seller or servicer makes representations and warranties regarding the characteristics of the assets, the depositor generally will not also make these representations and warranties. In the event that the representations and warranties of the depositor or the seller are breached, and the breach or breaches adversely affect your interests in your trust’s assets, the depositor or the seller, as applicable, will be required to cure the breach or, in the alternative, to substitute new assets or to repurchase the affected assets. In addition, in the event a servicer breaches its representations and warranties and this breach adversely affects your interests, the servicer generally will be required to cure this breach or to purchase the asset. Unless otherwise specified in the related prospectus supplement, the repurchase price will be equal to the sum of the unpaid principal balance of the related asset, plus unpaid accrued interest thereon at the asset rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the servicer. Neither the depositor nor any servicer (unless it is the defaulting party) will be obligated to substitute assets or repurchase assets if the defaulting seller or servicer, as the case may be, defaults upon its obligation to do so, and no assurance can be given that sellers or servicers will perform their obligations.

The Assets

     Your prospectus supplement will describe the type of assets that will be transferred to your trust. The assets may include the following asset types, each of which is more fully described in this prospectus:

•	mortgage loans secured by one-to four-family residential properties;

•	mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;

•	mortgage loans secured by mixed residential and commercial real estate properties;

•	apartment cooperative loans;

•	manufactured housing installment sales contracts and installment loan agreements;

•	closed-end or revolving home equity loans or balances secured by one- to four-family residential properties;

•	other assets evidencing interests in loans secured by residential property;

•	Ginnie Mae certificates;

•	Freddie Mac certificates;

•	Fannie Mae certificates;

•	direct obligations of the United States, agencies thereof or agencies created thereby;

•	asset-backed securities of private issuers;

•	the Payment Account for the related series;

•	a reserve fund and other funds and accounts for the related series;

•	a pre-funding account;

•	all proceeds that may become due under insurance policies for the related series;

•	the depositor’s rights under the servicing agreements and purchase, sale and warranties agreements; and

•	all payments on these items.

     Agency securities and private asset-backed securities are referred to in this prospectus as “collateral securities.” Mortgage loans, manufactured housing installment sales contracts and collateral securities, together with other items deposited in your trust, are referred to in this prospectus as “assets.”

     Loans

     Loans that are assets of your trust and loans underlying other assets included in your trust will consist of one or more of the following:

•	mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties;

•	mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties and other mulitfamily residential properties;

•	mortgage loans secured by shares issued by housing cooperatives and related leases and occupancy agreements; and

•	closed-end and/or revolving home equity loans or balances thereof secured by first and/or subordinate liens on one- to four-family residential properties.

With the potential exception of loans acquired with funds deposited into a pre-funding account at the issuance of related securities, or upon the substitution of a loan in respect of a breach of a representation or warranty, all loans will be purchased by the depositor, either directly or through an affiliate, from one or more sellers. The sellers will have either originated the loans or purchased the loans from other lenders. As more fully described in the related prospectus supplement, the loans may be “conventional” loans, loans that are insured or guaranteed by a governmental agency like the Federal Housing Administration (“FHA”) or Department of Veterans Affairs (“VA”) or non-conforming loans.

     All of the loans will have monthly payments due on a set day, but not necessarily the first day, of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features (or a combination thereof), all as described below or in the related prospectus supplement.

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under specific circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate of the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

•	Principal may be payable in equal installments over the term of the loan, may be calculated on the basis of an assumed term to maturity that is significantly longer than the actual term to maturity (resulting in the need to make a larger “balloon” payment upon final maturity) or on an interest rate that is different from the loan’s specified interest rate, or may not be payable during all or a portion of the original term. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for specific periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the related property. In the case of home equity loans, these liens generally will be subordinated to one or more senior liens on the related properties as described in the related prospectus supplement.

     If so specified in the prospectus supplement for the related series, the mortgage rate on some of the adjustable rate loans will be convertible from an adjustable rate to a fixed rate at the option of the mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the unaffiliated seller from which convertible adjustable rate loans were acquired will be obligated to repurchase from the trust any adjustable rate loan as to which the conversion option has been exercised (a “Converted Mortgage Loan”), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Payment Account and will be paid to the securityholders on the Payment Date in the month following the month of the exercise of the conversion option. The obligation of the unaffiliated seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable prospectus supplement, a trust may contain mortgage loans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (“Buy-Down Loans”). The resulting difference in payment shall be compensated for from an amount contributed by the depositor, the seller of the related mortgaged property, the servicer or another source and placed in a custodial account (the “Buy-Down Fund”) by the servicer, or if so specified in the related prospectus supplement, with the trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. Buy-Down Loans included in a trust will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of the mortgage loans.

     If provided for in the applicable prospectus supplement, a trust may contain mortgage loans pursuant to which the monthly payments by the borrower during the early years of the related mortgage note are less than the amount of interest that would otherwise be payable on the mortgage note, with the interest not so paid added to the outstanding principal balance of the mortgage loan (“GPM Loans”). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the depositor or another source and delivered to the trustee (the “GPM Fund”). In lieu of a cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the rating agency rating the related series to fund the GPM Fund.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either

•	the making of a representation by the borrower at origination of the loan that the underlying property will be used by the borrower for a period of at least six months every year, or that the borrower intends to use the property as a primary residence, or

•	a finding that the address of the underlying property is the borrower’s mailing address.

     The properties relating to residential loans and home equity loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and some other one- to four-family dwelling units (“Single Family Properties”). The properties relating to mixed use loans will consist of other mulitfamily properties and structures which include residential dwelling units and space used for retail, professional or other commercial uses (“Mixed Use Properties”). The properties may include vacation and second homes and investment properties and may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any territory of the United States.

     Multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

     Home Equity Loans

     Some of the loans included in your trust may be non-purchase money loans secured by the borrower’s equity in his or her home (“Home Equity Loans”). These Home Equity Loans may consist of closed-end loans and/or revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The full amount of a closed-end loan is advanced at the inception of the loan and, except to the extent provided in the related prospectus supplement, generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan by its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding principal balance of the loan.

     The applicable prospectus supplement may provide that all or a portion of the principal collections on any revolving credit line loans may be applied by the trustee to the acquisition of subsequent revolving credit line loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “revolving period,” which will be followed by an “amortization period” during which principal will be paid. Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

     Manufactured Housing Installment Sales Contracts

     Your trust may include manufactured housing installment sales contracts, which may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate or at an asset rate which steps up on a particular date. Each manufactured housing contract is secured by a manufactured home that either complies with federal law requirements or the requirements of state or local building codes. The federal statutes require that the manufactured homes have a minimum of 400 square feet of living space, a minimum width of 102 inches and be of a kind customarily used at a fixed location. These statutes also require that the manufactured homes be transportable in one or more sections, be built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The manufactured homes include the plumbing, heating, air conditioning and electrical systems.

     Mortgage-Backed Certificates and Government Obligations

     Your trust also may include other assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, more fully described in the accompanying prospectus supplement.

     Your trust may include direct obligations of the United States, agencies thereof or agencies created thereby which are:

•	interest-bearing securities;

•	non-interest-bearing securities;

•	originally interest-bearing securities from which the right to payment of interest have been removed; or

•	interest-bearing securities from which the right to payment of principal has been removed.

     The prospectus supplement for a series of securities evidencing interests in assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the trust;

•	the original and remaining terms to stated maturity of such obligations;

•	whether such obligations are entitled only to interest payments, only to principal payments or to both;

•	the interest rates of such obligations or the formula to determine such interest rates, if any;

•	the applicable payment provisions for such obligations; and

•	to what extent, if any, the obligation evidenced thereby is backed by the faith and credit of the United States.

     Agency Securities

     Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a wholly owned corporate instrumentality of the United States within the office of Housing Urban Development (“HUD”). Ginnie Mae’s guarantee obligations are backed by the full faith and credit of the United States. The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

     Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to four family residential properties.

     Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formerly known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest. Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

     Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your trust is guaranteed by Ginnie Mae, Freddie Mac and Fannie Mae, respectively, your securities do not represent an obligation of or an interest in the depositor or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, the depositor or any of their affiliates, or any other person.

     Private Asset-Backed Securities

     General

     Private asset-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private asset-backed securities will have been issued pursuant to a Pooling and Servicing Agreement, Indenture or similar agreement (a “PABS Agreement”). The private asset-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the “PABS servicer,” of the underlying mortgage loans will have entered into the PABS Agreement with the trustee under the PABS Agreement. The trustee under the PABS Agreement is referred to as the “PABS trustee.”

The PABS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private asset-backed security. Mortgage loans underlying a private asset-backed security will be serviced by the PABS servicer directly or by one or more sub- servicers who may be subject to the supervision of the PABS servicer. The PABS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private asset-backed securities, approved by HUD as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

     Such securities will (1) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PABS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts, provided that any PABS issuer must either (1) have outstanding securities held by non-affiliates in excess of $75 million and file periodic reports with the Securities and Exchange Commission or (2) be a government-sponsored entity or enterprise with market float in excess of $75 million and which makes available to the public information comparable to that required in periodic reports with the Securities and Exchange Commission. If the related prospectus supplement so specifies, the PABS issuer may be one of our affiliates. The obligations of the PABS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PABS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private asset-backed securities issued under the PABS Agreement. Additionally, although the mortgage loans underlying the private asset-backed securities may be guaranteed by an agency or instrumentality of the United States, the private asset-backed securities themselves will not be so guaranteed.

     Payments of principal and interest will be made on the private asset-backed securities on the dates specified in the related prospectus supplement. The private asset-backed securities may be entitled to receive nominal or no principal payments or nominal or no interest payments. The PABS trustee or the PABS servicer will make principal and interest payments on the private asset-backed securities. The PABS issuer or the PABS servicer may have the right to repurchase assets underlying the private asset-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans

     The mortgage loans underlying the private asset-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the assets.

     Credit Support Relating to Private Asset-Backed Securities

     Credit support in the form of subordination of other private asset-backed certificates issued under a PABS Agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private asset-backed securities or with respect to the private asset-backed securities themselves.

     Additional Information

     The prospectus supplement for a series for which the trust includes private asset-backed securities will specify:

•	the aggregate approximate principal amount and type of the private asset-backed securities to be included in the trust;

•	certain characteristics of the mortgage loans which comprise the underlying assets for the private asset-backed securities including, to the extent available;

•	the payment features of such mortgage loans;

•	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity;

•	the servicing fee or range of servicing fees with respect to the underlying mortgage loans;

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	delinquency status as of the cut-off date with respect to the underlying mortgage loans;

•	the pass-through or certificate rate of the private asset-backed securities or the method of determining such rate;

•	the PABS issuer, the PABS servicer (if other than the PABS issuer) and the PABS trustee for such private asset-backed securities;

•	certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage- backed securities or to such private asset-backed securities themselves; and

•	the terms on which the underlying mortgage loans for such private asset-backed securities, or such private asset-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private asset-backed securities.

Asset Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the assets, which may include:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the assets as of the applicable cut-off date;

•	the type of property securing the assets;

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the assets;

•	the earliest and latest origination date and maturity date of the assets;

•	the range of the loan-to-value ratios at origination of the assets;

•	the rates or range of rates and the weighted average rate borne by the assets;

•	the state or states in which most of the mortgaged properties or other secured properties are located;

•	information with respect to the prepayment provisions, if any, of the assets;

•	with respect to assets with adjustable rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum rate or monthly payment variation at the time of any adjustment thereof and over the life of such assets with adjustable rates; and

•	information regarding the payment characteristics of the assets, including without limitation balloon payment and other amortization provisions.

     If specific information respecting the assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission within 15 days after such initial issuance.

     The related prospectus supplement may specify whether the assets include closed-end loans or certain balances thereof.

Payment Provisions of the Assets

     Unless otherwise specified in the related prospectus supplement, all of the assets (other than collateral securities) will:

•	have individual principal balances at origination of not less than $25,000;

•	have original terms to maturity of not more than 40 years; and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement.

Each asset may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed rate or a different adjustable rate, or from a fixed to an adjustable rate, from time to time pursuant to an election or as otherwise specified on the related note, in each case as described in the related prospectus supplement. Each asset may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each asset may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.

Substitution of Assets

     The depositor or the seller may, within three months of the settlement date or as otherwise specified in the related prospectus supplement, deliver to the trustee other assets in substitution for any one or more assets initially included in your trust. In general, substitute assets must, on the date of substitution,

•	be of the same type as the replaced asset,

•	have an unpaid principal balance not greater than the unpaid principal balance of the replaced asset,

•	have an applicable interest rate not less than, and not more than two percentage points in excess of, the applicable interest rate of the replaced asset,

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced asset, and

•	comply with each representation and warranty relating to the assets and, if the seller is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the assets to the depositor.

     In addition, only like-kind collateral may be substituted. If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the substitution date not greater than the loan-to-value ratio of the replaced mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the replaced mortgage loan,

•	have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the replaced mortgage loan,

•	provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the replaced mortgage loan and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the replaced mortgage loan,

•	have a gross margin not less than the gross margin of the replaced mortgage loan,

•	have a periodic rate cap equal to the periodic rate cap on the replaced mortgage loan,

•	have a next interest adjustment date that is the same as the next interest adjustment date for the replaced mortgage loan or occurs not more than two months prior to the next interest adjustment date for the replaced mortgage loan, and

•	not be a mortgage loan convertible from an adjustable rate to a fixed rate unless the replaced mortgage loan is so convertible.

     In the event that more than one mortgage loan is substituted for a replaced mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Pooling and Servicing Agreement or Indenture.

Pre-Funding Account

     If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional assets, the Pre-Funded Amount may be invested in one or more eligible investments. Any eligible investment must mature no later than the business day prior to the next Payment Date.

     During any Pre-Funding Period, the depositor will be obligated, subject only to availability, to transfer to your trust additional assets from time to time during the Pre-Funding Period. Additional assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the assets included in your trust on the settlement date, but exceptions may expressly be stated in the prospectus supplement.

     Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon the following:

•	the Pre-Funding Period will not exceed a period specified in the related prospectus supplement, which for a REMIC will not exceed three months from the settlement date;

•	the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the assets included in the trust on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement;

•	the Pre-Funded Amount will not exceed a specified percentage of the principal amount of the securities issued, which for a REMIC will not exceed 25% of the principal amount of the securities issued; and

•	the Pre-Funded Amount shall be invested in eligible investments.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

     Information regarding additional assets acquired by your trust during the Pre-Funding period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K within 15 days following the end of the Pre-Funding Period.

Accounts

     For each trust, the trustee or the servicers will maintain the accounts described below. The prospectus supplement may describe additional accounts, including various custodial accounts in which assets are held.

          Custodial Account

     Each servicer will deposit into a custodial account (the “Custodial Account”) all payments of principal and interest on the assets for each Due Period and all unscheduled prepayments received during the principal prepayment period, among others. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the servicer shall remit to the master servicer all amounts deposited in the Custodial Account for the related Due Period and Prepayment Period; provided that the servicer may retain any fees owing to such servicer with respect to the related Payment Date.

          Escrow Account

     Each servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Period for any loans for which the obligors escrow their taxes and insurance premiums. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

          Collateral Account

     The trustee will maintain a collateral account (“Collateral Account”) in which any collateral securities shall be held, together with any other assets that are part of the trust. The trustee will deposit all payments received on collateral securities in the Collateral Account.

          Collection Account

     If a master servicer is used with respect to a transaction, the master servicer will maintain a collection account (the “Collection Account”) into which it will deposit amounts received or payments made by it, including any amounts due on the mortgage loans before the closing date, all remittances from the Custodial Account to the master servicer, all advances made by the master servicer, the purchase price of any mortgage loan repurchased by the depositor or the Seller and any amount related to any substituted mortgage loan. The Collection Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each master servicer remittance date, the master servicer remit all amounts deposited in the Collection Account for the related Due Period to the trustee for deposit into the Payment Account; provided that the master servicer may retain any fees owing to the master servicer with respect to the related Payment Date.

          Payment Account

     The trustee or its designee will maintain a payment account (the “Payment Account”) into which it will deposit all amounts received from the servicers or the master servicer on any Servicer Remittance Date and any payments received in respect of any financial asset. The Payment Account will be an eligible account as required by the rating agencies. On the related Payment Date, the trustee or its designees will make payments of amounts in the Payment Account as set forth in the prospectus supplement.

Cash Flow Agreements

     If so provided in the related prospectus supplement, the trust may include one or more of the following agreements: interest rate exchange agreements, purchase/sale agreements with respect to the assets, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the borrower under any such cash flow agreement.

CREDIT ENHANCEMENT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust may be provided to one or more classes of securities in the related series. Credit support may be in the form of the subordination of one or more classes of securities, cross-support, overcollateralization, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related prospectus supplement for a series of securities, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of securities (each, a “covered series”), holders of securities evidencing interests in any of such covered series will be subject to the risk that such credit enhancement will be exhausted by the claims of other covered series prior to such covered series receiving any of its intended share of such coverage.

Subordinate Securities

     If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive payments of principal and interest from the Payment Account on any Payment Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

     lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that payments be made on senior securities evidencing interests in one group of assets prior to payments on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

     If stated in the related prospectus supplement, interest collections on the assets included in a trust may exceed interest payments on the securities issued by such trust for the related Payment Date. To the extent such excess interest is applied as principal prepayments on the related securities, the effect will be to reduce the principal balance of such securities relative to the outstanding balance of the related assets, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the related prospectus supplement.

Letter of Credit

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or more letters of credit issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

Credit Support With Respect to Collateral Securities

     If so provided in the prospectus supplement for a series of securities, the collateral securities in the related trust and/or the mortgage loans underlying such collateral securities may be covered by one or more of the types of credit enhancement described herein. The related prospectus supplement will specify as to each such form of credit enhancement the information indicated above with respect thereto, to the extent such information is material and available.

Reserve Fund or Accounts

     The depositor may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make payments of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the Pooling and Servicing Agreement or Indenture and described in the accompanying prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute assets of your trust. The depositor may have certain rights on a Payment Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of the depositor, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Financial Guarantee Insurance Policy

     If specified in the accompanying prospectus supplement, your series of securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers. Financial guarantee insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of the financial guarantee insurance policy for your securities, if any, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K within 15 days of issuance of your securities.

Primary Mortgage Insurance

     Each primary mortgage insurance (“PMI”) policy covering mortgage loans in your trust will be issued by a mortgage insurer under its master policy. the depositor and the trustee, as assignee of the lender under each mortgage loan, generally will be the insureds or assignees of record, as their interests may appear, under each PMI policy. The servicer will cause a PMI policy to be maintained in full force and effect on each mortgage loan requiring this insurance and to act on behalf of the insured concerning all actions required to be taken by the insured under each PMI policy.

     The amount of a claim for benefits under a PMI policy will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest and reimbursement of some expenses, less

•	all rents or other payments collected or received by the insured—other than the proceeds of hazard insurance—that are derived from or are in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

•	amounts expended but not approved by the mortgage insurer,

•	claim payments previously made by the mortgage insurer, and

•	unpaid premiums.

     As conditions precedent to the filing of or payment of a claim under a PMI policy, the insured will generally be required to, in the event of default by the borrower

•	advance or discharge all hazard insurance premiums and, as necessary and approved in advance by the mortgage insurer,

•	real estate property taxes,

•	all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property, and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in the event of any physical loss or damages to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted, and

•	tender to the mortgage insurer good and merchantable title to and possession of the mortgaged property.

     The PMI policy may impose limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage loan. As a result, legal expenses in excess of this reimbursement limitation may be charged as a loss on your securities.

     Other provisions and conditions of each PMI policy generally will provide that:

•	no change may be made in the terms of the mortgage loan without the consent of the mortgage insurer;

•	written notice must be given to the mortgage insurer within ten days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two scheduled payments due under the mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property have been commenced, and then the insured must report monthly to the mortgage insurer the status of any affected mortgage loan until the mortgage loan is brought current, such proceedings are terminated or a claim is filed;

•	the mortgage insurer will have the right to purchase the mortgage loan at any time subsequent to the ten days’ notice described in the immediately preceding bullet point and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan plus accrued and unpaid interest and reimbursable amounts expended by the insured for the real estate taxes and hazard insurance on the mortgaged property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

•	the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price specified in the third bullet point at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid this amount unless the mortgage insurer specifies a lower or higher amount;

•	the insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the mortgage insurer, provided that the ability of the insured to assign specified rights to the mortgage insurer are not impaired or the specified rights of the mortgage insurer are not adversely affected;

•	the insured agrees that the mortgage insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter;

•	under some policies, the mortgage insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts—including error or omission—by some persons, or claims involving or arising out of the negligence of persons if this negligence is material either to the acceptance of the risk or to the hazard assumed by the mortgage insurer; and

•	the insured must comply with other notice provisions in the policy.

     As noted below, a seller and the servicer of mortgage loans must represent and warrant that each mortgage insurance policy is the valid and binding obligation of the mortgage insurer and that each mortgage insurance application was complete and accurate in all material respects when made. See “Origination and Sale of Assets—Representations and Warranties; Repurchases” in this prospectus.

     Generally, the mortgage insurer will be required to pay to the insured either the insured percentage of the loss or, at its option under some of the PMI policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred, or an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

Pool Insurance

     If any mortgage loan is not covered by a full coverage insurance policy or other credit enhancement, the depositor may obtain a pool insurance policy to cover loss by reason of default by the borrowers of the mortgage loans included in your trust to the extent not covered by a PMI policy. The servicer must maintain the pool insurance policies, if any, for your series and to present claims to the insurer on behalf of the depositor, the trustee and you.

     The amount of the pool insurance policy, if any, is specified in the accompanying prospectus supplement. A pool insurance policy will not be a blanket policy against loss, because claims may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions.

     The pool insurance policy generally will provide that before the payment of any claim the insured will be required

•	to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan,

•	to advance, as necessary and approved in advance by the related insurer,

•	real estate property taxes,

•	all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date when coverage under the pool insurance policy with respect to the mortgaged property first became effective, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property, and

•	foreclosure costs including court costs and reasonable attorneys’ fees, and

•	if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition—ordinary wear and tear excepted—as of the issue date of the pool insurance policy.

     It will be a condition precedent to the payment of claims under the pool insurance policy that the insured maintain a PMI policy acceptable to the pool insurer on all mortgage loans that have original loan-to-value ratios in excess of 80%. If these conditions are satisfied, the pool insurer will pay to the insured the amount of the loss, which will equal

•	the amount of the unpaid principal balance of the mortgage loan immediately prior to the approved sale of the mortgaged property,

•	the amount of the accumulated unpaid interest on the mortgage loan to the date of claim settlement at the contractual rate of interest, and

•	reimbursable amounts advanced by the insured described above, less payments such as the proceeds of any prior approved sale and any primary insurance policies.

     The pool insurance policy imposes limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage loan. As a result, legal expenses in excess of the reimbursement limitation may be charged as a loss against your securities. An approved sale is

•	a sale of the mortgaged property acquired by the insured because of a default by the borrower, to which the pool insurer has given prior approval,

•	a foreclosure or trustee’s sale of the mortgaged property at a price exceeding the minimum amount specified by the pool insurer,

•	the acquisition of the mortgaged property under the PMI policy by the mortgage insurer, or

•	the acquisition of the mortgaged property by the pool insurer.

     If the pool insurer elects to take title to the mortgaged property, the insured must, as a condition precedent to the payment of a loss, provide the pool insurer with good and merchantable title to the mortgaged property. If any property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it determines and the servicer agrees that the restoration will increase the proceeds to your trust on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The pool insurance policies will generally not insure—and many primary insurance policies may not insure—against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower or the originator,

•	failure to construct mortgaged property in accordance with plans and specifications, and

•	a claim regarding a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or later, was not approved by the insurer.

     A failure of coverage attributable to one of the foregoing events might result in a breach of the seller’s or servicer’s representations and warranties. This occurrence might give rise to an obligation on the part of the seller or servicer to purchase the defaulted mortgage loan if the breach cannot be cured. In addition, if a terminated servicer has failed to comply with its obligation to purchase a mortgage loan upon which coverage under a pool insurance policy has been denied on the grounds of fraud, dishonesty or misrepresentation, the servicer may be obligated to purchase the mortgage loan. See “Origination and Sale of Assets—General” and “Servicing of the Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Assets” in this prospectus.

     The original amount of coverage under any pool insurance policy assigned to your trust will be reduced over the life of your securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged property. The amount of claims paid includes some expenses incurred by the servicer of the defaulted mortgage loan, as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.

     The net amounts realized by the pool insurer will depend primarily on the market value of the mortgaged property securing the defaulted mortgage loan. The market value of the mortgaged property will be determined by a variety of economic, geographic, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original loan was made.

     If aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses may affect adversely payments to you. In addition, unless the servicer determines that an advance on a delinquent mortgage loan is recoverable from the proceeds of the liquidation of the same mortgage loan or otherwise, the servicer must not make the advance because the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other source. See “Servicing of the Assets—Advances” in this prospectus.

     The original amount of coverage under the pool insurance policy assigned to your trust also may be reduced or canceled to the extent each rating agency confirms that the reduction or cancellation will not result in the lowering of the rating of your securities.

     A pool insurance policy may insure against losses on the mortgage loans assigned to trusts for other series of securities or that secure other asset-backed securities issued by the depositor or one of its affiliates. However, the extension of coverage—and corresponding assignment of the pool insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading, withdrawal or qualification of the credit rating of your securities.

Hazard Insurance Policies

          Standard Hazard Insurance Policies

     The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the accompanying prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy—less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer—will be deposited to the Custodial Account, the Collection Account or the Payment Account.

     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, the servicer will cause flood insurance to be maintained for such properties.

     The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage—generally 80% to 90%—of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value—the replacement cost less physical depreciation—of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

     Any losses incurred with respect to mortgage loans due to uninsured risks—including earthquakes, mudflows and floods—or insufficient hazard insurance proceeds may reduce the value of the assets included in your trust to the extent these losses are not covered by the special hazard insurance policy and could affect payments to you.

          Special Hazard Insurance Policy

     A special hazard insurance policy may be obtained with respect to the mortgage loans included in your trust. A special hazard insurance policy generally will protect you from

•	loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your trust caused by certain hazards—including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows—not covered by the standard hazard insurance policies, and

•	loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

     Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.

     The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

•	the cost of repair of the mortgaged property, or

•	upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest), and certain other expenses.

     No claim may be validly presented under a special hazard insurance policy unless

•	hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.

     If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

     The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims. See “Servicing of the Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Assets” in this prospectus.

     Partially or entirely in lieu of a special hazard insurance policy, the depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other asset-backed securities obligations issued by the depositor or one of its affiliates. However, the extension of coverage—and the corresponding assignment of the special hazard insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading, withdrawal or qualification of the credit rating of any outstanding securities of your series. The depositor may also elect to insure against special hazard losses by the delivery of additional assets to your trust rather than through a special hazard insurance policy or special hazard fund.

Borrower Bankruptcy Insurance on the Assets

     In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the secured property of the borrower at an amount less than the then-outstanding principal balance of the asset secured by the secured property. The amount of the secured debt could be reduced to this value, and the holder of the asset would become an unsecured creditor to the extent the outstanding principal balance of asset exceeds the value so assigned to the secured property by the bankruptcy court. In addition, other modifications of the terms of an asset can result from a bankruptcy proceeding. See “Certain Legal Aspects of the Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

     Losses resulting from a bankruptcy proceeding affecting assets may be covered by borrower bankruptcy insurance or any other instrument that will not result in a downgrading, withdrawal or qualification of the credit rating of your securities by any rating agency. The amount and term of any borrower bankruptcy insurance, which will be specified in the accompanying prospectus supplement, must be acceptable to each rating agency rating your securities. Subject to the terms of the borrower bankruptcy insurance, the issuer may have the right to purchase any asset if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the asset plus accrued and unpaid interest. In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, the depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your securities in an initial amount acceptable to each rating agency. This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance. The borrower bankruptcy fund or account may or may not constitute a part of your trust. The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a downgrade, withdrawal or qualification of the credit rating of any securities in your series. The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on assets assigned to trusts for other series of securities or that secure other asset-backed securities issued by the depositor or one of its affiliates. However, the extension of coverage—and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund—to any other series or securities may not result in the downgrading, withdrawal or qualification of the credit rating of any securities of your series. The depositor may elect to deposit or cause to be deposited additional assets to your trust in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.

Investment of Funds

     Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by the depositor, in certain investments approved by the rating agencies rating your series. Eligible investments may include any dollar denominated investment that is one or more of the following (and may include investments for which the trustee, the master servicer or any of their respective affiliates, provides services or receives compensation):

•	cash;

•	obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States;

•	demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state subject to supervision and examination by federal and/or state banking authorities, provided that the long-term unsecured debt obligations and/or commercial paper of the depository institution or trust company—or provided that the long-term unsecured debt obligations and/or commercial paper of the parent company of the depository institution or trust company—are then rated in the security rating category required to support the then-highest rating assigned to any class of securities in your series;

•	certain unleveraged repurchase obligations with an institution with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series;

•	registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series;

•	commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series;

•	guaranteed reinvestment agreements issued by any bank, insurance company, corporation or other entity with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series; or

•	interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the rating agencies.

     Unless otherwise specified in the related prospectus supplement, eligible investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from Standard & Poor’s which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

     Eligible investments will include only obligations or securities that mature on or before the date when the Payment Account, reserve fund and other funds or accounts for your series are required or may be anticipated to be required to be applied. Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from eligible investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

Fidelity Bonds and Errors and Omissions Insurance

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement or Transfer and Servicing Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Pooling and Servicing Agreement or Transfer and Servicing Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as certain criteria set forth in the Pooling and Servicing Agreement or Transfer and Servicing Agreement are met.

Delivery of Additional Assets

     Rather than providing pool insurance, special hazard insurance, borrower bankruptcy insurance or other insurance, the depositor may assign to your trust non-recourse guaranties of the timely payment of principal and interest on assets included in your trust secured by other assets satisfactory to each rating agency rating your series. The depositor may also assign or undertake to deliver such other assets to your trust by other means. Other assets may consist of additional mortgage loans, additional collateral securities, letters of credit or other eligible investments.

ORIGINATION AND SALE OF ASSETS

General

     Other than in respect of collateral securities, the depositor has purchased the assets, directly or indirectly, from various lenders that have originated the assets. The sellers may include affiliates of the depositor. The assets that the depositor acquires will have been originated in accordance with the underwriting criteria specified under “— Origination of the Assets and Underwriting Standards” below or such other underwriting criteria as are specified in the related prospectus supplement.

     A seller or an affiliate may act as a servicer of assets included in your trust or an unrelated party may act as servicer.

Origination of the Assets and Underwriting Standards

          Underwriting Standards for Mortgage Loans

     The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loan will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the mortgage loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the mortgage loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

     The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

     Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

     Single Family and Multifamily Mortgage Loans

     Except as provided below or in the related prospectus supplement, the mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with Freddie Mac and Fannie Mae regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for cooperative loans follows a procedure that generally complies with applicable Fannie Mae regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a mortgage loan generally will review a detailed credit application by the prospective borrower designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective borrower’s credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective borrower’s employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective borrower will continue such employment in the future. If the prospective borrower is self-employed, he or she is required to submit copies of signed tax returns. The prospective borrower may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the originator or depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

     An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets Fannie Mae requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser’s judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

•	a statistical valuation;

•	a broker’s price opinion; or

•	a drive-by appraisal or other certification of value.

     Based on the data provided, certain verifications and the appraisal, a determination is made by the originator as to whether the prospective borrower has sufficient monthly income available to meet the prospective borrower’s monthly obligations on the proposed loan and other expenses related to the residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each originator’s lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower’s gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. Lenders’ underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

     Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger monthly payments in subsequent years. In some instances the borrower’s income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

     To the extent specified in the related prospectus supplement, the depositor may purchase mortgage loans for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a “limited documentation” program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers’ credit history and income profile is undertaken by the originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or cooperative dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     Other examples of underwriting standards that may be less stringent than traditional underwriting standards include standards applied to investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories. Loans with high loan-to-value ratios and no primary mortgage insurance are underwritten with an emphasis on the creditworthiness of the related borrower and with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

     The loan-to-value ratio of a mortgage loan will be equal to:

•	the original principal amount of the mortgage loan divided by the lesser of the “appraised value” or the sales price for the mortgaged property; or

•	such other ratio as described in the related prospectus supplement.

     The underwriting standards for mortgage loans secured by multifamily properties will be described in the related prospectus supplement.

     Mixed Use Mortgage Loans

     The underwriting procedures and standards for Mixed Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

     The majority of originators of Mixed Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management’s past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

     If stated in the related prospectus supplement, the adequacy of a Mixed Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

     No assurance can be given that values of any Mixed Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Mixed Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any Mixed Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the forms of credit enhancement described in this prospectus, they will be borne by the securityholders of the series. Even where credit enhancement covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening Weighted Average Life and affecting yield to maturity.

          Underwriting Standards for Manufactured Housing Contracts

     Conventional manufactured housing contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

     With respect to a contract made in connection with the related borrower’s purchase of a manufactured home, the “appraised value” is the amount determined by a professional appraiser or determined based on the manufacturer’s retail invoice price. The loan-to-value ratio of a contract will be equal to:

•	the original principal amount of the contract divided by the lesser of the “appraised value” or the sales price for the manufactured home; or

•	such other ratio as described in the related prospectus supplement.

Qualifications of Unaffiliated Sellers

     Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations and Warranties; Repurchases

     Each seller that sells assets directly or indirectly to the depositor will make or assign its rights in representations and warranties in respect of the assets sold by that seller. In addition, the servicer—which may be a seller—will make representations and warranties concerning the assets serviced by the servicer.

     These representations and warranties generally will include, among other things:

•	with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney’s certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

•	that the seller had good and marketable title to each asset sold by it;

•	to the best of the seller’s knowledge, the mortgaged property or other secured property is free from damage and in good repair;

•	with respect to each mortgaged property or other secured property, that each mortgage or security interest constituted a valid first lien, or, if applicable, a more junior lien, on such property, subject only to permissible title insurance exceptions;

•	that there were no delinquent tax or assessment liens against the secured property;

•	that each asset has been originated in material compliance with all applicable laws, rules and regulations;

•	that no asset is more than 89 days delinquent as of the cut-off date;

•	that each insurance policy is the valid and binding obligation of the insurer; and

•	that the borrower holds good and marketable title to the mortgaged property or other secured property.

     With respect to a cooperative loan, the seller will represent and warrant that:

•	the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the cooperative loan, subject to the right of the related cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related cooperative for unpaid assessments representing the borrower’s pro rata share of the cooperative’s payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

•	the related cooperative apartment was free from damage and was in good repair.

     The representations and warranties of a seller in respect of an asset generally will have been made as of the date on which that seller sold the asset to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in that asset. Since the representations and warranties of a seller do not address events that may occur following the sale of an asset by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of an asset by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected asset. However, the depositor will not include any asset in the trust fund if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the related asset as of the related cut-off date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the assets.

     In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the assets to the trustee for the benefit of the securityholders. Alternatively, the depositor will make similar representations and warranties regarding the assets to the trustee for the benefit of the securityholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of an asset that materially and adversely affects the interests of the securityholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the asset at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the assets in the related asset pool, to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the servicer in respect of that asset. The servicer or master servicer will be required to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of that asset. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain assets, this repurchase obligation constitutes the sole remedy available to the securityholders of the related series for a breach of representation or warranty by a seller or the depositor.

     If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to an asset within two years of the date of the initial issuance of the securities, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that asset from the trust fund, rather than repurchase the asset as provided above, and substitute in its place a substitute asset. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for any breach of representation.

     No assurance can be given that sellers will carry out their respective repurchase obligations with respect to assets. Neither the depositor nor any other person will be obligated to repurchase assets if the seller fails to do so.

SERVICING OF THE ASSETS

General

     One or more servicers will provide customary servicing functions with respect to the assets other than the collateral securities pursuant to the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or separate servicing agreements, as set forth in the related prospectus supplement which will be assigned to the trustee. For certain series a master servicer may oversee the performance of the servicers. Upon the default of any servicer for any such series, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the assets previously serviced by the now defaulted servicer. For purposes of the following discussion, the master servicer is deemed to be a servicer. The servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the assets they service.

     Each servicer generally will be approved by Fannie Mae or Freddie Mac. In addition, the servicer likely will be evaluated by the master servicer, who will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Once a servicer has been evaluated, the master servicer, if any, will continue to monitor on a regular basis the financial position and servicing performance of the servicer.

     The duties to be performed by the servicers include collection and remittance of principal and interest payments on the assets, administration of escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the assets. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each asset serviced by it. With the consent of the trustee or master servicer, some servicing obligations of a servicer may be delegated to another person approved by the trustee or the master servicer.

     A master servicer may administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the assets included in your trust to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

Remittance of Payments on Assets

     Each servicer will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer will deposit on a daily basis payments of principal and interest received with respect to assets serviced by it. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer, and proceeds of any assets withdrawn from your trust for defects in documentation, breach of representations or warranties or otherwise.

     To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw such excess funds from this account and remit these amounts to the Custodial Account, the Collection Account, or to the trustee for deposit in either the Payment Account or a custodial account for your series. The amount on deposit in any Custodial Account, the Collection Account or the Payment Account will be invested in eligible investments.

     On each Servicer Remittance Date, which will be identified in the accompanying prospectus supplement, each servicer will be required to remit to the Custodial Account amounts representing scheduled installments of principal and interest on the assets received or advanced by the servicer that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property or other secured property, including funds paid by the servicer for any assets withdrawn from your trust received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer. To the extent that a borrower prepays an asset in full or an asset is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer and/or the related servicer may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer, as applicable (any such payment shall constitute a “compensating interest payment”). On or before the Payment Date, the trustee, the servicer or the master servicer will withdraw from the Custodial Account and remit to the Payment Account those amounts allocable to the available distribution for the Payment Date. In addition, there will be deposited in the Payment Account for your series advances of principal and interest made by the servicer or the master servicer and any insurance, guarantee or liquidation proceeds—including amounts paid in connection with the withdrawal of defective assets from your trust—to the extent these amounts were not deposited in the custodial account or received and applied by the servicer or the master servicer.

     On each Determination Date, the servicer will furnish to the trustee a statement setting forth required information concerning the assets included in your trust.

Advances

     Unless otherwise specified in the related prospectus supplement, each servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same asset,

•	delinquent payments of principal and interest on the assets,

•	delinquent payments of taxes, insurance premiums, and other escrowed items, and

•	foreclosure costs, including reasonable attorneys’ fees.

The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required payments on your securities, provided that the advancing party deems the amounts to be recoverable. Alternatively, the depositor may obtain an endorsement to a pool insurance policy that obligates the insurer to advance delinquent payments of principal and interest. The insurer would only be obligated under an endorsement to the extent the borrower fails to make a payment and the servicer fails to make a required advance. The servicer may agree to reimburse the insurer for any sums the insurer pays under an endorsement.

     The advance obligation of the servicer, master servicer, trustee or the insurer may be further limited to an amount specified by the rating agencies rating your securities. Any advances by the servicers, the trustee or the insurer, as the case may be, must be deposited into the Custodial Account, the Collection Account or the Payment Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced by the servicers or the trustee, as the case may be, will be reimbursable out of future payments on the assets, insurance proceeds and liquidation proceeds of the assets for which these amounts were advanced. If an advance made by a servicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the Pooling and Servicing Agreement, a servicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Custodial Account, the Collection Account or the Payment Account (including collections in respect of other assets) prior to the distribution of payments to you.

     Any advances made by a servicer, master servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled payments of principal and interest on your securities. However, none of the servicer, the master servicer or the trustee will insure or guarantee your securities or the assets included in your trust.

Withdrawals from the Payment Account

     A trustee may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make withdrawals from the Payment Account for each trust for any of the following purposes:

(i)	to make payments to the securityholders on each Payment Date;

(ii)	to reimburse a servicer for unreimbursed amounts advanced as described under “Servicing of the Assets — Advances,” such reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest (net of related servicing fees and retained interest) and principal of the particular assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such assets, to the extent not previously withdrawn by the servicer from the Custodial Account;

(iii)	to reimburse a servicer and master servicer for unpaid servicing fees and master servicing fees, respectively, earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such assets and properties, to the extent not previously withdrawn by the servicer from the Custodial Account;

(iv)	to reimburse the trustee, a servicer or master servicer, as the case may be, for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the servicer’s or master servicer’s, as applicable, good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related servicing agreement in the case of the servicer or the Pooling and Servicing Agreement or the Transfer and Servicing Agreement in the case of the master servicer and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise payable on one or more classes of subordinate securities, if any, remain outstanding, and otherwise any outstanding class of securities, of the related series, to the extent not previously withdrawn by the servicer from the Custodial Account;

(v)	to reimburse a servicer, master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(vi)	if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(vii)	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(viii)	to pay the person entitled thereto any amounts deposited in the Payment Account that were identified and applied by the servicer as recoveries of retained interest;

(ix)	to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property or secured personal property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(x)	if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences — REMIC Certificates” in this prospectus;

(xi)	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted asset or a property acquired in respect thereof in connection with the liquidation of such asset or property;

(xii)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement for the benefit of securityholders;

(xiii)	to pay for the costs of recording the related servicing agreement if such recordation materially and beneficially affects the interests of securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warranting party to remedy any breach of representation or warranty under the servicing agreement;

(xiv)	to pay the person entitled thereto any amounts deposited in the Payment Account in error, including amounts received on any asset after its removal from the trust whether by reason of purchase or substitution;

(xv)	to make any other withdrawals permitted by the related Pooling and Servicing Agreement; and

(xvi)	to clear and terminate the Payment Account at the termination of the trust.

Collection and Other Servicing Procedures

     Each servicer, directly or through other servicers, if any, must make reasonable efforts to collect all payments called for under the assets in your trust and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the assets and held for its own account, unless otherwise provided in the prospectus supplement, provided such procedures are consistent with:

•	the terms of the related Pooling and Servicing Agreement and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related trust described under “Credit Enhancement” in this prospectus;

•	applicable law; and

•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     The note or security instrument used in originating a conventional mortgage loan may contain a “due-on-sale” clause. The servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability under the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.

     Each servicer will, to the extent permitted by law and required by the related loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties or secured personal properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists.

Subservicers

     A servicer may delegate its servicing obligations in respect of the assets to subservicers, but such servicer will remain obligated under the related servicing agreement. Each subservicing agreement between a servicer and a subservicer must be consistent with the terms of the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement and must provide that, if for any reason the servicer for the related series of securities is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer’s rights and obligations under such agreement.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain assets. Each servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling and Servicing Agreement or other servicing agreement. See “Certain Terms of the Pooling and Servicing Agreement and the Indenture — Retained Interest; Servicing Compensation and Payment of Expenses” in this prospectus.

Maintenance of Insurance Policies; Insurance Claims and Other Realization upon Defaulted Assets

     The servicer will maintain a standard hazard insurance policy on each mortgaged property or secured personal property in full force and effect as long as the coverage is required and will pay the premium on a timely basis. It is expected that the servicer will maintain a PMI policy for each single-family mortgage loan with a loan-to-value ratio in excess of 80% included in your trust unless insurance is waived by the trustee or is otherwise not required.

     The servicer may be required to maintain any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy in full force and effect throughout the term of your trust, subject to payment of premiums by the trustee. The servicer will be required to notify the trustee to pay from amounts in your trust the premiums for any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy for your series on a timely basis. Premiums may be payable on a monthly basis in advance, or on any other payment schedule acceptable to the insurer. In the event that the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the trustee may obtain from another insurer a comparable replacement policy with a total coverage equal to the then existing coverage (or a lesser amount if the master servicer or the trustee, as the case may be, confirms in writing with the rating agencies that the lesser amount will not impair the rating on your securities) of the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy. However, if the cost of a replacement policy or bond is greater than the cost of the policy or bond that has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.

     The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to this borrower’s cooperative dwelling or this cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

     The servicer, master servicer or trustee will present claims to the insurer under any insurance policy applicable to the assets and to take reasonable steps as are necessary to permit recovery under the insurance policies.

     If any property securing a defaulted asset is damaged and the proceeds, if any, from the standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged property or other secured property to the condition to permit recovery under the mortgage insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that these expenses will be recoverable to it through liquidation proceeds or insurance proceeds.

     Each servicer will make representations concerning each asset that it services, including, among other things, that the related title insurance, standard hazard insurance, flood insurance and mortgage insurance policies are legal and valid obligations of the respective insurers and that the applications submitted for this insurance, as well as the application for the inclusion of an asset under a pool insurance policy, are accurate and complete in all material respects. If any of these representations proves to be incorrect and the servicer fails to cure it, the servicer will be obligated to purchase the affected asset at a price equal to its unpaid principal balance, plus accrued and uncollected interest on that unpaid principal balance to the date on which the purchase is made. For instance, if it is determined that coverage under a mortgage insurance policy is not available on a defaulted mortgage loan because of fraud or misrepresentation in the application, a servicer will be obligated to purchase the defaulted mortgage loan. Upon termination for cause of a servicer by the master servicer, the master servicer will assume the servicing obligations of a terminated servicer, or the master servicer, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

     The obligation of the master servicer to assume other unfulfilled past obligations of a terminated servicer may be limited to the extent this limitation does not result in a downgrading, withdrawal or qualification of the credit rating of any securities of your series. As and to the extent required by the rating agencies, some of the obligations of the master servicer will be secured by cash, letters of credit, insurance policies or other instruments in an amount acceptable to the rating agencies.

     If recovery under a mortgage insurance policy or from additional assets is not available and the servicer is not obligated to purchase a defaulted mortgage loan, the servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted mortgage loan. In this regard, the servicer will sell the mortgaged property pursuant to foreclosure, trustee’s sale or, in the event a deficiency judgment is available against the borrower or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceedings are less than the unpaid principal balance or asset value of the defaulted mortgage loan, there will be a reduction in the value of the assets of your trust such that you may not receive payments of principal and interest on your securities in full.

Evidence as to Servicing Compliance

     Each servicer will provide or require any subservicer to provide the trustee or its designee with a copy of their financial statements for the year and a statement from the firm of independent public accountants to the effect that, in preparing these statements, it reviewed the results of the servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers or such other audit or attestation program used by the master servicer or the trustee. In addition, each servicer or any third party servicers will be required to deliver an officer’s certificate to the effect that it has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

Collateral Securities

     Collateral securities included in your trust will be registered in the name of the trustee. All payments on collateral securities will be made directly to the trustee, who will deposit these payments as they are received into a trust account for the benefit of securityholders.

     If the trustee does not receive any required distribution on a collateral security, following a cure period the trustee will request the issuer or guarantor of the collateral security to make the missing payment promptly. If the issuer or guarantor of the collateral security does not comply, the trustee may take legal action, if it is deemed appropriate under the circumstances. Reasonable legal fees and expenses incurred by these actions will be reimbursable out of the proceeds of the action prior to any proceeds being paid to you. If the result of a legal action of this nature is insufficient to reimburse the trustee for legal fees and expenses, the trustee may withdraw an amount equal to unreimbursed legal fees and expenses from the trust account, which may result in a loss to securityholders.

CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT,
THE TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE

The Agreements

     The following discussion describes the material provisions of the Pooling and Servicing Agreement (with respect to a series of certificates) and the Transfer and Servicing Agreement (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference in this prospectus as part of these discussions.

Master Servicer

     The Pooling and Servicing Agreement or the Transfer and Servicing Agreement may designate a person to act as master servicer with respect to each series of securities. In respect of transactions in which notes are issued, such parties may be designated in separate agreements. The entity serving as master servicer may be an affiliate of the depositor or the trustee and may have normal business relationships with the depositor or the depositor’s affiliates.

     In the event that a servicer is terminated or resigns, the master servicer is responsible to perform or cause to be performed the servicing obligations of the former servicer until a successor servicer is appointed.

     The master servicer will be required to supervise and administer the performance of one or more servicers. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the assets or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer’s obligations to act as a servicer following the termination of a servicing agreement will not, however, require the master servicer to purchase assets from the trust due to a breach by the servicer of a representation or warranty under its servicing agreement, purchase from the trust any converted asset or advance payments of principal and interest on a delinquent asset or servicing advances in respect of the assets in excess of the master servicer’s independent advance obligation under the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

     The master servicer for a series may resign from its obligations and duties under the Pooling and Servicing Agreement, servicing agreement or other governing document with respect to such series if the trustee or the master servicer determines that the master servicer’s duties under the Agreement(s) are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties. If specified in the prospectus supplement for a series, the depositor may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

     The trustee, master servicer, or a designee shall act as trust administrator and therefore will be responsible under the applicable agreement for providing general administrative services to a trust including, among other things:

•	oversight of payments received on assets;

•	monitoring the amounts on deposit in various trust accounts;

•	calculation of the amounts payable to securityholders on each payment date;

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters;

•	preparation of federal, state and local, if applicable, tax and information returns; and

•	preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended.

Retained Interest; Servicing Compensation and Payment of Expenses

     The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust property, and, if so, the initial owner thereof. If so, the retained interest will be established on an asset-by-asset basis and will be specified on an exhibit to the related Pooling and Servicing Agreement or Transfer and Servicing Agreement. A “retained interest” in a trust property represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust.

     Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust property, such amounts will decrease in accordance with the amortization of the trust property. The prospectus supplement with respect to a series of securities evidencing interests in a trust that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

     The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust property, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with payments and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust.

     If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any assets in the related trust during the Prepayment Period prior to their due dates therein.

The Trustee

     The trustee under each Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture will be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The trustee must be an institution insured by the FDIC, have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of the depositor or the servicer, the depositor or a master servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

     The trustee may resign at any time by giving written notice to the depositor, the master servicer and the servicer within 90 days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the Pooling and Servicing Agreement or Indenture. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, or the trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, or the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the trustee, remove the trustee without cause and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The owner trustee under an Owner Trust Agreement will be named in the related prospectus supplement.

     The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture, Pooling and Servicing Agreement or Transfer and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least a majority (or such other percentage as defined in the prospectus supplement) of the voting rights of a series; provided, that if an amendment will adversely affect in any material respect the interest of securityholders of one or more classes, such amendment may not be effected without the consent of at least 66% of the securityholders of each affected class of securities. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes’ outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment, however, may

•	reduce in any manner or delay the timing of payments on the assets or payments to the securityholders, or

•	reduce the percentage of securityholders required to authorize an amendment to the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture,

unless each holder of a security affected by such amendment consents. The Agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake,

•	correcting any defective provision or supplementing any inconsistent provisions,

•	adding to the duties of the depositor, servicer or master servicer,

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the trust as a REMIC under the Code, if applicable, or

•	adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the trust that are not covered by the related agreement and which shall not be inconsistent with the current provisions of the agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

     Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause any rating agency to downgrade, withdraw or qualify the then current rating assigned to such securities.

     However, with respect to any series of certificates as to which one or more REMIC elections are to be made, the trustee will not consent to any amendment of a Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the imposition of any tax on any REMIC or the certificate holders, or cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

Master Servicer Events of Default

     Unless otherwise provided in the related prospectus supplement, master servicer events of default under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the obligations of the master servicer in respect of a series will include, among other things,

•	any default in the performance or breach of any covenant, agreement, representation or warranty of the master servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the master servicer by the trustee or by the holders of securities entitled to at least 25% of the aggregate voting rights,

•	any failure by the master servicer to make any payment required to be made to the trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement including any advances with respect to delinquent assets in a trust or servicing advances in respect of any asset,

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, if any, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations,

•	a dissolution of the master servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the master servicer under the Pooling and Servicing Agreement or Transfer and Servicing

Agreement, assignment of rights of the master servicer thereunder or an assignment or a delegation of the rights or duties of the master servicer thereunder shall have occurred in any manner not otherwise permitted thereunder and without the prior written consent of the trustee and securityholders entitled to at least 25% of the voting rights, and

•	after receipt of notice from the trustee, any failure of the master servicer to make any advances required to be made thereunder.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 45 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Master Servicer Event of Default

     So long as an event of default with respect to the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the master servicer’s obligations, as applicable, remains unremedied, the depositor or the trustee may, and at the direction of the holders of a series entitled to at least a majority of the voting rights, as specified in the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the master servicer’s obligations, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, Indenture or other document governing the master servicer’s obligations, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $25,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade, withdrawal or qualification of the then-current rating of the securities of the related series. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable Agreement.

     Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

     No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless

•	such holder previously has given to the trustee written notice of default and the continuance thereof,

•	the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity, and

•	no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority of the outstanding principal balance of such class.

Reports to Securityholders

     The trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a servicer with respect to compliance with the provisions of an Agreement, as applicable, will be furnished to securityholders upon written request addressed to FBR Securitization, Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: President.

     The monthly statement generally will set forth, among other things, the following information, if applicable:

•	the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the servicer or the master servicer;

•	the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or the master servicer;

•	in the case of a series of securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;

•	the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that payment date;

•	the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the payment date after giving effect to payments of principal distributed to securityholders on the payment date;

•	the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise;

•	the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent; and

•	the remaining balance, if any, in the Pre-Funding Account.

Termination

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the assets in the trust and the related secured properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last asset remaining in the trust or the disposition of all secured properties acquired in respect thereof.

     In no event, however, will the trust created by any agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or Indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

     In addition, in the case of a trust fund for which one or more REMIC elections have been made, an early termination will constitute a “qualified liquidation” under Section 860F of the Code. See “Material Federal Income Tax Consequences — REMIC Certificates — Liquidation of the REMIC” in this prospectus.

Certain Terms of the Indenture

     With respect to any series of notes, the trustee, the issuing trust and the master servicer will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the notes. The following summary supplements the general discussion above regarding certain provisions of the Indenture.

     Indenture Events of Default. Unless otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

•	a default for 30 days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series;

•	failure to perform any other covenant of the depositor or the trust in the Indenture which continues for a period of 30 days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

•	any other event of default provided with respect to notes of that series.

     If an indenture event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of such series.

     If, following an indenture event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the assets securing the notes of such series and to continue to apply payments on such assets as if there had been no declaration of acceleration if such assets continue to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the assets securing the notes of a series following an indenture event of default, other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

•	the holders of 66-2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series consent to such sale; or

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale; or

•	the trustee determines that such assets would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series.

     In the event that the trustee liquidates the assets in connection with an indenture event of default involving a default for 30 days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an indenture event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of such an indenture event of default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an indenture event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Discharge of the Indenture

     The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related issuer will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CERTAIN LEGAL ASPECTS OF THE ASSETS

General

     The following discussion contains summaries of the material legal aspects of the assets that are general in nature. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, these summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the assets is situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the assets. In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

     The mortgage loans, other than cooperative loans, will be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest in Real Property

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the depositor or the seller will make certain representations and warranties with respect to any assets that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings often are not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages also may be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust generally is accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “Credit Enhancement — Primary Mortgage Insurance,” “ — Pool Insurance” and “ — Hazard Insurance Policies” in this prospectus.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Rights of Reinstatement and Redemption

     In many states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     If one or more REMIC elections are made with respect to your trust, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the trust acquired the property. The Pooling and Servicing Agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Cooperative Loans

     The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-

stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Realizing Upon Cooperative Loan Security

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also typically provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Manufactured Housing Installment Sales Contracts

General

     A manufactured housing contract evidences both:

•	the obligation of the borrower to repay the loan evidenced thereby; and

•	the grant of a security interest in the manufactured home to secure repayment of the loan.

     Certain aspects of both features of the manufactured housing contracts are described below.

Security Interests in Manufactured Homes

     The law governing perfection of a security interest in a manufactured home varies from state to state. In many states (“Title States”), a lien on a manufactured home may be perfected under applicable motor vehicle titling statutes by notation of the secured party’s lien on the related certificate of title or by delivery of required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states (“UCC States”), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the securityholders. In addition, the servicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. See “The Trusts — Assignment of Assets” in this prospectus.

     In some states, simple assignment of a security interest in a manufactured home constitutes an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to the seller’s rights as the secured party as to the manufactured home. In other states, however, the law is unclear whether a security interest in a manufactured home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee’s interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and securityholders. If successful, losses to the related trust fund and securityholders also could result.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located. These filings must be made in the real estate records office of the jurisdiction in which the home is located. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee’s interest may be subordinated to the interests of others that may claim an interest in the manufactured home under applicable real estate laws. The trustee’s security interest in a manufactured home would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home, in either case without notice to the trustee’s adverse interest in the home. In such a case, the only recourse of the related securityholders would be against the seller of the manufactured housing contract under its repurchase obligation for breach of representations or warranties.

     In the event that an owner-occupied manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after this four-month period. Generally, a security interest in a manufactured home may be re-perfected after the expiration of this four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected. If a manufactured home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in the state within the four-month period after the move in order for the trustee’s security interest in the manufactured home to remain perfected continuously. If a manufactured home is moved to a Title State, re-perfection of a security interest in the home generally would be accomplished by registering the manufactured home with the Title State’s motor vehicle authority.

     In some Title States, the trustee, or the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title before the manufactured home can be re-registered or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes. If the motor vehicle authority of a Title State to which a manufactured home is relocated or in which a manufactured home is located when it is transferred registers the manufactured home in the name of the owner thereof or the owner’s transferee without noting the trustee’s lien on the related certificate of title, whether because the state did not require the owner to surrender the certificate of title issued prior to re-registration, the state failed to notify the trustee of re-registration and failed to note the trustee’s lien on the new certificate of title issued upon re-registration or the manufactured home was moved from a state that is not a Title State, re-registration could defeat the perfection of the trustee’s lien in the manufactured home. In addition, re-registration of a manufactured home, whether due to a transfer or relocation, in a state, such as a UCC State, which does not require a certificate of title for registration of a manufactured home, could defeat perfection of the trustee’s lien.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

Land Home and Land-in-Lieu Contracts

     To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, in addition to the lien on the related manufactured home, depending upon the prevailing practice in the state in which the underlying property is located. See “Certain Legal Aspects of the Assets — Mortgage Loans” in this prospectus for a description of mortgages, deeds of trust and foreclosure procedures.

Enforcement of Security Interests in Manufactured Homes

     The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     For a discussion of deficiency judgments, see “Certain Legal Aspects of the Assets — Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Consumer Protection Laws with respect to Assets

     Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.

     Under federal and state predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans and manufactured housing contracts. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan or manufactured housing contract being determined to be unenforceable. An affected mortgage loan or manufactured housing contract would have a significantly increased risk of default or prepayment.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles generally are designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

     Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

     In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

     In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•	are entitled to have interest rates reduced and capped at 6% per annum on obligations — including mortgage loans — incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service, and

•	may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

States have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on an asset included in your trust is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on assets included in your trust resulting from application of the Servicemembers Civil Relief Act and similar state laws may be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these assets had this interest shortfall not occurred, unless a different allocation is specified in the related prospectus supplement.

Environmental Considerations

     The federal Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. Each of the sellers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you. However, no representations or warranties are made by the depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property.

     Generally, a servicer is not permitted to foreclose on any mortgaged property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.

“Due-on Sale” Clauses

     The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. Over the years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Garn-St Germain Act are enforceable within limitations identified in the Garn-St Germain Act and its regulations.

     By virtue of the Garn-St Germain Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

•	a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

•	the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed,

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

•	other transfers set forth in the Garn-St Germain Act and its regulations.

As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St Germain Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities — Maturity, Prepayment and Yield Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

     The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states, of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Unless otherwise stated in the related prospectus supplement, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     The assets may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

     Some of the assets may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the assets may preclude secondary financing — by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the secured property or in some other fashion — or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

     Where the borrower encumbers the secured property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Certain Legal Aspects of the Collateral Securities

     Collateral Securities held by your trust will have legal characteristics different from mortgage loans. Collateral Securities will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust. Each financial asset held by your trust will be registered in the name of your trustee, or your trustee will be the beneficial owner of the financial asset, if book-entry. Your interests in the underlying collateral securities may only be exercised through your trustee. The particular entitlements represented by the collateral securities in your trust, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion represents the opinion of Hunton & Williams LLP regarding the material federal income tax consequences of the purchase, ownership, and disposition of the securities. This opinion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain series, this discussion includes a summary of the federal income tax consequences to holders of REMIC securities.

     This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, securityholders whose functional currency is not the United States dollar and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets — generally, property held for investment — within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the IRS will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

     Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your trust, or one or more segregated pools of assets, as one or more REMICs. The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your trust. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to FBRSI, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with all provisions of the related Pooling and Servicing Agreement and certain other documents specified in the opinion, the trust — or one or more segregated pools of assets — will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the trust will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the “Partnership Securities”), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

     Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans...secured by an interest in real property which is...residential real property” for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” with the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

Tax Treatment of REMIC Regular Certificates

     Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).

     Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s “allocable investment expenses” — i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums — and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses — including Section 212 expenses — only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC — either directly or through a pass-through entity — will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will phase out and be eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

Original Issue Discount

     Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate — generally, its principal amount — over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

     The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Material Federal Income Tax Consequences — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither the depositor, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

     The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property — other than debt instruments of the issuer — at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See “Material Federal Income Tax Consequences — REMIC Certificates — Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

     Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

     The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions — determined based on all the facts and circumstances — generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash — or property traded on an established market — to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

     Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

     REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

     The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity — adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

     The yield to maturity of a REMIC regular certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

     In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the depositor will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If the depositor is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the depositor will not be presumed to exercise its option to redeem the certificates because a redemption by the depositor would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, the depositor may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether the depositor will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the depositor will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

     A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Material Federal Income Tax Consequences — REMIC Certificates — Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

     The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Material Federal Income Tax Consequences — REMIC Certificates — Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method. See “Material Federal Income Tax Consequences — REMIC Certificates — Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Material Federal Income Tax Consequences — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

     If the interval between the issue date of a current interest certificate and the first Payment Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

     Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule”, if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (ii) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution

Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

     It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Material Federal Income Tax Consequences — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

Variable Rate Certificates

     A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an “Excess Premium”); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate — i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.

     Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than ..65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

     A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

     An objective rate is a rate — other than a qualified floating rate — that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer — or a related party — or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

     If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

     All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Material Federal Income Tax Consequences — REMIC Certificates — Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

     Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

     The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate — other than an initial fixed rate that is intended to approximate the subsequent variable rate — is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate — or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related Pooling and Servicing Agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans — or other interest bearing assets — held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Material Federal Income Tax Consequences — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

Interest Weighted Certificates and Non-VRDI Certificates

     The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

     The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

Anti-Abuse Rule

     Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

Market Discount

     A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount — or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price — will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount — in addition to any original issue discount remaining with respect to the certificate — as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Material Federal Income Tax Consequences — REMIC Certificates — Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate — or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate — multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). The IRS has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Material Federal Income Tax Consequences — REMIC Certificates — Original Issue Discount” in this prospectus.

     Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC regular certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

     A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Material Federal Income Tax Consequences — REMIC Certificates — Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable — e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by the depositor that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

Amortizable Premium

     A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Consequences of Realized Losses

     Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless—i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in payments attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

     The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses.

However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

Gain or Loss on Disposition

     If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

     A holder of a REMIC regular certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult its tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Tax Treatment of Residual Certificates

     Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other asset-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Material Federal Income Tax Consequences—REMIC Certificates—REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes—i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests—i.e., REMIC regular certificates. As described in “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income—i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles—which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

     A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Material Federal Income Tax Consequences—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.

     The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter—or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of payments made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

     The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Material Federal Income Tax Consequences—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

     The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Treasury regulations concerning the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests require that inducement fees be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income and net loss to its holder. Under two safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same time period that the holder used for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular interests and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interest under the applicable prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of its certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.

     A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” and “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a REIT, the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,—i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

     Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

     Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer.

     Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (i), (ii) and (iii) above, (a) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

     A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization—other than a farmers’ cooperative described in Section 521 of the Code—that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the trustee, (ii) the applicable Pooling and Servicing Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     Third, the Code imposes an annual tax on any pass-through entity—i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381—that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required payments. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

     The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Pooling and Servicing Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

Special Considerations for Certain Types of Investors

     Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificates” in this prospectus.

     Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i)

that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

     Employee Benefit Plans. See “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Tax-Exempt Entities” and “ERISA Considerations” in this prospectus.

     REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of Residual Certificates—Taxation of Residual Certificateholders” in this prospectus.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two

REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

     Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

     Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

     Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

     Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

     Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Material Federal Income Tax Consequences—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates

     A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized—or the fair market value of any property—received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Material Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

     A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Liquidation of the REMIC

     A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a “qualified liquidation” under Section 860F of the Code if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

     Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in

“Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

     Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

     Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Material Federal Income Tax Consequences—REMIC Certificates–Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

     Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

     To the extent that a REMIC derives certain types of income from foreclosure property—generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

     The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

REMIC Qualification

     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition

     In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for REMIC status, substantially all of the assets of the trust must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation if (i) it is principally secured by an interest in real property, including a regular interest in another REMIC, (ii) is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter, and (iii) any increase in the principal amount of the obligation is (a) attributable to an advance made to the obligor pursuant to the original terms of the obligation, (b) occurs after the startup day of the REMIC and (c) is purchase by the REMIC pursuant to a fixed price contract in effect on the startup day. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (i) be used as a single family residence, (ii) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (iii) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The assets of each Series REMIC will be treated as qualified mortgages.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans purusant to a qualifying fixed price contract or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50 percent of the aggregate fair market value of all assets of the REMIC on the startup day. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

Investors’ Interests

     In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified ten-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which payments are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

     If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

     A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages,

(b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in “Material Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates—e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

     The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificates—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.

Consequences of Disqualification

     If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Material Federal Income Tax Consequences—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC—i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC—would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. The depositor generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.

Taxation of Certain Foreign Holders of REMIC Certificates

     REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest” and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”) (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Material Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

     Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under “Material Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax—i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

     Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective for payments made after December 31, 200_, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding

     Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as payments of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

     REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. The depositor, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

Treatment of the Trust for Federal Income Tax Purposes

     With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

     The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the assets, net of certain fees (“IO Securities”),

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the assets (“PO Securities”),

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets (“Ratio Securities”), and

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the assets (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Moreover, where there is a retained interest with respect to the assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

     Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the assets would qualify for such treatment.

     The assets constituting certain Grantor Trusts may include Buy-Down Loans. The characterization of an investment in Buy-Down Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buy-Down Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buy-Down Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buy-Down Loans.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

     The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount—will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

     The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Variable Rate Certificates,” “— Market Discount” and “— Amortizable Premium” in this prospectus.

     For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.

As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

     It is anticipated that most or all of the assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for assets over their adjusted issue prices. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus.

Treatment of Strip Securities

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams LLP believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the assets or that represent an ownership interest in the assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the assets also falls within this category. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity—or, in the case of a stripped coupon, the amount payable on the due date of such coupon—over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

     In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Material Federal Income Tax Consequences—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the assets to be treated as a separate debt instrument;

•	in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount—i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the assets—to be treated as a separate debt instrument; and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the security’s purchase price to each separate payment on the assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Variable Rate Certificates,” “— Interest Weighted Certificates and Non-VRDI Securities,” “— Anti-Abuse Rule,” “— Market Discount” and “— Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Material Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Material Federal Income Tax Consequences—REMIC Certificates—Market

Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Material Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus.

Purchase of Complementary Classes of Strip Securities

     Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate paid from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

     The holder of a Strip Security will be treated as owning an interest in each of the assets and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Material Federal Income Tax Consequences—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Material Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Material Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

     Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest—including original issue discount—paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate—or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Material Federal Income Tax Consequences—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Material Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration

     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Material Federal Income Tax Consequences—REMIC Certificates—Reporting and Tax Administration” in this prospectus.

Debt Securities and Partnership Trusts

Classification of Debt Securities and Partnership Trusts

     With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that the Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel’s conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans...secured by an interest in real property which is...residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “— Gain or Loss on Disposition.”

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership

     If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

     As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet paid; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the

Partnership Trust may not have sufficient cash to make current cash payments of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Material Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually paid to such holder over the life of the Partnership Trust.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “— Market Discount” and “— Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed paid to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any payments received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

     In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Payments

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money paid with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money paid exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The depositor will be designated as the TMP in the Pooling and Servicing Agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be paid to the Foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding

     Payments made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

     ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

     Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

     A Plan’s investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulation”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant.” This treatment could cause certain transactions concerning the assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

     Under the Plan Asset Regulation, a trust’s assets will not be considered plan assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the Plan Asset Regulation. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether the Issuer believes the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulation will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the “insignificant participation exception”). If the securities may be treated as an equity investment under the Plan Asset Regulation, the prospectus supplement may tell you whether either of the following exceptions to the Plan Asset Regulation will apply.

     However, without regard to whether the securities are treated as an “equity interest” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a “party in interest” or “disqualified person” with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

     The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

•	various underwriter exemptions.

Underwriters’ Exemption

     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions, several of which are set forth below. Amendments to the Underwriters’ Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

     For purposes of this heading “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

     The Exemption also sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

•	the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	if the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•	the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by a Rating Agency;

•	one- to four-family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	the trustee may not be an affiliate of any other member of the Restricted Group, other than any underwriter;

•	the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	the Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

•	for certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

     In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the trust.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

     If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

•	the ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed 25%;

•	all assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one Rating Agency;

•	the transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer;

•	the weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date;

•	in order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (1) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date;

•	the pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs);

•	amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain eligible investments;

•	the prospectus or prospectus supplement must describe: (1) the pre-funding account and/or capitalized interest account used in connection with the pre-funding account; (2) the duration of the pre-funding period; (3) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (3) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal; and

•	the related agreement must describe the eligible investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

     The Exemption also permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

•	the Cap Agreement is denominated in U.S. dollars;

•	the trust fund pays or receives, on or immediately prior to the respective payment or payment date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

•	payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference;

•	the Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

•	the Cap Agreement is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency; and

•	the notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

     The Exemption covers notes as well as certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

     In the event that the Exemption is not applicable to the notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

     The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

     A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. None of the depositor, the trustee, the servicer or any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

     Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

     Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Certain Required Representations

     Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to the depositor (and upon which the depositor, the trustee, the TMP, and their respective counsel are authorized to rely) that the ownership of a security of such class

•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code, and

•	either

•	will not cause any of the assets in the trust — or in the case of a REMIC, the REMIC’s assets — to be regarded as plan assets for purposes of the Plan Asset Regulation, or

•	will not give rise to any fiduciary duty under ERISA on the part of the depositor, the trustee, the servicer or the TMP in addition to any obligation undertaken in the agreement.

     A Benefit Plan Opinion will not be required with respect to the purchase of book-entry securities. Any purchaser of a book-entry security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

     This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT CONSIDERATIONS

     The accompanying prospectus supplement describes whether the securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk.

Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

     The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

     The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

PLAN OF DISTRIBUTION

     The depositor may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The accompanying prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

     Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the accompanying prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of these securities.

     This Prospectus may be used, to the extent required, by any underwriter in connection with offers and sales related to market making transactions.

     The place and time of delivery for your securities is set forth in the accompanying prospectus supplement.

     The depositor or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.

     Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by the depositor and deposited by the depositor to be part of the estate of a new trust. In addition, other securities issued by affiliates of the depositor or persons unaffiliated with the depositor may be acquired by the depositor and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

     It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization (a “Rating Agency”).

     Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

ADDITIONAL INFORMATION

     The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. Reports and other information filed by the depositor with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding the depositor may be viewed. The internet address of the Securities and Exchange Commission’s site is http://www.sec.gov.

     This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits the depositor has filed with the Securities and Exchange Commission. Copies of the information and the exhibits are on file at the offices of the Securities and Exchange Commission may be obtained, upon payment of the fee prescribed by the Securities and Exchange Commission, or may be examined without charge at the offices of the Securities and Exchange Commission. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to the depositor, Attention: President.

Financial Information

     A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Hunton & Williams LLP.

INDEX OF TERMS

1996 Lender Liability Act	114
30% Test	154
Accretion Class	24
Accrual Period	3
Accrual Securities	26
Aggregation Rule	124
Agreement	23
All OID Election	124
AMT	122
Applicable Amount	122
Asset Qualification Test	150
Asset Value Percentage	29
assets	47
Bankruptcy Code	112
Benefit Plan Opinion	181
book-entry securities	30
Buy-Down Fund	49
Buy-Down Loans	49
Cap	129
Cap Agreement	178
Cede	31
CERCLA	113
certificates	1
Class	23
Code	5
Collateral Account	60
collateral securities	47
Collection Account	60
compensating interest payment	84
Complementary Securities	162
Contingent Payment Obligations	132
Contingent Payment Regulations	132
Converted Mortgage Loan	49
covered series	62
CPR	41
Crime Control Act	118
Current Recognition Election	133
Custodial Account	60
Debt Securities	121
Deemed Principal Payments	123
definitive securities	30
depositor	22
Determination Date	2
Disqualified Organization	142
DOL	172

I 1

DTC	30
Due Period	3
due-on-sale	115
eligible counterparty	179
ERISA	6
Euroclear Operator	32
excess inclusion income	140
Excess Premium	129
Excluded Plan	176
Exemption	174
Fannie Mae	53
FBRSI	22
FHA	48
First Distribution Period	127
Floor	129
foreign person	153
foreign person certification	153
Freddie Mac	53
Garn-St Germain Act	115
Ginnie Mae	53
Global Securities	35
Governor	129
GPM Fund	50
GPM Loans	50
Grantor Trust	156
Grantor Trust Securities	121
Home Equity Loans	51
HUD	53
Indenture	23
insignificant participation exception	173
Interest Only Class	24
Interest Weighted Certificate	128
Inverse Floater Certificates	131
IO Class	24
IO Securities	156
IRS	38
ISDA	178
L/C Bank	63
Mark-to-Market Regulations	144
MERS System	44
Mixed Use Properties	50
Model Law	183
mortgage related securities	182
Multiple Rate VRDI Certificate	130
NCUA	118
Net Series Rate	162

I 2

Non-VRDI Certificate	132
notes	1
OID Regulations	123
Ordinary Ratio Security	161
OTS	118
Owner Trust Agreement	23
PABS Agreement	53
PABS servicer	53
PABS trustee	53
PAC Classes	24
Parity Price	42
Partnership Securities	121
Partnership Trust	164
Pass-Through Rate	25
Pass-Through Securities	157
Pass-Through Securityholder	158
Payment Account	60
Payment Date	2
Plan Asset Regulation	172
Plans	172
PMI	64
PO Class	24
PO Securities	156
Pooling and Servicing Agreement	23
portfolio interest	153
Pre-Funded Amount	58
Pre-Funding Account	58
Pre-Funding Limit	177
Pre-Funding Period	58
Pre-Issuance Accrued Interest	127
Pre-Issuance Accrued Interest Rule	127
Prepayment Interest Shortfall	28
Prepayment Period	3
Pricing Prepayment Assumptions	123
Principal Only Class	24
Principal Prepayments	27
PTCE	174
publicly offered exception	173
Qualified Reserve Fund	150
Qualifying REIT Interest	145
Rate Bubble Certificate	127
Rating Agency	184
Ratio Securities	157
Realized Loss	28
Record Date	2
REITs	120

I 3

Relief Act Reduction	29
REMIC	24
REMIC regular certificates	24
REMIC Regulations	120
Residual Certificates	24
Restricted Group	176
retained interest	93
RICO	118
RICs	121
securities	1
Series REMIC	121
Servicer Remittance Date	2
Single Family Properties	50
Single Rate VRDI Certificate	130
SMMEA	6
SPA	41
Strip Class	24
Strip Securities	157
Stripping Regulations	160
Subsequent Assets	177
Superpremium Certificates	128
Tax Administrator	122
Taxable Mortgage Pools	153
Teaser Certificates	124
TIN	39
Title States	108
Title VIII	118
TMP	156
Transfer and Servicing Agreement	23
Treasury	120
True Discount	125
Trustee	23
UBTI	137
UCC	45
UCC States	108
VA	48
Variable Rate Certificate	128
VRDI	128
WAM	124
Weighted Average Certificates	131
Weighted Average Life	41

I 4

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$546,600,000

(Approximate)

First NLC Trust 2005-2
Mortgage-Backed Certificates, Series 2005-2

FBR Securitization, Inc.

Depositor

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Friedman Billings Ramsey

Merrill Lynch & Co.

June 27, 2005